MORTGAGE PASS-THROUGH CERTIFICATES

FREE WRITING PROSPECTUS dated August 2, 2006 (to Prospectus dated July 26, 2006)

$984,107,000

[insert People’s Choice Logo]

People’s Financial Realty Mortgage Securities Trust, Series 2006-1

Issuing Entity

People’s Choice Home Loan Securities Corp.

Depositor

People’s Choice Financial Corporation Sponsor

Wells Fargo Bank, National Association

Master Servicer and Securities Administrator

Mortgage Pass-Through Certificates, Series 2006-1

IMPORTANT NOTICE REGARDING THE CONDITIONS

FOR THIS OFFERING OF MORTGAGE PASS-THROUGH CERTIFICATES

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-666-2388, extension 9519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes similar information contained in any prior free writing prospectus relating to these securities.

This free writing prospectus does not constitute an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The depositor is not obligated to issue such securities or any similar security and our obligation to deliver such security is subject to the terms and conditions of our underwriting agreement with the depositor and the availability of such security when, as and if issued by the depositor. You are advised that the terms of the securities, and the characteristics of the mortgage loans backing them, may change (due, among other things, to the possibility that mortgage loans comprising the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes or securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in this free writing prospectus. Our obligation to sell securities to you is conditioned on the mortgage loans and securities having the characteristics described in this free writing prospectus. If for any reason we do not deliver such securities, we will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities that you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this free writing prospectus is attached relating to:

(a)	these materials not constituting an offer (or a solicitation of an offer),

(b)	no representation that these materials are accurate or complete and may not be updated, or

(c)	these materials possibly being confidential

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

$984,107,000

[insert People’s Choice Logo]

People’s Financial Realty Mortgage Securities Trust, Series 2006-1

Issuing Entity

People’s Choice Home Loan Securities Corp.

Depositor

People’s Choice Financial Corporation Sponsor

Wells Fargo Bank, National Association

Master Servicer and Securities Administrator

Mortgage Pass-Through Certificates, Series 2006-1

Investment in these certificates involves risks. You should carefully consider the risk factors beginning on page S-15 in this free writing prospectus.

These certificates will be issued by the Issuing Entity and will be backed solely by the assets of the Issuing Entity. Neither these certificates nor the assets of the Issuing Entity will be obligations of the Underwriters, People’s Choice Home Loan Securities Corp., People’s Choice Home Loan, Inc. or any affiliate of any of the foregoing. These certificates will represent obligations solely of the Issuing Entity. These certificates will not be insured or guaranteed by any governmental agency or any other entity.

The Trust

The trust will consist primarily of a pool of one- to four-family, hybrid adjustable- and fixed-rate, fully amortizing, dual-amortizing or balloon, first- and second-lien, conforming and nonconforming subprime residential mortgage loans that are separated into two loan groups. The trust will issue 22 classes of certificates, 17 of which are offered under this free writing prospectus.

The principal and interest on the certificates will be distributable monthly, commencing on August 25, 2006.

Credit Enhancement

The offered certificates will have credit enhancement in the form of

•	excess interest;

•	overcollateralization; and

•	subordination provided to the Class A Certificates by the Class M Certificates and by the Class B Certificates, to the Class M Certificates by each class of Class M Certificates with a lower distribution priority and by subordination of the Class B Certificates with respect to realized losses, and to the Class B1 Certificates by subordination of the Class B2 Certificates with respect to realized losses.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the sponsor from the offering will be approximately [        ]% of the aggregate certificate principal balance of the offered certificates, before deducting expenses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this free writing prospectus or the prospectus. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.	Credit Suisse	UBS Investment Bank

Important notice about information presented in this free writing prospectus and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

•	this free writing prospectus, which describes the specific terms of this series of certificates.

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates that has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity that has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances that do not require the publication by the depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the depositor; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Free Writing Prospectus

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a very broad overview of the offered certificates and does not contain all the information that you should consider in making your investment decision. To understand the terms of the offered certificates, carefully read this entire free writing prospectus and the accompanying prospectus. A glossary is included at the end of this free writing prospectus. Capitalized terms used but not defined in such glossary have the meanings assigned to them in the glossary at the end of the prospectus.

The Transaction Parties

Sponsor. People’s Choice Financial Corporation, a Maryland corporation, with its principal offices located at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341 - 2000.

Depositor. People’s Choice Home Loan Securities Corp., a Delaware corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000. The depositor is a wholly owned subsidiary of the sponsor.

Seller. People’s Choice Home Loan, Inc., a Wyoming corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000.

Issuing Entity. People’s Financial Realty Mortgage Securities Trust, Series 2006-1, a New York common law trust.

Securities Administrator and Master Servicer. Wells Fargo Bank, National Association, a national banking association. The corporate trust office of the securities administrator is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479, and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: PFRMS 2006-1, and its telephone number is (410) 884-2000.

Trustee. HSBC Bank USA, National Association, a national banking association. The corporate trust office of the trustee is located at 452 Fifth Avenue, New York, New York, 10018, Attention: Corporate Trust & Loan Agency—PFRMS 2006-1, and its telephone number is (212) 525-1367.

Supplemental Interest Trust Trustee. Wells Fargo Bank, National Association, a national banking association. The corporate trust office of the trustee is located a 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: Corporate Trust—PFRMS 2006-1, and its telephone number is 410-884-2000.

Servicer. EMC Mortgage Corporation. The principal executive office of the servicer is located at 2780 Lake Vista Drive, Lewisville, Texas, 75067, and its telephone number is (214) 626-3800.

Subservicer. People’s Choice Home Loan, Inc., a Wyoming corporation, with its principal offices at 7515 Irvine Center Drive, Irvine, California, 92618, and a telephone number of (949) 341-2000.

Swap Provider. The Bank of New York, a New York banking organization, will provide an interest rate swap for this transaction. The office of the swap provider is located at 32 Old Slip—15th Floor, New York, New York, 10286, and its telephone number is (212) 804-2137. See “Description of the Offered Certificates—The Swap Agreement” in this free writing prospectus.

Cap Provider. The Bank of New York will also provide an interest rate cap for this transaction. The office of the cap provider is located at 32 Old Slip—15th Floor, New York, New York, 10286, and its telephone number is (212) 804-2137. See “Description of the Offered Certificates—The Interest Rate Cap Agreement” in this free writing prospectus.

Custodian. Wells Fargo Bank, National Association, will serve as custodian for the mortgage loans. The principal office of the custodian is located at 9062 Old Annapolis Road, Columbia, Maryland, 21045, Attention: Corporate Trust—PFRMS 2006-1, and its telephone number is 410-884-2000

Cut-off Date

The cut-off date will be July 1, 2006, except with respect to any mortgage loan originated after such date, in which case the cut-off date for such mortgage loan will be its date of origination.

Closing Date

The closing date will be on or about August 9, 2006.

Determination Date

The fifteenth day of each month in which a distribution date occurs. If such day not a business day, then the immediately preceding business day.

Distribution Date

The 25th day of each month, beginning in August 2006. If such day is not a business day, then the next business day.

Assumed Final Distribution Date

The assumed final distribution date for distributions on the offered certificates is the distribution date in September 2036.

Record Date

With respect to any offered certificates and any distribution date, the close of business on the business day immediately preceding such distribution date.

The transfers of the mortgage loans from the sponsor to the seller to the depositor to the issuing entity, in exchange for the certificates, are illustrated below:

Offered Certificates

Class	Certificate Rate(1)	Approximate Initial Certificate Principal Balance	Initial Rating (Moody’s/ S&P/Fitch)	Designation	Interest Rate (until Optional Termination Date)(1)(3)	Interest Rate (after Optional Termination Date)(1)(4)	Assumed Final Distribution Date(5)	CUSIP Number
Class A Certificates:
1A1	Adjustable Rate	$216,855,000	Aaa/AAA/AAA	Senior	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AA 2
1A2	Adjustable Rate	$127,370,000	Aaa/AAA/AAA	Senior	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AB 0
1A3	Adjustable Rate	$64,440,000	Aaa/AAA/AAA	Senior	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AC 8
1A4	Adjustable Rate	$41,204,000	Aaa/AAA/AAA	Senior	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AD 6
2A1	Adjustable Rate	$169,561,000	Aaa/AAA/AAA	Senior	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103 AR 5
2A2	Adjustable Rate	$169,561,000	Aaa/AAA/AAA	Senior	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AS 3

Total Class A Certificates:		$788,991,000

Class M Certificates:
M1	Adjustable Rate	$36,616,000	Aa1/AA+AA+	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AE 4
M2	Adjustable Rate	$33,606,000	Aa2/AA/AA	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AF 1
M3	Adjustable Rate	$20,063,000	Aa3/AA-/AA-	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AG 9
M4	Adjustable Rate	$18,057,000	A1/A+/A+	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AH 7
M5	Adjustable Rate	$16,552,000	A2/A/A	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AJ 3
M6	Adjustable Rate	$15,549,000	A3/A-/A-	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AK 0
M7	Adjustable Rate	$14,546,000	Baa1/BBB+/BBB+	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AL 8
M8	Adjustable Rate	$12,540,000	Baa2/BBB/BBB	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AM 6

Class	Certificate Rate(1)	Approximate Initial Certificate Principal Balance	Initial Rating (Moody’s/ S&P/Fitch)	Designation	Interest Rate (until Optional Termination Date)(2)	Interest Rate (after Optional Termination Date)(3)	Assumed Final Distribution Date(4)	CUSIP Number
M9	Adjustable Rate	$6,521,000	Baa3/BBB/BBB	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AN 4
M10	Adjustable Rate	$12,038,000	Ba1/BBB-/BBB-	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AP 9

Total Class M Certificates:		$186,088,000

Class B Certificates:
B1	Adjustable Rate	$9,028,000	NR/BBB-/BBB-	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036	71103X AQ 7

Total Class B1 Certificates:		$9,028,000

Total Offered Certificates:		$984,107,000

Non-offered Certificates

Class	Certificate Rate(1)	Approximate Initial Certificate Principal Balance(2)	Initial Rating (S&P/Fitch)	Designation	Interest Rate (until Optional Termination Date)(1)(3)	Interest Rate (after Optional Termination Date)(1)(4)	Final Scheduled Distribution Date(5)
B2	Adjustable Rate	$19,060,000	BB+/BB+	Subordinate	LIBOR + [ ]	LIBOR + [ ]	September 25, 2036
C	Variable	N/A	NR	Excess Cashflow
P		$100	NR	Prepayment Charges
R	N/A	N/A	NR	Residual Interest
RX	N/A	N/A	NR	Residual Interest

(1)	As described in this free writing prospectus, the certificate rates on each class of the offered certificates will be equal to the least of:

•	one-month LIBOR plus the related certificate margin,

•	the applicable net WAC cap, and

•	the applicable net maximum mortgage rate.

(2)	Plus or minus 5.00%.

(3)	Reflects LIBOR plus the interest rate margin up to and including the earliest possible Distribution Date on which the option may be exercised to purchase the mortgage loans as described in this free writing prospectus.
(4)	Reflects LIBOR plus the interest rate margin after the option to purchase the mortgage loans is not exercised at the earliest possible Distribution Date as described in this free writing prospectus.
(5)	The final scheduled Distribution Date for the Offered Certificates is based upon the first Distribution Date following the month of the last scheduled payment of the latest maturing 30-year mortgage loan.

The Issuing Entity

People’s Financial Realty Mortgage Securities Trust, Series 2006-1, the issuing entity, also referred to hereinafter as the trust, will be a common law trust formed pursuant to a pooling and servicing agreement among the issuing entity, the sponsor, the seller, the trustee, the servicer, the master servicer and the securities administrator. Pursuant to the pooling and servicing agreement, the depositor will deposit into the trust the mortgage loans described below and the trust will issue the offered certificates. Distributions of interest and principal on the offered certificates will be made from distributions received from the assets of the trust as described in this free writing prospectus.

See “Description of the Certificates” in this free writing prospectus.

The Mortgage Loans

The Certificates will evidence ownership interests in, among other things, trust assets consisting of a mortgage pool with an aggregate principal balance of approximately $1,003,167,728 as of the cut-off date. The mortgage loans will be divided into two mortgage loan groups, loan group 1 and loan group 2. The group 2 loans have principal balances and other characteristics that conform to the requirements of Fannie Mae and Freddie Mac. The group 1 loans may or may not have such principal balances or characteristics. All the mortgage loans are subprime mortgage loans.

The interest rate on each adjustable-rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related certificate margin, subject to a maximum and minimum interest rate, as described in this free writing prospectus.

With respect to each loan group, the statistical information included in this free writing prospectus with respect to the mortgage loans in such loan group is based on a pool of 4,456 mortgage loans. The characteristics of the final loan groups will not materially differ from the information provided with respect to the loan groups. Unless otherwise specified, all percentages described with respect to the mortgage loans are calculated based on the aggregate stated principal balance of the mortgage loans as of the cut-off date.

Statistical Characteristics of the Mortgage Loans

The loans in group 1 and group 2 are expected to have the following approximate aggregate characteristics as of the cut-off date. Prior to the issuance of the Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the depositor deems such removal necessary or appropriate.

	Group 1	Group 2		Aggregate
Number of mortgage loans	2,026		2,430		4,456
Number of fixed rate mortgage loans	481		776		1,257
Percentage of fixed rate mortgage loans	11.91%		19.29%		15.08%
Number of adjustable rate mortgage loans	1,545		1,654		3,199
Percentage of adjustable rate mortgage loans	88.09%		80.71%		84.92%
Number of mortgage loans secured by first lien	1,717		1,971		3,688
Percentage of mortgage loans secured by first lien	94.97%		94.36%		94.71%
Number of mortgage loans secured by second lien	309		459		768
Percentage of mortgage loans secured by second lien	5.03%		5.64%		5.29%
Current scheduled principal balance
Aggregate	$571,987,128		$431,180,600		$1,003,167,728
Average	$282,323		$177,440		$225,127
Range	$15,893 to $957,907	$ $	14,000 to 719,615	$ $	14,000 to 957,907

Mortgage rates
Weighted average	8.098%		8.262%		8.169%
Range	6.000% to 13.200%		6.100% to 12.990%		6.000% to 13.200%

Weighted average original term to maturity (months)
Weighted average	355		355		355
Range	180 to 360		180 to 360		180 to 360
Remaining term to maturity (months)
Weighted average	355		355		355
Range	178 to 360		178 to 360		178 to 360
Loan-to-value ratios[1]
Weighted average	81.87%		82.81%		82.27%
Range	20.69% to 100.00%		13.39% to 100.00%		13.39% to 100.00%

[1]	As used in this free writing prospectus, the loan-to-value ratio for any second-lien mortgage loan shall mean the combined loan-to-value ratio.

No more than approximately 0.40% of the mortgage loans (0.70% of the group 1 loans and 0.57% of the group 2 mortgage loans) are secured by mortgaged properties located in any one zip code area.

Loan Group 1

The mortgage loans in loan group 1 will initially consist of one- to four-family, hybrid adjustable- and fixed-rate, fully amortizing, dual-amortizing or balloon mortgage loans secured by first and second liens on residential properties.

Approximately 15.04% of the mortgage loans in loan group 1 are initially interest-only mortgage loans. As a result, no principal payments will be received with respect to these mortgage loans during their interest-only periods, except in the case of prepayments.

Approximately 35.02% of the mortgage loans in loan group 1 amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. As a result, the amount of principal payments with respect to these mortgage loans during the initial ten-year period will be less than it would be if these mortgage loans amortized over their actual terms to maturity, except in the case of prepayments.

Approximately 5.29% of the mortgage loans in loan group 1 include a balloon-payment feature.

Loan Group 2

The mortgage loans in loan group 2 will initially consist of conventional, one- to four-family, adjustable-rate and fixed-rate fully amortizing, dual-amortizing or balloon mortgage loans secured by first and second liens on residential mortgage properties.

Approximately 6.68% of the mortgage loans in loan group 2 are initially interest-only mortgage loans. As a result, no principal payments will be received with respect to these mortgage loans during their interest-only periods, except in the case of prepayments.

Approximately 31.97% of the mortgage loans in loan group 2 amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. As a result, the amount of principal payments with respect to these mortgage loans during the initial ten-year period will be less than it would be if these mortgage loans amortized over their actual terms to maturity, except in the case of prepayments.

Approximately 4.96% of the mortgage loans in loan group 2 include a balloon-payment feature.

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this free writing prospectus.

Servicing of the Mortgage Loans and Securities Administration

EMC Mortgage Corporation will act as servicer with respect to the mortgage loans. The servicer has engaged People’s Choice Home Loan, Inc. as subservicer, which will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates. See “The Servicer and The Subservicer” and “The Pooling and Servicing Agreement” in this free writing prospectus.

The servicer and the subservicer will be paid, in the aggregate, on a monthly basis, an amount equal to the product of 0.50% per annum of the stated principal balance of each mortgage loan as of the beginning of the related due period, referred to as the servicing fee, which fee will be paid prior to distributions to certificateholders.

Wells Fargo Bank, National Association, will act as master servicer and will be required to monitor the performance of the servicer and the subservicer pursuant to the pooling and servicing agreement. Wells Fargo Bank, National Association, acting as the securities administrator, may perform certain functions and services with respect to the trust fund, which are described in this free writing prospectus. See “The Master Servicer and The Securities Administrator” in this free writing prospectus.

As compensation for master servicing and securities administration, the master servicer will be entitled to retain any interest or other income earned on deposits in the distribution account and will pay the trustee its respective fee from its own funds. The compensation payable to the master servicer will be paid prior to any distributions to certificateholders.

Advances

The servicer or the subservicer, on behalf of the servicer, will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans and cash advances to preserve and protect the mortgaged property (such as for taxes and insurance), unless the subservicer reasonably believes that such cash advances cannot be repaid from future payments or other collections on the mortgage loans for which such advances are being made. The master servicer, acting as successor servicer, will advance its own funds to make advances, if the servicer and subservicer fail to do so (unless it deems the advances to be nonrecoverable), as required under the pooling and servicing agreement. These cash advances are intended only to maintain a regular flow of scheduled interest and principal distributions on the certificates or to preserve and protect the mortgaged property and are not intended to guarantee or insure against losses. Neither the servicer nor the subservicer will be obligated to make any advances of balloon payments or advances of principal with respect to any REO property or on any second-lien mortgage loan.

The Offered Certificates

The offered certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing certificate principal balances of $100,000 and integral multiples of $1 in excess thereof.

The Class B2, Class C, Class P, Class R and Class RX Certificates are not offered by this free writing prospectus. The Class B2 Certificates will be privately placed. The Class C Certificates will initially be retained by the sponsor or an affiliate thereof and represent the right to receive payments as described herein. The Class P Certificates represent the right, under certain circumstances as set forth herein, to receive prepayment charges collected on the mortgage loans after the principal balances of the Class B Certificates have been reduced to zero. The Class R and Class RX Certificates, which represent the residual interests in the assets of the issuing entity, will not be entitled to monthly distributions of principal and interest but will be entitled to any residual cash flows after distributions with respect to the other certificates as described in this free writing prospectus.

Interest Distributions

In general, on any distribution date, interest funds with respect to the mortgage loans in each loan group, after the payment of certain fees and expenses, less net swap payments due to the swap provider and swap termination payments due to the swap provider in connection with swap terminations in respect of which the issuing entity is the defaulting party or an affected party under the swap agreement, will be distributed, first, concurrently, to current interest and any interest carryforward amounts, pro rata, to the Class 1A1, the Class 1A2, the Class 1A3 and the Class 1A4 Certificates from group 1 interest and to current interest and any interest carryforward amounts pro rata to the Class 2A1 and the Class 2A2 Certificates from group 2 interest;

second, concurrently, to the Class A Certificates, any accrued certificate interest and interest carryforward amount that remains outstanding;

third, to current interest and any interest carryforward amounts to the Class M1, the Class M2, the Class M3, the Class M4, the Class M5, the Class M6, the Class M7, the Class M8, the Class M9, the Class M10 Certificates, sequentially and in that order; and

fourth, to distribute current interest and any interest carryforward amounts on the Class B1 and the Class B2 Certificates, sequentially and in that order.

See “Description of the Certificates—Priority of Principal Distributions.”

Principal Distributions

Generally, principal funds will be used to distribute principal to the offered certificates, sequentially, first, to the Class A Certificates, in order of numerical priority (in the case of the Class 1A Certificate) or on a pro rata basis (in the case of the Class 2A Certificates), second, to the Class M Certificates, in order of numerical priority, and third, to the Class B Certificates, in order of numerical priority, as further described in this free writing prospectus under “Description of the Certificates—Priority of Principal Distributions,” generally in proportion to the extent of principal received on the related mortgage loans.

The allocation of principal distributions will differ depending on whether the distribution date is prior to the stepdown date, on the stepdown date or after the stepdown date or if the distribution occurs when a trigger event is in effect.

The stepdown date is the earlier to occur of (a) the first distribution date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (i) the distribution date in August 2009 and (ii) the first distribution date on which the senior enhancement percentage is greater than or equal to 42.70%.

Generally, a trigger event exists if

(a) the average 60-day delinquency ratio exceeds 37.47% of the senior enhancement percentage. The 60-delinquency ratio is measured pursuant to the OTS method (including all mortgage loans in foreclosure, mortgage loans subject to bankruptcy proceedings and REO properties); or

(b) the cumulative amount of realized losses incurred on the mortgage loans exceeds the applicable percentage set forth under the defined term “Trigger Event” in the glossary of this free writing prospectus.

Net Monthly Excess Cashflow Distributions

Amounts available after distributing interest and principal as described above will be the net monthly excess cashflow and will be used for various purposes, including attaining and maintaining the required level of overcollateralization, making distributions for reimbursement of losses and covering basis risk shortfalls.

See “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus for additional information.

Prepayment Charges

Prepayment charges collected on the mortgage loans will be distributed, first, as principal to the holders of the Class B2 and Class B1 Certificates, in that order, and, second, to the holders of the Class P Certificates after the certificate principal balance of the Class B Certificates has been reduced to zero.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of excess interest, overcollateralization and the subordination provided to the more senior classes of certificates by the more subordinate classes of certificates as described under “Description of the Certificates—Credit Enhancement” in this free writing prospectus.

The Swap Agreement

Under the interest rate swap agreement, on each swap distribution date, beginning with the swap distribution date in August 2006 and ending with the swap distribution date in June 2011, the supplemental interest trust will be obligated to make fixed payments based on the fixed rate specified in the interest rate swap agreement multiplied by a notional amount, and the swap provider will be obligated to make floating payments to the supplemental interest trust equal to one-month LIBOR multiplied by a notional amount, as set forth under “Description of the Certificates—The Interest Rate Swap Agreement” in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment on any swap distribution date, amounts otherwise available to the supplemental interest trust will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment on any swap distribution date, the swap provider will make a net swap payment to the supplemental interest trust. Any net swap payments payable to the supplemental interest trust will be used to make distributions as described in this free writing prospectus under “Description of the Certificates—Distributions from the Supplemental Interest Trust.” Any net swap payments made to the swap provider will reduce the amount of interest and possibly reduce the amount of principal available for distributions to the certificateholders.

The swap agreement will be initially executed in the name of the seller. The seller will receive an initial payment from the swap provider of approximately $4,652,000. Thereafter, the seller will assign its subsequent rights and obligations under the swap agreement to the depositor, which will further assign such rights and obligations to the supplemental interest trust trustee.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a termination payment to the other party. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related swap distribution date, and on any subsequent swap distribution dates until paid in full, prior to any distributions to certificateholders, except for certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to all distributions to certificateholders.

Except as provided in the previous sentence, amounts payable by the supplemental interest trust will be deducted from available interest and principal funds before distributions to certificateholders.

See “Description of the Certificates — The Swap Agreement” and “—Distributions from the Supplemental Interest Trust” in this free writing prospectus.

The Interest Rate Cap Agreement

The offered certificates will have the benefit of an interest rate cap, beginning with the cap distribution date in August 2007 and ending with the cap distribution date in February 2011. The interest rate cap is referred to as the “interest rate cap agreement.” Pursuant to the interest rate cap agreement, the interest rate cap counterparty will agree to pay to the supplemental interest trust, on the cap distribution dates, a monthly payment in an amount equal to the product of (a) the interest rate cap agreement notional amount for that cap distribution date, as set forth under “Description of the Certificates—The Interest Rate Cap Agreement” in this free writing prospectus, (b) the excess, if any, of (i) one-month LIBOR for such determination date over (ii) the strike rate, and (c) the actual number of days in the related accrual period divided by 360. Any rate cap payment made by the counterparty under the interest rate cap agreement will be used to make distributions as described in this free writing prospectus under “Description of the Certificates—Distributions From The Supplemental Interest Trust”.

See “Description of the Certificates—The Interest Rate Cap Agreement” in this free writing prospectus.

Basis Risk Shortfall Reserve Account

On the closing date, approximately $210,000 will be deposited into the basis risk shortfall reserve account, maintained with the supplemental interest trust trustee. Amounts in such account will be available to reimburse any outstanding basis risk shortfall carryforward amount outstanding on the Class M7, Class M8, Class M9, Class M10 and Class B Certificates, after giving effect to all other distributions on each distribution date. Such reimbursements will be paid sequentially to the Class M Certificates and then to the Class B Certificates, in alphanumeric order. Amounts remaining on deposit after all distributions on any distribution date will be reinvested as directed by the holder of the Class C Certificates in investments maturing prior to the following Distribution Date. On the distribution date on which the aggregate certificate principal balances of the Class B Certificates have been reduced to zero, any amounts remaining on deposit in the basis risk shortfall reserve account will be paid to the holder of the Class C Certificates.

Optional Termination

At its option, on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to 10% or less of the aggregate stated principal balance of the mortgage loans as of the cut-off date, the subservicer may, unless People’s Choice Home Loan Inc. is no longer subservicing the loans, in which case the majority holder of the Class R Certificates may direct the servicer to, purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect the early retirement of the certificates. If the subservicer or the majority holder of the Class R Certificates, as the case may be, does not exercise its option to purchase, or direct the purchase of, the mortgage loans within 90 days of the first possible optional termination date, then the servicer then servicing or subservicing the mortgage loans may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect early retirement of the offered certificates.

In addition, if the subservicer or the majority holder of the Class R Certificates, as the case may be, does not exercise its option to purchase, or direct the purchase of, the mortgage loans, the applicable margin on the offered certificates will increase as of the date such option became available, as provided in this free writing prospectus.

See “Pooling and Servicing Agreement; Servicing Agreement—Optional Termination” and “Glossary—Certificate Margin” in this free writing prospectus.

Required Repurchases or Substitutions of Mortgage Loans

The seller has made or will make certain representations and warranties relating to the mortgage loans. If, with respect to any mortgage loan, any of these representations and warranties is breached in any material respect (as of the date made) or there exists any uncured material document defect, the Seller will be obligated to repurchase, or substitute for (if within two years of the closing date), the subject mortgage loan, as further described in this free writing prospectus under “The Mortgage Pool—General.”

Federal Income Tax Consequences

For federal income tax purposes, certain segregated portions of the trust (exclusive of the interest rate cap agreement, the basis risk shortfall reserve account, the swap agreement, the swap account, the supplemental interest trust and certain other assets as specified in the Pooling and Servicing Agreement) will be treated as one or more “real estate mortgage investment conduits” (each, a “REMIC”). Each of the offered certificates represents an interest in two assets for federal income tax purposes: (a) a “regular interest” in a REMIC, which will be treated as a newly originated debt instrument for most federal income tax purposes and (b) the right to payment of basis risk shortfall carryforward amounts and the obligation to make payments to the supplemental interest trust, which are expected to represent an interest in a notional principal contract for federal income tax purposes.

See “Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

Ratings

When issued, the offered certificates will receive ratings not lower than those set forth on page S-4 of this free writing prospectus. The ratings on the offered certificates address the likelihood that holders of the offered certificates will receive all payments on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans. In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the offered certificates.

See “Ratings” in this free writing prospectus.

Legal Investment Matters

None of the offered certificates will constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment Matters” in this free writing prospectus and in the prospectus.

ERISA Considerations

The offered certificates, exclusive of the right to receive payments from the supplemental interest trust, are expected to be eligible for purchase by or on behalf of an employee benefit plan or arrangement, including an individual retirement account, subject to ERISA, Section 4975 of the Code or any similar federal, state or local law, subject to certain conditions. Prior to the termination of the Supplemental Interest Trust, in addition to the requirements stated above, a Plan must also meet the requirements of an investor-based class exemption to be eligible to purchase the Offered Certificates.

Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates. See “ERISA Considerations” in this free writing prospectus.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount From Their Fair Market Value

There can be no assurance that a secondary market for the offered certificates will develop or, if one does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. There are a limited number of securitizations that include mortgage loans originated by the seller. As a result, the secondary market for the offered certificates may be very limited. In addition, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The underwriters are not obligated to make a market in the offered certificates. The offered certificates will not be listed on any securities exchange.

Increased Use of New Mortgage Loan Products by Borrowers May Result in Decline in Real Estate Values Generally

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the certificates, and your investment in the certificates, may not perform as you anticipate.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

There has been a continued focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, impact closing practices, and require licensing of originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth in Lending Act and Regulation Z promulgated under that Act, requiring certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated under that Act, prohibiting discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, regulating the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

The seller will represent, with respect to each mortgage loan, that such mortgage loan is in compliance with applicable federal, state and local laws and regulations. The seller will also represent that none of the mortgage loans (i) is a “high cost loan,” (ii) is covered by the Home Ownership and Equity Protection Act of 1994, (iii) is in violation of, or classified as “high cost,” “threshold,” “predatory” or “covered” loans under, any other applicable state, federal or local law. In the event of a breach of any of such representations, the seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner and to the extent described in this free writing prospectus. In addition, the seller will make certain representations as required by Fannie Mae and Freddie Mac.

All the Mortgage Loans Were Underwritten in Accordance with Underwriting Standards for Subprime Mortgage Loans, Which May Result in Losses or Shortfalls to Be Incurred on the Offered Certificates

The mortgage loans were underwritten in accordance with underwriting standards for subprime mortgage loans. These standards are “subprime” because of either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors or standard underwriting guidelines for “Alt-A” mortgage loans. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae, Freddie Mac or Alt-A underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae, Freddie Mac or Alt-A underwriting guidelines. These documentation standards may include mortgagors who provide limited documentation in connection with the underwriting of the related mortgage loan, including “stated income” mortgage loans or “limited documentation” mortgage loans, as described in this free writing prospectus. Accordingly, these mortgage loans are likely to experience rates of delinquency, foreclosure, default and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae, Freddie Mac or Alt-A underwriting guidelines.

In addition, the seller’s underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the seller’s first-lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the seller’s loan-to-value ratio determination. Also, none of the mortgage loans is covered by a primary mortgage insurance policy. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the offered certificates.

For a description of the underwriting programs under which the mortgage loans were originated, see “The Mortgage Pool—Underwriting Standards” in this free writing prospectus.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A Certificates, and, to a more limited extent, the holders of the Class M Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your offered certificates as a result of delinquencies or defaults on the mortgage loans.

If substantial losses occur as a result of delinquent payments and defaults on the mortgage loans, you may suffer losses.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. None of the sponsor, the master servicer, the securities administrator, the servicer, the subservicer, the seller, the trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses and any net swap payment payable to the swap provider) may be higher than the amount of interest required to be paid to the offered certificates and Class B2 Certificates. Any remaining interest will then be used first to absorb losses that occur on the mortgage loans, and then to create and maintain overcollateralization. We cannot assure you, however, that enough excess interest will be available to cover losses or to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. Prepayment charges collected from mortgagors will not be available to make distributions on the offered certificates (other than the Class B1) but will be paid, sequentially, to the holders of the Class B2 Certificates and the Class B1 Certificates, in that order, until the certificate principal balance of each such Class is reduced to zero, then such amounts will be paid to the holders of the Class P Certificates.

•	Every time a mortgage loan is liquidated, excess interest will be reduced because the mortgage loan will no longer be outstanding and generating interest.

•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required distributions on the offered certificates.

•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•	Because of the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

The Difference Between the Certificate Rates on the Offered Certificates and the Mortgage Loans May Result in Basis Risk Shortfall with Respect to Such Offered Certificates

The certificate rates with respect to the offered certificates adjust each month and are based upon the value of an index of one-month LIBOR plus the related certificate margin, limited by a net WAC cap and a net maximum mortgage rate. However, the mortgage rates of the mortgage loans are fixed rates or are based upon a different index of six-month LIBOR plus the related gross margin, and adjust semi-annually commencing, in certain cases, after an initial fixed-rate period. One-month LIBOR and six-month LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to initial periodic caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because the mortgage rates on the adjustable-rate mortgage loans adjust semi-annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in six-month LIBOR and the interest rate on the mortgage loan. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which six-month LIBOR is stable or falling or that, even if both one-month LIBOR and six-month LIBOR rise during the same period, one-month LIBOR may rise much more rapidly than six-month LIBOR. To the extent that any certificate rate is limited to the net WAC cap, basis risk shortfalls may occur. Net monthly excess cashflow will be applied on each payment date, after absorbing losses and creating and maintaining overcollateralization, to cover these shortfalls. An interest rate swap agreement and an interest rate cap agreement are included in the supplemental interest trust, payments from which are intended to cover a portion of any differences between the interest rates on the mortgage loans and the certificate rates on the offered certificates to the extent not covered out of net monthly excess cashflow. However, there can be no assurance that these amounts will be sufficient to prevent the occurrence of basis risk shortfalls, particularly because, in a situation where the certificate rate on a class of offered certificates is limited to the net WAC cap, there will be little or no net monthly excess cashflow. See “Description of the Offered Certificates” in this free writing prospectus.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans that Might Cause Losses or Shortfalls to be Incurred on the Offered Certificates

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected by, among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to be Incurred on the Offered Certificates

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures, defaults and losses could be higher than those now generally experienced in the mortgage lending industry. A decline in property values is more likely to result in losses on mortgage loans with high loan-to-value ratios or high principal balances. Any of these losses will be allocated to the offered certificates to the extent not covered by credit enhancement.

The Mortgage Loans Are Concentrated in the States of California, Florida, Illinois and New York, Which May Result in Losses with Respect to these Mortgage Loans

Investors should note that some geographic regions of the United States, from time to time, will experience weaker regional economic conditions and housing markets, and consequently, mortgage loans secured by mortgaged properties in such areas will experience higher rates of loss, delinquency and default than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly or indirectly adversely affected by natural disasters or civil disturbances, such as earthquakes, hurricanes, floods, wildfires, eruptions or riots, or by disruptions such as ongoing power outages. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Based on the aggregate outstanding principal balance of the mortgage loan groups as of the cut-off date, approximately 41.45% and 19.01% of the mortgage loans in loan group 1 and loan group 2, respectively, and 31.81% of the mortgage loans in the aggregate, are secured by mortgaged properties in the state of California. Based on the aggregate outstanding principal balance of the mortgage loan groups as of the cut-off date, approximately 15.14% and 15.64% of the mortgage loans in loan group 1 and loan group 2, respectively, and 15.35% of the mortgage loans in the aggregate, are secured by mortgaged properties in the state of Florida. Based on the aggregate outstanding principal balance of the mortgage loan groups as of the cut-off date, approximately 11.31% of the mortgage loans in loan group 1 and 9.49% of the mortgage loans in the aggregate are secured by mortgaged properties in the state of New York. Based on the aggregate outstanding principal balance of the mortgage loan groups as of the cut-off date, approximately 10.67% of the mortgage loans in loan group 2 and 7.12% of the mortgage loans in the aggregate are secured by mortgaged properties in the state of Illinois. The concentration of the mortgage loans in these four states may present risk considerations in addition to those generally present for similar mortgage-backed securities issued without this concentration. Any risks associated with mortgage-loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks that are not covered by credit enhancement are allocated to the offered certificates.

Some of the Mortgage Loans Have an Initial Interest-only Period or an Initial Slow Amortization Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately 15.04% and 6.68% of the mortgage loans in loan group 1 and loan group 2, respectively, and 11.45% of the mortgage loans in the aggregate, have initial interest-only periods of five years. During this period, the payments made by the related borrower will be less than they would be if the mortgage loan amortized. As a result, no principal distributions will be made to the offered certificates from these mortgage loans during their interest-only period, except in the case of a prepayment, and except to the extent that principal distributions are made out of interest collections included in the net monthly excess cashflow.

Approximately 35.02% and 31.97% of the mortgage loans in loan group 1 and loan group 2, respectively, and 33.71% of the mortgage loans in the aggregate, amortize for their first ten years based on a 40-year term to maturity and, thereafter, based on a 20-year term to maturity. During the initial ten-year period, the payments made by the related borrower will be less than they would be if the mortgage loan amortized over its actual 30-year term.

Approximately 2.92% and 2.73% of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and 2.84% of the mortgage loans in the aggregate, amortize based on either a 50-year or a 40-year term to maturity for 30 years and require a balloon payment at maturity. Approximately 2.37% and 2.22% of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and 2.31% of the mortgage loans in the aggregate, amortize based on a 30-year term to maturity for 15 years and require a balloon payment at maturity. With respect to these mortgage loans, principal amortization will be slower than it would be if such mortgage loans amortized fully over their 30-year terms.

Mortgage loans with an initial interest-only period or slower amortization period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than the performance of mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest-only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, default, loss and prepayment of these mortgage loans.

After the initial five-year interest-only period or ten-year slow amortization period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, defaults and losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing, or not fully amortizing, during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the offered certificates.

Second-Lien Mortgage Loans May Have a Greater Risk of Default and Loss

Approximately 5.03% and 5.64% of the mortgage loans in loan group 1 and loan group 2, respectively, and 5.29% of the mortgage loans in the aggregate, are secured by second liens, rather than first liens on the related mortgaged property. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the servicer or subservicer may write off the entire outstanding balance of the mortgage loan as a bad debt. Any second-lien mortgage loan may be written off as a realized loss by the servicer or the subservicer after 180 days of delinquency.

Each second-lien mortgage loan was originated at the same time as the first-lien mortgage loan, which may also be included in the trust. The weighted average loan-to-value ratio at origination of the first lien on the mortgage loans with second liens included in the trust is approximately 79.98%, 79.92% and 79.97% with respect to the mortgage loans in loan group 1, loan group 2 and the mortgage loans in the aggregate, respectively, and the weighted average combined loan-to-value ratio at origination of these mortgage loans, including the related second lien, is approximately 99.87%, 99.78% and 99.85% with respect to the mortgage loans in loan group 1, loan group 2 and the mortgage loans in the aggregate, respectively. With respect to these mortgage loans, foreclosure frequency (and the frequency of defaults and losses) may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the Seller or from any other lender.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in accelerated principal distributions on the offered certificates.

•	If you purchase your offered certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your offered certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase because of the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•	Approximately 74.37% and 72.58% of the mortgage loans in loan group 1 and loan group 2, respectively, and 73.60% of the mortgage loans in the aggregate, require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period. Prepayment charges collected from mortgagors will not be available to make distributions on the offered certificates (other than the Class B1) but will be paid, sequentially, to the holders of the Class B2 Certificates and the Class B1 Certificates, in that order, until the certificate principal balance of each such Class is reduced to zero, then such amounts will be paid to the holders of the Class P Certificates.

•	The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured.

•	After receiving a request for a payoff statement from a borrower under a mortgage loan, the Seller may itself refinance such mortgage loan, thereby causing its prepayment in full.

•	Recently, certain pools of mortgage loans previously sold by the seller to the depositor have experienced higher-than-anticipated prepayment rates. There can be no assurance that the prepayment rates on the mortgage loans in the trust will conform to investor expectations. An increase in prepayment rates may influence the yield on the offered certificates as described herein.

See “Yields on the Offered Certificates” in this free writing prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans and the weighted average lives of the offered certificates.

The Overcollateralization Provisions of the Pooling and Servicing Agreement Will Result in an Accelerated Rate of Principal Distributions to Certain Classes of Certificates, which Accelerated Rate Will Affect Your Yield

•	On each distribution date, net monthly excess cashflow will be applied to make accelerated distributions of principal, first, to the Class B2 Certificates and, second, to the Class B1 Certificates (in each case until the respective certificate principal balance has been reduced to zero), and, thereafter, to the classes of offered certificates then entitled to principal distributions generally, until the overcollateralized amount equals the overcollateralization target amount.

•	The overcollateralization requirements are intended to result in an accelerated rate of principal distributions first to the holders of the Class B2 Certificates, then to the holders of the Class B1 Certificates and, after the certificate principal balance of the Class B Certificates has been reduced to zero. If the Class B Certificates are retired before any realized losses have been allocated to such classes, the overcollateralized amount will equal the overcollateralization target amount. To the extent that the overcollateralized amount is less than the overcollateralization target amount at any time after the aggregate certificate principal balance of the Class B Certificates has been reduced to zero, accelerated distributions of principal will be made to holders of the classes of offered certificates then entitled to distributions of principal in order to achieve or maintain the overcollateralization target amount. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•	Because principal distributions are paid to certain classes of offered certificates before other such classes, holders of classes of offered certificates having a later priority of distribution bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal, except that net monthly excess cashflow will be applied to reduce the certificate principal balance of the Class B2 Certificates to zero and then to reduce the certificate principal balance of the Class B1 Certificates to zero before becoming available to make principal distributions on the other classes of offered certificates.

The Mortgage Loans May Be Subject to Environmental Risks, Which May Result in Increased Losses with Respect to these Mortgage Loans

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, will be affected.

Some Additional Risks are Associated with the Offered Certificates

The weighted average lives of, and the yields to maturity on, the Class B1, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans and, especially in the case of the Class B1 Certificates, by the amount of net monthly excess cashflow available to make distributions of principal on the Class B Certificates or to create or maintain overcollateralization. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in such offered certificates or the amount of net monthly excess cashflow is lower than assumed by an investor, the actual yield to maturity of such offered certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. If the Certificates become undercollateralized with respect to the mortgage loans, the amount of such undercollateralization will be allocated as an Applied Loss Amount to reduce the certificate principal balance of the Class B2, Class B1, Class M10, Class M9, Class M8, Class M7, Class M6, Class M5, Class M4, Class M3, Class M2 and Class M1 Certificates, in that order, in each case until the certificate principal balance of each such Class has been reduced to zero. In addition, if the amount of undercollateralization exceeds the certificate principal balance of the Class M Certificates and Class B Certificates, the weighted average lives of, and the yields to maturity on, the Class A Certificates will become more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans in the related loan group. The certificate principal balances of the Class A Certificates will not be reduced by allocation of Applied Loss Amounts, but under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay these offered certificates all interest and principal to which they are entitled.

Also, investors in the offered certificates should be aware that, to the extent the overcollateralized amount has been reduced to the overcollateralization floor, the Class B2 Certificates (or the most subordinate class of offered certificates then outstanding) may receive more than such class’ pro rata share of principal for that distribution date. As a result, the certificate principal balance of the Class B2 Certificates and/or the most subordinate class or classes of offered certificates may be reduced to zero prior to the more senior class or classes of offered certificates.

Unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero, it is generally not expected that the Class M Certificates will receive any distributions of principal until the later of the distribution date in August 2009 and the first distribution date on which the sum of the aggregate certificate principal balance of the Class M and Class B Certificates and the overcollateralized amount, before giving effect to distributions to be made on that distribution date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the end of the related due period, is twice the sum of the aggregate certificate principal balance of the Class M and Class B Certificates, and the overcollateralized amount as of the closing date, as a percentage of the aggregate stated principal balance of the mortgage loans as of the cut-off date, provided that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class M Certificates may be longer than would otherwise be the case.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the subservicer to collect full amounts of interest on the mortgage loan. Any shortfall in interest collections resulting from a principal prepayment in full or a principal prepayment in part are required to be paid by the servicer or the subservicer, but only up to the amount of the servicing fee in respect of the related distribution date. In addition, prepayment interest shortfalls as a result of partial prepayments and certain shortfalls in interest collections arising from the application of the Relief Act will not be covered by the servicer or the subservicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act or similar state laws and, to the extent not covered by compensating interest paid by the subservicer, any prepayment interest shortfalls will reduce the amount of available funds available to make distributions to the certificates. The holders of the offered certificates will be entitled to reimbursement for any such interest shortfalls with interest thereon as interest carryforward amounts solely in accordance with the payment provisions in this free writing prospectus. If these shortfalls are allocated to the offered certificates and are not reimbursed on any distribution date, the amount of interest paid to those certificates will be reduced, adversely affecting the yield on your investment.

The Interest Rate Swap Agreement Is Subject to Limitations and Counterparty Risk with respect to the Swap Provider

Any net amounts received from the swap provider under the interest rate swap agreement will be deposited into the swap account held by the supplemental interest trust and applied as described in this free writing prospectus under “Description of the Certificates—Distributions from the Supplemental Interest Trust.” However, no net amounts will be payable by the swap provider unless the floating amount owed by the swap provider on a swap distribution date exceeds the fixed amount owed to the swap provider on such swap distribution date, and no such net amounts will be payable prior to the swap distribution date in August 2006. This will not occur except in periods when one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.67% per annum. No assurance can be given that any amounts will be received under the interest rate swap agreement or that any such amounts that are received will be sufficient to pay interest due to certificateholders, maintain overcollateralization or to cover basis risk shortfalls and realized losses allocable to the offered certificates. Any net swap payment payable to the supplemental interest trust for the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders and may reduce the certificate rates of or principal distributable on the offered certificates and could result in losses on the certificates. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under the interest rate swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates.

Upon early termination of the interest rate swap agreement, the supplemental interest trust or the swap provider may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the supplemental interest trust is required to make a swap termination payment, that payment will be paid on the related swap distribution date, and on any subsequent swap distribution dates until paid in full, prior to distributions to certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, which swap termination payments will be subordinated to all distributions to certificateholders). This feature will reduce the amounts available for distribution to certificateholders, which may cause the certificate rates on the offered certificates to be limited by the net WAC cap, and may result in losses of principal on the offered certificates. Investors should note that the level of one-month LIBOR as of July 28, 2006, was approximately 5.4019% per annum, which means the supplemental interest trust will make a net swap payment to the swap provider unless and until one-month LIBOR equals or exceeds 5.67% per annum. In certain scenarios, no assurance can be given as to the timing or amount of interest and principal distributions on the offered certificates, even if an event of default has occurred.

If the swap provider defaults on its obligations under the interest rate swap agreement, then there may be insufficient funds to cover basis risk shortfall amounts or other amounts distributable on the offered certificates out of the supplemental interest trust. To the extent that distributions on the offered certificates depend on payments to be received from the swap provider under the interest rate swap agreement, the ability to make distributions on the offered certificates will be subject to the credit risk of the swap provider.

The Interest Rate Cap Agreement Is Subject to Limitations and Counterparty Risk with respect to the Cap Provider

The assets of the supplemental interest trust include the interest rate cap agreement, which will require the counterparty thereunder to make certain payments to the supplemental interest trust to the extent one-month LIBOR exceeds a strike rate specified in the interest rate cap agreement. Such distributions will be available to maintain overcollateralization to the extent reduced by realized losses, by distribution as principal, first, to the Class B2 Certificates, then to the Class B1 Certificates and, after the certificate principal balance of the Class B Certificates is reduced to zero, to the classes of offered certificates then entitled to principal distributions, and to offset basis risk shortfall amounts and realized losses with respect to the offered certificates under certain circumstances on specified dates. To the extent that distributions on the offered certificates on those distribution dates depend in part on payments to be received under the interest rate cap agreement, the ability to make such distributions on the offered certificates will be subject to the credit risk of the counterparty to the interest rate cap agreement. See “Description of the Certificates—Distributions from the Supplemental Interest Trust” in this free writing prospectus.

The Ratings on the Offered Certificates Are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Offered Certificates

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated no lower than the ratings described on page S-4 of this free writing prospectus. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this free writing prospectus and in the prospectus.

The Subservicer Has Limited Experience

The primary servicing of the mortgage loans will be performed by People’s Choice Home Loan, Inc., an affiliate of the sponsor. The servicer engaged the seller as the subservicer, and the seller, with the servicer’s consent, in turn engaged People’s Choice Home Loan, Inc., as the subservicer for the seller. This subservicer has limited experience in the servicing of mortgage loans, other than on a short-term basis. As a result, the level of delinquencies experienced with respect to the mortgage loans may be higher than might otherwise be experienced, which may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. The servicer will be responsible for the performance of all servicing obligations under the servicing agreement with respect to the mortgage loans. The master servicer will oversee and monitor the servicer’s performance of all servicing obligations under the servicing agreement, will also monitor and oversee certain core functions to be performed by the subservicer, and will act as a back-up servicer or the servicer as described herein under “Pooling and Servicing Agreement; Servicing Agreement.” If certain conditions are met, the seller, or the subservicer on behalf of the seller, will replace the servicer as the servicer under the servicing agreement. See “Pooling and Servicing Agreement; Servicing Agreement” in this free writing prospectus.

The subservicer has experienced a default with respect solely to the breach of a net income covenant in certain similar transactions under existing subservicing agreements with the servicer of the type employed in this transaction. However, such default has been waived, and further, the subservicer’s subservicing agreement with the servicer for all the securitized pools of mortgage loans has been amended to remove the related covenant.

A Transfer of Primary Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

It will be a servicer event of default for the servicer if (a) any of the rating agencies reduces or withdraws the rating of any of the offered certificates for reasons attributable to the servicer, (b) the servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the rating agencies is reduced by more than one level from the level in effect on the closing date or (c) the net worth of the servicer is less than $25,000,000. Such an event of default may result in the termination of the servicer and the transfer of servicing to a successor servicer. The servicer also may terminate the subservicer’s primary servicing of the mortgage loans pursuant to the subservicing agreement for failure to perform its servicing duties, or for failure of certain financial and other covenants. Upon any such termination of the subservicer, the servicer would assume the primary servicing. Investors should note that when the primary servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on the mortgage loans.

Bankruptcy Proceedings Could Delay or Reduce Distributions on the Offered Certificates

The transfer of the mortgage loans from the seller to the depositor is intended by the parties to be, and has been documented as, a sale; however, the seller will treat the transfer of the mortgage loans as a secured financing for accounting purposes. If the seller were to become bankrupt, a trustee in bankruptcy could attempt to recharacterize the sale of the mortgage loans as a loan secured by the mortgage loans or consolidate the mortgage loans with the assets of the seller. Any such attempt could result in a delay in or reduction of collections on the mortgage loans available to make distributions on the offered certificates.

The risk of such a recharacterization with respect to the mortgage loans may be increased by the seller’s treatment of the transfer of these mortgage loans as a secured financing for accounting purposes.

THE MORTGAGE POOL

General

The Certificates will be issued by the Issuing Entity and will be solely backed by trust assets consisting of a mortgage pool with an aggregate principal balance, as of July 1, 2006, of approximately $1,003,167,728, the basis risk shortfall reserve account, the swap agreement, the interest rate cap agreement and the swap account. The mortgage pool will consist of two groups of mortgage loans, referred to in this free writing prospectus as Loan Group 1 and Loan Group 2, and also designated as the Group 1 Loans, or Group 1, and Group 2 Loans, or Group 2, respectively. The Group 1 Loans and Group 2 Loans are one- to four-family, adjustable-rate and fixed-rate, dual-amortizing, fully amortizing or balloon residential subprime mortgage loans secured by first and second liens on mortgaged properties. All the mortgage loans will have original terms to maturity of not greater than 30 years.

References to percentages of the mortgage loans unless otherwise noted are calculated based on the Aggregate Stated Principal Balance of the related mortgage loans as of the Cut-off Date. As used in this free writing prospectus, the loan-to-value ratio for any second-lien mortgage loan shall mean the Combined Loan-to-Value Ratio.

The Seller will convey the mortgage loans to the Depositor on the Closing Date pursuant to the Mortgage Loan Purchase Agreement. The Depositor will convey the mortgage loans to the trust on the Closing Date pursuant to the Pooling and Servicing Agreement. The Seller will make certain representations and warranties with respect to the mortgage loans in the Mortgage Loan Purchase Agreement. These representations and warranties will be assigned by the Depositor to the Trustee for the benefit of the Certificateholders. As more particularly described in the prospectus, the Seller will have certain repurchase obligations (which may be satisfied by substitution of eligible substitute mortgage loans within two years after the closing date) in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Certificateholders. See “The Mortgage Pools—Representations by Sellers” in the prospectus.

The mortgage loans have been originated by the Seller in accordance with the underwriting criteria described in this free writing prospectus. See “—Underwriting Standards” in this free writing prospectus.

EMC Mortgage Corporation will have contractual responsibility for servicing all the mortgage loans, but People’s Choice Home Loan, Inc. will perform the primary servicing pursuant to a subservicing agreement with the servicer.

All the mortgage loans have scheduled monthly payments due on the Due Date and contain customary “due-on-sale” clauses.

As of the Cut-off Date, none of the mortgage loans was 30 days or more delinquent , and none of the mortgage loans has been 30 days or more delinquent since it was originated. See “The Mortgage Pool-Mortgage Loan Characteristics” for statistical information regarding delinquency status and historical information regarding delinquencies in the mortgage pool.

None of the mortgage loans will be subject to the Home Ownership and Equity Protection Act of 1994 or classified and/or defined as a “high cost home loan” under any federal, state or local law.

A substantial portion of the mortgage loans in Hawaii are secured by a leasehold interest. In connection with the mortgage loans secured by a leasehold interest, the Seller shall represent that, among other things: the leasehold created by direct lease of the freehold estate, the ground lease or memorandum thereof has been recorded, and by its terms permits the leasehold estate to be mortgaged; and the remaining term of the lease does not terminate less than five years after the maturity date of such mortgage loan.

Mortgage Rate Adjustment

The mortgage rate on the adjustable-rate mortgage loans will adjust semi-annually, commencing after an initial fixed period after origination of generally two years, three years or five years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject, on its first adjustment date following its origination, to an initial rate cap and, on each adjustment date thereafter, to a periodic rate cap. All the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. Because of the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any related adjustment date, may not equal the sum of the index and the gross margin.

None of the adjustable-rate mortgage loans will have reached its first adjustment date as of the Closing Date. Adjustable-rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

Index on the Mortgage Loans

The index applicable to the determination of the mortgage rate on the adjustable-rate mortgage loans is based upon Six-Month LIBOR (as reported in The Wall Street Journal) as provided in the mortgage notes related to the mortgage loans and determined 45 days prior to the adjustment date on the mortgage loan. In the event that the index is no longer available, an index that is based on comparable information will be selected by the Subservicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. Six-Month LIBOR (as reported in The Wall Street Journal) may differ from Six-Month LIBOR as made available by Fannie Mae. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae).

Six-Month LIBOR

Month	1998	1999	2000	2001	2002	2003	2004	2005	2006
January	5.75%	5.04%	6.23%	5.36%	1.99%	1.35%	1.21%	2.96%	4.81%
February	5.78	5.17	6.32	4.96	2.06	1.34	1.17	3.15	4.99
March	5.80	5.08	6.53	4.71	2.33	1.26	1.16	3.39	5.12
April	5.87	5.08	6.61	4.23	2.10	1.29	1.37	3.42	5.29
May	5.81	5.19	7.06	3.91	2.09	1.22	1.58	3.53	5.32
June	5.87	5.62	7.01	3.83	1.95	1.12	1.94	3.69	5.64
July	5.82	5.65	6.88	3.70	1.86	1.15	1.99	3.92	5.55
August	5.69	5.90	6.83	3.48	1.82	1.21	1.99	4.08
September	5.36	5.96	6.76	2.53	1.75	1.18	2.17	4.22
October	5.13	6.13	6.72	2.17	1.62	1.22	2.30	4.45
November	5.28	6.04	6.68	2.10	1.47	1.25	2.62	4.58
December	5.17	6.13	6.20	1.98	1.38	1.22	2.78	4.69

Prepayment Charges

Approximately 74.37% and 72.58% of the mortgage loan in Loan Group 1 and Loan Group 2, respectively, and 73.60% of the mortgage loans in the aggregate, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months, one, two or three years, as provided in the related mortgage note, from the date of origination of the mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note, and the prepayment charge will generally apply if, during the first six months, one year, two years or three years as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge will generally be equal to 6 months’ interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. In addition, in some states, a prepayment charge is not incurred if the related mortgagor sells the related Mortgaged Property to a third party. Prepayment charges may be waived under certain circumstances. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

Prepayment charges collected from mortgagors will be paid, sequentially, to the holders of the Class B2 Certificates and the Class B1 Certificates, in that order, until the Certificate Principal Balance of each such Class is reduced to zero. Thereafter, such amounts will be paid to the holders of the Class P Certificates.

Mortgage Loan Characteristics

The statistical information included in this free writing prospectus with respect to the mortgage loans is based on a pool of 4,456 mortgage loans, 2,026 of which are in Loan Group 1, and 2,430 of which are in Loan Group 2. References to percentages of the mortgage loans unless otherwise noted are calculated based on the Aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. The loan-to-value ratio of a second-lien mortgage loan will equal the Combined Loan-to-Value Ratio of such mortgage loan and of the first-lien mortgage loan secured by the same mortgaged property.

Loan Group 1

The Group 1 Loans will consist of adjustable-rate and fixed-rate first- and second-lien mortgage loans, some of which include “balloon payment” or dual-amortization features. The average principal balance of the Group 1 Loans at origination was approximately $282,420. No Group 1 Loan had a principal balance at origination of greater than approximately $958,500 or less than approximately $15,900. As of the Cut-off Date, the average principal balance of the Group 1 Loans was approximately $282,323. No Group 1 Loan had a principal balance, as of the Cut-off Date, of greater than approximately $957,907 or less than approximately $15,893.

As of the Cut-off Date, the weighted average remaining term to stated maturity of the Group 1 Loans will be approximately 355 months. None of the Group 1 Loans will have a first Due Date prior to February 2006, or after September 2006, or will have a remaining term to stated maturity of less than 178 or greater than 360 months, as of the Cut-off Date. The latest maturity date of any Group 1 Loan is August 2036.

The weighted average Combined Loan-to-Value Ratio at origination of the Group 1 Loans was approximately 81.87%. No Combined Loan-to-Value Ratio at origination was greater than approximately 100.00% or less than approximately 20.69%.

None of the Group 1 Loans is a buydown mortgage loan.

None of the adjustable-rate Group 1 Loans has reached its first rate-adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the Group 1 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group 1 Loans are approximate percentages by Aggregate Stated Principal Balance of the Group 1 Loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

Group 1 Scheduled Principal Balances

Scheduled Principal Balance ($)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
0.01 - 50,000.00	43	$1,479,056.67	0.26%	$34,396.67	11.909%	98.29%	630
50,000.01 - 100,000.00	229	18,747,767.52	3.28	81,867.98	10.415	88.34	642
100,000.01 - 150,000.00	304	37,589,463.74	6.57	123,649.55	9.347	83.55	645
150,000.01 - 200,000.00	218	38,557,313.11	6.74	176,868.41	8.253	79.51	644
200,000.01 - 250,000.00	207	46,884,054.25	8.20	226,493.02	7.819	79.89	649
250,000.01 - 300,000.00	205	56,024,040.04	9.79	273,288.00	7.750	79.14	650
300,000.01 - 350,000.00	174	56,453,665.16	9.87	324,446.35	7.780	80.91	658
350,000.01 - 400,000.00	136	50,806,641.85	8.88	373,578.25	7.752	80.28	659
400,000.01 - 450,000.00	163	69,713,224.30	12.19	427,688.49	7.799	82.85	659
450,000.01 - 500,000.00	122	58,046,154.58	10.15	475,788.15	7.915	82.24	664
500,000.01 - 550,000.00	69	36,229,732.75	6.33	525,068.59	7.978	83.70	646
550,000.01 - 600,000.00	63	36,360,686.25	6.36	577,153.75	7.968	84.09	674
600,000.01 - 650,000.00	35	21,807,343.47	3.81	623,066.96	8.210	81.92	653
650,000.01 - 700,000.00	20	13,527,731.64	2.37	676,386.58	8.169	83.74	667
700,000.01 - 750,000.00	16	11,552,928.35	2.02	722,058.02	8.389	80.45	650
750,000.01 - 800,000.00	9	7,019,718.84	1.23	779,968.76	8.171	84.51	664
800,000.01 - 850,000.00	7	5,763,887.68	1.01	823,412.53	7.782	82.14	674
850,000.01 - 900,000.00	3	2,595,599.20	0.45	865,199.73	8.171	77.15	614
900,000.01 - 950,000.00	2	1,870,211.59	0.33	935,105.80	8.524	82.57	678
950,000.01 - 1,000,000.00	1	957,907.28	0.17	957,907.28	8.400	87.14	673

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Minimum:	$15,893.11
Maximum:	$957,907.28
Average:	$282,323.36

Group 1 Mortgage Rates as of the Cut-off Date

Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
5.751 - 6.000	2	$665,000.00	0.12%	$332,500.00	6.000%	58.63%	699
6.001 - 6.250	12	3,844,903.69	0.67	320,408.64	6.194	74.51	689
6.251 - 6.500	45	16,073,017.77	2.81	357,178.17	6.440	76.97	687
6.501 - 6.750	52	19,443,950.00	3.40	373,922.12	6.694	79.44	676
6.751 - 7.000	147	47,017,507.60	8.22	319,846.99	6.934	76.57	662
7.001 - 7.250	134	43,111,513.62	7.54	321,727.71	7.183	78.39	661
7.251 - 7.500	229	69,710,986.43	12.19	304,414.79	7.437	78.93	653
7.501 - 7.750	230	75,026,184.37	13.12	326,200.80	7.669	81.23	659
7.751 - 8.000	243	73,378,021.48	12.83	301,967.17	7.941	79.67	653
8.001 - 8.250	138	42,533,163.29	7.44	308,211.33	8.165	81.66	648
8.251 - 8.500	131	40,607,676.18	7.10	309,982.26	8.410	81.11	649
8.501 - 8.750	90	29,816,396.25	5.21	331,293.29	8.672	82.52	646
8.751 - 9.000	96	30,643,957.21	5.36	319,207.89	8.925	85.84	642
9.001 - 9.250	35	10,741,602.71	1.88	306,902.93	9.155	85.12	638
9.251 - 9.500	41	12,593,673.19	2.20	307,162.76	9.438	87.69	647
9.501 - 9.750	27	9,075,255.91	1.59	336,120.59	9.638	89.41	648
9.751 - 10.000	30	7,413,964.47	1.30	247,132.15	9.912	92.99	648
10.001 - 10.250	20	6,063,121.93	1.06	303,156.10	10.153	93.06	639
10.251 - 10.500	6	1,583,984.51	0.28	263,997.42	10.400	90.57	618
10.501 - 10.750	6	1,609,964.99	0.28	268,327.50	10.701	90.53	629
10.751 - 11.000	8	1,004,736.26	0.18	125,592.03	10.936	94.09	654
11.001 - 11.250	75	8,897,209.35	1.56	118,629.46	11.152	98.61	714
11.251 - 11.500	57	5,880,664.58	1.03	103,169.55	11.392	99.69	674
11.501 - 11.750	31	2,227,049.40	0.39	71,840.30	11.577	97.89	632
11.751 - 12.000	27	2,173,979.96	0.38	80,517.78	11.956	99.53	617
12.001 - 12.250	51	4,912,567.06	0.86	96,324.84	12.139	99.02	635
12.251 - 12.500	19	1,735,847.78	0.30	91,360.41	12.406	99.99	625
12.501 - 12.750	31	3,040,741.79	0.53	98,088.44	12.739	99.77	621
12.751 - 13.000	10	439,355.42	0.08	43,935.54	12.896	100.00	603
13.001 - 13.250	3	721,131.07	0.13	240,377.02	13.186	91.40	772

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Minimum:	6.000%
Maximum:	13.200%
Weighted Average:	8.098%

Group 1 Next Rate Adjustment Dates*

Next Rate Adjustment Date	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2008-01-01	1	$293,703.65	0.06%	$293,703.65	6.990%	90.00%	661
2008-02-01	1	638,743.21	0.13	638,743.21	7.300	95.00	645
2008-03-01	7	2,102,425.14	0.42	300,346.45	7.338	80.84	696
2008-04-01	75	25,575,505.47	5.08	341,006.74	7.415	80.82	658
2008-05-01	125	43,381,134.20	8.61	347,049.07	7.937	82.07	658
2008-06-01	451	147,919,742.40	29.36	327,981.69	7.975	81.47	658
2008-07-01	493	152,353,580.59	30.24	309,033.63	8.086	81.37	651
2008-08-01	109	34,491,318.00	6.84	316,434.11	8.121	82.25	650
2009-04-01	11	3,499,567.32	0.69	318,142.48	7.405	83.81	666
2009-05-01	17	7,022,448.94	1.39	413,085.23	7.815	82.87	648
2009-06-01	80	25,844,829.92	5.13	323,060.37	7.756	80.42	661
2009-07-01	94	34,018,843.00	6.75	361,902.59	7.747	81.24	660
2009-08-01	27	10,166,129.00	2.02	376,523.30	7.910	79.77	651
2011-04-01	3	984,033.06	0.20	328,011.02	7.145	84.86	634
2011-05-01	3	1,226,927.05	0.24	408,975.68	7.408	91.16	673
2011-06-01	14	4,284,948.07	0.85	306,067.72	7.589	82.03	648
2011-07-01	30	8,797,918.00	1.75	293,263.93	7.645	72.58	641
2011-08-01	4	1,290,000.00	0.26	322,500.00	7.801	77.75	642

Total:	1,545	$503,891,797.02	100.00%	$326,143.56	7.936%	81.34%	655

*	Table excludes the fixed rate loans.

Group 1 Gross Margins*

Gross Margin (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
3.001 - 3.500	1	$630,134.19	0.13%	$630,134.19	6.600%	85.00%	701
4.001 - 4.500	4	1,244,213.51	0.25	311,053.38	7.796	76.85	580
5.001 - 5.500	88	25,259,825.14	5.01	287,043.47	7.593	68.93	647
5.501 - 6.000	773	249,818,360.47	49.58	323,180.29	7.693	80.35	664
6.001 - 6.500	231	80,092,416.18	15.89	346,720.42	7.923	80.42	640
6.501 - 7.000	229	78,372,666.19	15.55	342,238.72	8.068	83.78	648
7.001 - 7.500	134	39,420,792.13	7.82	294,185.02	8.721	88.59	654
7.501 - 8.000	84	28,414,646.00	5.64	338,269.60	9.003	86.60	652
8.001 - 8.500	1	638,743.21	0.13	638,743.21	7.300	95.00	645

Total:	1,545	$503,891,797.02	100.00%	$326,143.56	7.936%	81.34%	655

Minimum:	3.500%
Maximum:	8.250%
Weighted Average:	6.229%

*	Table excludes the fixed rate loans.

Group 1 Maximum Mortgage Rates*

Maximum Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
12.001 - 12.500	36	$12,265,114.79	2.43%	$340,697.63	6.382%	76.65%	677
12.501 - 13.000	121	40,238,278.75	7.99	332,547.76	6.842	77.33	654
13.001 - 13.500	282	91,189,470.52	18.10	323,366.92	7.285	78.87	654
13.501 - 14.000	399	128,912,794.77	25.58	323,089.71	7.688	80.32	658
14.001 - 14.500	276	87,008,812.73	17.27	315,249.32	8.053	81.51	653
14.501 - 15.000	226	75,248,022.41	14.93	332,955.85	8.514	83.55	653
15.001 - 15.500	104	35,100,345.37	6.97	337,503.32	8.915	84.22	658
15.501 - 16.000	62	20,178,351.83	4.00	325,457.29	9.474	88.78	653
16.001 - 16.500	20	8,039,974.83	1.60	401,998.74	10.094	91.89	630
16.501 - 17.000	10	2,990,206.69	0.59	299,020.67	10.368	92.44	658
17.001 - 17.500	4	678,006.64	0.13	169,501.66	11.223	80.66	596
17.501 - 18.000	2	245,453.21	0.05	122,726.61	11.654	81.61	583
18.001 - 18.500	2	1,177,000.00	0.23	588,500.00	11.566	95.95	686
19.001 - 19.500	1	619,964.48	0.12	619,964.48	13.200	90.00	802

Total:	1,545	$503,891,797.02	100.00%	$326,143.56	7.936%	81.34%	655

Minimum:	12.100%
Maximum:	19.200%
Weighted Average:	14.107%

*	Table excludes the fixed rate loans.

Group 1 Minimum Mortgage Rates*

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
5.501 - 6.000	2	$665,000.00	0.13%	$332,500.00	6.000%	58.63%	699
6.001 - 6.500	51	17,906,634.76	3.55	351,110.49	6.389	77.07	684
6.501 - 7.000	160	55,197,120.97	10.95	344,982.01	6.858	78.04	665
7.001 - 7.500	328	106,034,851.46	21.04	323,276.99	7.337	79.25	657
7.501 - 8.000	420	134,830,217.10	26.76	321,024.33	7.799	80.64	658
8.001 - 8.500	248	79,884,736.77	15.85	322,115.87	8.283	81.69	651
8.501 - 9.000	178	59,312,995.85	11.77	333,219.08	8.800	84.38	645
9.001 - 9.500	73	22,953,020.42	4.56	314,424.94	9.309	86.47	643
9.501 - 10.000	50	15,764,613.84	3.13	315,292.28	9.758	91.00	647
10.001 - 10.500	18	6,824,474.83	1.35	379,137.49	10.204	91.72	627
10.501 - 11.000	8	1,797,706.69	0.36	224,713.34	10.768	90.81	621
11.001 - 11.500	5	1,378,006.64	0.27	275,601.33	11.161	90.48	681
11.501 - 12.000	2	245,453.21	0.05	122,726.61	11.654	81.61	583
12.001 - 12.500	1	477,000.00	0.09	477,000.00	12.250	90.00	572
13.001 - 13.500	1	619,964.48	0.12	619,964.48	13.200	90.00	802

Total:	1,545	$503,891,797.02	100.00%	$326,143.56	7.936%	81.34%	655

Minimum:	6.000%
Maximum:	13.200%
Weighted Average:	7.936%

*	Table excludes the fixed rate loans.

Group 1 Product Types

Product Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2/28 ARM	590	$170,699,456.32	29.84%	$289,321.11	8.117%	81.59%	643
2/28 ARM Interest Only	182	67,258,400.39	11.76	369,551.65	7.705	81.48	687
2/28 ARM 40-yr Dual Amort)	456	156,599,835.95	27.38	343,420.69	7.950	81.40	655
2/28 ARM 40/30 Balloon	31	11,000,140.00	1.92	354,843.23	8.187	83.57	644
2/28 ARM 50/30 Balloon	3	1,198,320.00	0.21	399,440.00	7.457	80.00	670
3/27 ARM	90	29,565,152.55	5.17	328,501.70	7.846	81.66	655
3/27 ARM Interest Only	51	18,777,190.20	3.28	368,180.20	7.307	79.21	685
3/27 ARM 40-yr Dual Amort	81	29,586,755.43	5.17	365,268.59	7.944	81.52	647
3/27 ARM 40/30 Balloon	7	2,622,720.00	0.46	374,674.29	8.003	81.94	637
5/25 ARM	7	1,797,365.47	0.31	256,766.50	7.591	74.34	650
5/25 ARM 40-yr Dual Amort	45	14,132,460.71	2.47	314,054.68	7.581	78.02	645
5/25 ARM 40/30 Balloon	2	654,000.00	0.11	327,000.00	7.911	75.55	629
Fixed Rate 30/15 Balloon	135	13,564,035.55	2.37	100,474.34	11.535	99.89	681
Fixed Rate 40/30 Balloon	2	466,800.00	0.08	233,400.00	7.830	71.82	646
Fixed Rate 50/30 Balloon	3	756,000.00	0.13	252,000.00	7.359	78.26	667
Fixed Rate Fully Amortizing	341	53,308,495.70	9.32	156,329.90	8.769	82.43	649

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Group 1 Initial Periodic Rate Caps*

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2.000	233	$86,035,590.59	17.07%	$369,251.46	7.618%	80.99%	687
3.000	1,312	417,856,206.43	82.93	318,487.96	8.001	81.41	649

Total:	1,545	$503,891,797.02	100.00%	$326,143.56	7.936%	81.34%	655

Minimum:	2.000%
Maximum:	3.000%
Weighted Average:	2.829%

*	Table excludes the fixed rate loans

Group 1 Periodic Rate Caps*

Periodic Rate Cap (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1.000	1,545	$503,891,797.02	100.00%	$326,143.56	7.936%	81.34%	655

Total:	1,545	$503,891,797.02	100.00%	$326,143.56	7.936%	81.34%	655

Minimum:	1.000%
Maximum:	1.000%
Weighted Average:	1.000%

*	Table excludes the fixed rate loans.

Group 1 Combined Loan-to-Value Ratios*

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
20.01 - 30.00	9	$1,251,332.46	0.22%	$139,036.94	7.960%	27.25%	596
30.01 - 40.00	14	2,859,076.67	0.50	204,219.76	7.787	36.33	640
40.01 - 50.00	22	3,190,318.52	0.56	145,014.48	7.746	47.15	608
50.01 - 60.00	51	11,899,471.43	2.08	233,322.97	7.336	56.53	624
60.01 - 70.00	111	27,354,000.25	4.78	246,432.43	7.704	65.93	621
70.01 - 80.00	1,184	373,469,396.80	65.29	315,430.23	7.709	79.71	658
80.01 - 90.00	152	59,314,852.23	10.37	390,229.29	8.539	87.79	644
90.01 - 100.00	483	92,648,679.91	16.20	191,819.21	9.623	98.08	667

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Minimum:	20.69%
Maximum:	100.00%
Weighted Average:	81.87%

*	CLTV refers to original LTV for first lien loans and CLTV for second lien loans.

Group 1 Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Investment	58	$16,754,798.72	2.93%	$288,875.84	8.514%	81.85%	662
Owner-occupied	1,953	549,708,197.66	96.10	281,468.61	8.073	81.82	655
Second Home	15	5,524,131.89	.97	368,275.46	9.288	85.91	671

Total	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Group 1 Documentation Types

Documentation Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Full	640	$144,302,724.36	25.23%	$225,473.01	7.742%	79.36%	633
12-Month Bank Statement	172	57,324,562.59	10.02	333,282.34	7.794	82.75	644
Stated	1,165	355,138,644.37	62.09	304,840.04	8.310	82.86	666
Limited	49	15,221,196.95	2.66	310,636.67	7.672	79.07	653

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Group 1 Lending Programs

Lending Program	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
EZ Score	1,554	$431,117,772.23	75.37%	$277,424.56	8.074%	82.36%	665
EZ Grade	411	110,990,206.86	19.40	270,049.17	8.251	79.42	618
Quick-Fi	61	29,879,149.18	5.22	489,822.12	7.881	83.79	652

Total	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Group 1 Property Types

Property Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Single Family	1,378	$389,099,607.63	68.03%	$282,365.46	8.062%	81.59%	654
PUD	291	84,990,729.88	14.86	292,064.36	8.107	82.41	649
2-4 Family	155	52,355,672.83	9.15	337,778.53	8.242	83.36	669
Condo	200	45,288,117.93	7.92	226,440.59	8.224	81.43	663
Row House	2	253,000.00	0.04	126,500.00	8.161	81.66	589

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Group 1 Geographic Distribution of Mortgaged Properties

(Top 30 Jurisdictions Only)

Geographic Distribution (Top 30)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
California	692	$237,115,714.23	41.45%	$342,652.77	8.008%	81.98%	662
Florida	364	86,591,745.56	15.14	237,889.41	8.242	81.92	653
New York	197	64,696,794.75	11.31	328,410.13	7.955	79.76	658
Illinois	106	25,414,209.87	4.44	239,756.70	8.422	82.01	647
Maryland	80	20,859,736.14	3.65	260,746.70	7.885	79.13	632
Michigan	108	20,624,934.73	3.61	190,971.62	8.234	82.93	649
New Jersey	53	20,600,387.54	3.60	388,686.56	8.438	92.00	665
Hawaii	42	15,293,813.68	2.67	364,138.42	8.019	80.83	666
Nevada	51	12,740,123.72	2.23	249,806.35	7.808	79.18	650
Texas	69	11,824,743.08	2.07	171,373.09	7.973	80.65	651
Massachusetts	28	7,852,908.62	1.37	280,461.02	8.048	79.71	633
Arizona	37	7,813,159.72	1.37	211,166.48	8.040	79.58	632
Virginia	26	6,872,965.10	1.20	264,344.81	7.676	83.22	634
Georgia	17	3,789,080.66	0.66	222,887.10	8.692	84.22	631
Connecticut	15	3,774,832.99	0.66	251,655.53	8.627	84.95	649
Pennsylvania	21	3,174,699.38	0.56	151,176.16	8.243	76.11	633
New Mexico	10	2,944,096.77	0.51	294,409.68	8.351	75.87	622
Oklahoma	7	2,144,037.17	0.37	306,291.02	8.639	85.36	633
Colorado	12	1,871,409.69	0.33	155,950.81	8.338	78.05	641
Minnesota	7	1,865,472.64	0.33	266,496.09	8.525	87.22	649
South Carolina	11	1,477,075.06	0.26	134,279.55	8.397	79.71	673
Ohio	6	1,191,857.86	0.21	198,642.98	9.578	96.98	647
North Carolina	10	1,185,855.53	0.21	118,585.55	9.025	84.80	652
Rhode Island	5	1,136,552.21	0.20	227,310.44	9.191	84.22	670
Oregon	7	1,117,365.07	0.20	159,623.58	8.290	73.72	609
Utah	4	1,053,221.71	0.18	263,305.43	7.376	80.46	684
Washington	4	1,030,304.30	0.18	257,576.08	7.455	77.95	667
Missouri	6	971,940.97	0.17	161,990.16	8.758	80.24	624
Maine	2	937,000.00	0.16	468,500.00	8.683	95.05	659
Indiana	2	855,755.84	0.15	427,877.92	8.929	88.40	635
Other	27	3,165,333.68	0.55	117,234.58	8.586	81.74	633

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

No more than approximately 0.70% of the Group 1 Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Group 1 Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Purchase	1,429	$393,461,378.74	68.79%	$275,340.36	8.142%	83.36%	665
Cash Out Refinance	569	170,983,278.27	29.89	300,497.85	8.022	78.63	634
Rate/Term Refinance	28	7,542,471.26	1.32	269,373.97	7.542	77.48	644

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Group 1 Original Terms to Maturity

Original Term (Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1 - 180	142	$14,289,174.76	2.50%	$100,627.99	11.366%	98.85%	678
181 - 300	3	438,379.69	0.08	146,126.56	8.590	74.33	674
301 - 360	1,881	557,259,573.82	97.43	296,257.08	8.014	81.44	655

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Minimum:	180
Maximum:	360
Weighted Average:	355

Group 1 Remaining Terms to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1 - 180	142	$14,289,174.76	2.50%	$100,627.99	11.366%	98.85%	678
181 - 300	3	438,379.69	0.08	146,126.56	8.590	74.33	674
301 - 360	1,881	557,259,573.82	97.43	296,257.08	8.014	81.44	655

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Minimum:	178
Maximum:	360
Weighted Average:	355

Group 1 Credit Scores

FICO Score	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
540 - 550	26	$5,475,415.87	0.96%	$210,592.92	8.834%	70.45%	544
551 - 575	78	17,834,554.23	3.12	228,648.13	8.599	74.08	563
576 - 600	162	38,601,438.43	6.75	238,280.48	8.246	77.00	589
601 - 625	359	89,877,837.99	15.71	250,356.09	8.144	80.46	615
626 - 650	453	129,240,345.39	22.59	285,298.78	8.125	82.18	639
651 - 675	382	116,985,066.49	20.45	306,243.63	8.126	83.25	662
676 - 700	253	77,250,471.45	13.51	305,337.83	8.008	84.05	687
701 - 725	159	50,469,211.12	8.82	317,416.42	7.803	83.34	711
726 - 750	96	26,830,782.28	4.69	279,487.32	7.893	83.34	736
751 - 775	37	12,591,221.51	2.20	340,303.28	7.822	84.37	763
776 - 800	17	5,322,050.63	0.93	313,061.80	7.754	79.74	784
>= 801	4	1,508,732.88	0.26	377,183.22	10.120	88.22	803

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Minimum:	540
Maximum:	805
Weighted Average:	655

Group 1 Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
None	455	$146,601,800.41	25.63%	$322,201.76	8.383%	82.92%	653
6 Months	1	86,985.60	0.02	86,985.60	9.850	100.00	645
1 Year	151	44,343,515.28	7.75	293,665.66	8.346	81.08	656
2 Years	1,066	287,347,971.06	50.24	269,557.20	8.080	82.48	657
3 Years	353	93,606,855.92	16.37	265,175.23	7.590	78.66	652

Total	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Group 1 Lien Position

Lien Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1st Lien	1,717	$543,203,901.91	94.97%	$316,368.03	7.908%	80.91%	655
2nd Lien	309	28,783,226.36	5.03	93,149.60	11.676	99.88	666

Total:	2,026	$571,987,128.27	100.00%	$282,323.36	8.098%	81.87%	655

Loan Group 2

The Group 2 Loans will consist of adjustable-rate and fixed-rate first- and second-lien mortgage, fully amortizing, dual-amortizing or balloon loans. The average principal balance of the Group 2 Loans at origination was approximately $177,536. No Group 2 Loan had a principal balance at origination of greater than approximately $720,000 or less than approximately $14,000. The average principal balance of the Group 2 Loans as of the Cut-off Date was approximately $177,440. No Group 2 Loan had a principal balance as of the Cut-off Date of greater than approximately $719,615 or less than approximately $14,000.

The weighted average remaining term to stated maturity of the Group 2 Loans will be approximately 355 months as of the Cut-off Date. None of the Group 2 Loans will have a first Due Date prior to January 2006, or after September 2006, or will have a remaining term to stated maturity of less than 178 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any Group 2 Loan is August 2036.

The weighted average Combined Loan-to-Value Ratio at origination of the Group 2 Loans was approximately 82.81%. No Combined Loan-to-Value Ratio at origination was greater than approximately 100.00% or less than approximately 13.39%.

None of the Group 2 Loans is a buydown mortgage loan.

None of the adjustable-rate Group 2 Loans has reached its first rate-adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the Group 2 Loans as of the Cut-off Date, except as otherwise indicated. All percentages of the Group 2 Loans are approximate percentages by Aggregate Stated Principal Balance of the Group 2 Loans as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

Group 2 Scheduled Principal Balances

Scheduled Principal Balance ($)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
0.01 - 50,000.00	221	$8,027,133.65	1.86%	$36,321.87	11.819%	98.82%	648
50,000.01 - 100,000.00	480	35,901,008.70	8.33	74,793.77	9.972	88.57	646
100,000.01 - 150,000.00	456	57,313,611.61	13.29	125,687.74	8.250	80.47	633
150,000.01 - 200,000.00	380	66,279,084.10	15.37	174,418.64	8.103	81.10	639
200,000.01 - 250,000.00	312	69,900,655.26	16.21	224,040.56	8.007	81.78	639
250,000.01 - 300,000.00	232	63,455,528.18	14.72	273,515.21	7.921	81.61	643
300,000.01 - 350,000.00	148	48,077,000.50	11.15	324,844.60	7.927	82.48	648
350,000.01 - 400,000.00	122	46,010,687.07	10.67	377,136.78	7.850	84.83	650
400,000.01 - 450,000.00	46	19,144,439.81	4.44	416,183.47	8.273	82.36	647
450,000.01 - 500,000.00	16	7,583,680.65	1.76	473,980.04	7.951	83.88	662
500,000.01 - 550,000.00	12	6,268,787.57	1.45	522,398.96	8.335	81.39	635
550,000.01 - 600,000.00	2	1,199,023.16	0.28	599,511.58	7.175	77.04	697
600,000.01 - 650,000.00	1	612,345.21	0.14	612,345.21	7.500	80.00	648
650,000.01 - 700,000.00	1	688,000.00	0.16	688,000.00	7.500	80.00	645
700,000.01 - 750,000.00	1	719,615.08	0.17	719,615.08	8.250	90.00	654

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Minimum:	$14,000.00
Maximum:	$719,615.08
Average:	$177,440.58

Group 2 Mortgage Rates as of the Cut-off Date

Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
6.001 - 6.250	10	$2,824,854.47	0.66%	$282,485.45	6.210%	81.04%	656
6.251 - 6.500	26	7,060,238.66	1.64	271,547.64	6.432	79.45	676
6.501 - 6.750	37	9,952,376.20	2.31	268,983.14	6.693	78.04	671
6.751 - 7.000	118	29,451,850.77	6.83	249,591.96	6.945	80.34	664
7.001 - 7.250	144	30,698,798.54	7.12	213,186.10	7.189	80.68	650
7.251 - 7.500	214	46,009,340.58	10.67	214,996.92	7.431	81.64	644
7.501 - 7.750	225	47,161,383.17	10.94	209,606.15	7.665	81.86	649
7.751 - 8.000	315	63,822,080.42	14.80	202,609.78	7.933	81.36	643
8.001 - 8.250	162	33,290,081.19	7.72	205,494.33	8.172	81.77	636
8.251 - 8.500	173	33,498,464.91	7.77	193,632.75	8.422	81.57	632
8.501 - 8.750	135	25,651,227.50	5.95	190,009.09	8.652	81.50	634
8.751 - 9.000	121	24,324,448.71	5.64	201,028.50	8.913	82.88	633
9.001 - 9.250	51	10,157,217.18	2.36	199,161.12	9.178	85.00	625
9.251 - 9.500	66	12,890,390.24	2.99	195,308.94	9.408	84.72	637
9.501 - 9.750	55	9,767,227.17	2.27	177,585.95	9.675	84.51	631
9.751 - 10.000	46	8,052,448.30	1.87	175,053.22	9.911	86.92	633
10.001 - 10.250	37	5,079,943.75	1.18	137,295.78	10.157	86.32	596
10.251 - 10.500	21	2,985,055.95	0.69	142,145.52	10.410	87.51	623
10.501 - 10.750	14	1,741,709.04	0.40	124,407.79	10.696	78.39	581
10.751 - 11.000	13	2,082,786.51	0.48	160,214.35	10.956	81.44	575
11.001 - 11.250	90	5,616,264.43	1.30	62,402.94	11.165	98.41	707
11.251 - 11.500	64	4,206,558.86	0.98	65,727.48	11.379	97.41	658
11.501 - 11.750	51	2,492,568.17	0.58	48,873.89	11.597	98.59	652
11.751 - 12.000	39	2,047,512.26	0.47	52,500.31	11.940	99.93	618
12.001 - 12.250	87	4,607,359.71	1.07	52,958.16	12.149	99.97	639
12.251 - 12.500	30	1,300,528.45	0.30	43,350.95	12.364	99.78	634
12.501 - 12.750	54	3,189,152.50	0.74	59,058.38	12.725	99.86	622
12.751 - 13.000	32	1,218,732.91	0.28	38,085.40	12.868	98.55	601

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Minimum:	6.100%
Maximum:	12.990%
Weighted Average:	8.262%

Group 2 Next Rate Adjustment Dates*

Next Rate Adjustment Date	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2007-12-01	1	$159,235.97	0.05%	$159,235.97	8.025%	100.00%	646
2008-03-01	3	920,646.62	0.26	306,882.21	7.957	81.66	627
2008-04-01	55	11,343,658.31	3.26	206,248.33	7.710	80.45	646
2008-05-01	118	25,388,243.57	7.30	215,154.61	8.134	83.59	647
2008-06-01	486	101,236,123.08	29.09	208,304.78	8.146	81.96	639
2008-07-01	487	100,180,959.80	28.79	205,710.39	8.229	81.86	642
2008-08-01	137	27,253,794.00	7.83	198,932.80	8.388	80.08	632
2009-04-01	5	739,534.57	0.21	147,906.91	8.085	85.37	649
2009-05-01	24	5,560,598.06	1.60	231,691.59	7.464	84.79	652
2009-06-01	97	23,737,743.64	6.82	244,719.01	7.818	82.96	648
2009-07-01	106	21,474,692.34	6.17	202,591.44	8.053	82.39	644
2009-08-01	32	7,602,675.00	2.18	237,583.59	7.773	78.80	645
2011-04-01	3	1,213,386.77	0.35	404,462.26	7.737	77.10	641
2011-05-01	6	1,356,846.71	0.39	226,141.12	7.529	83.70	639
2011-06-01	38	7,871,958.17	2.26	207,156.79	7.623	79.80	622
2011-07-01	47	10,150,934.00	2.92	215,977.32	7.699	86.93	632
2011-08-01	9	1,826,950.00	0.52	202,994.44	8.103	88.05	620

Total:	1,654	$348,017,980.61	100.00%	$210,409.90	8.097%	82.06%	641

*	Table excludes the fixed rate loans.

Group 2 Gross Margins*

Gross Margin (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
3.501 - 4.000	1	$158,950.00	0.05%	$158,950.00	9.000%	85.00%	605
4.001 - 4.500	3	710,845.84	0.20	236,948.61	8.402	81.11	640
5.001 - 5.500	135	29,876,086.32	8.58	221,304.34	7.815	72.80	641
5.501 - 6.000	551	116,117,871.84	33.37	210,740.24	7.735	81.40	644
6.001 - 6.500	372	81,836,106.26	23.51	219,989.53	8.168	82.65	636
6.501 - 7.000	294	62,847,351.05	18.06	213,766.50	8.112	84.86	648
7.001 - 7.500	154	29,198,755.30	8.39	189,602.31	8.596	83.87	627
7.501 - 8.000	144	27,272,014.00	7.84	189,388.99	9.151	84.83	640

Total:	1,654	$348,017,980.61	100.00%	$210,409.90	8.097%	82.06%	641

Minimum:	4.000%
Maximum:	7.750%
Weighted Average:	6.363%

*	Table excludes the fixed rate loans.

Group 2 Maximum Mortgage Rates*

Maximum Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
12.001 - 12.500	22	$6,299,962.84	1.81%	$286,361.95	6.332%	79.57%	653
12.501 - 13.000	92	25,021,027.70	7.19	271,967.69	6.881	79.95	661
13.001 - 13.500	244	52,943,123.76	15.21	216,980.02	7.310	80.97	642
13.501 - 14.000	450	92,536,644.95	26.59	205,636.99	7.740	81.29	644
14.001 - 14.500	311	65,127,627.75	18.71	209,413.59	8.175	82.07	636
14.501 - 15.000	256	53,864,641.54	15.48	210,408.76	8.621	82.80	642
15.001 - 15.500	118	24,158,182.75	6.94	204,730.36	9.207	85.46	636
15.501 - 16.000	88	16,066,531.77	4.62	182,574.22	9.769	85.79	633
16.001 - 16.500	42	7,134,144.24	2.05	169,860.58	10.231	84.95	598
16.501 - 17.000	24	3,554,882.96	1.02	148,120.12	10.851	79.55	579
17.001 - 17.500	6	996,309.92	0.29	166,051.65	11.281	81.03	568
17.501 - 18.000	1	314,900.43	0.09	314,900.43	11.550	90.00	755

Total:	1,654	$348,017,980.61	100.00%	$210,409.90	8.097%	82.06%	641

Minimum:	12.100%
Maximum:	17.550%
Weighted Average:	14.180%

*	Table excludes the fixed rate loans.

Group 2 Minimum Mortgage Rates*

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
6.001 - 6.500	26	$7,730,362.84	2.22%	$297,321.65	6.335%	80.21%	663
6.501 - 7.000	124	32,824,523.07	9.43	264,713.90	6.873	79.79	664
7.001 - 7.500	270	59,574,281.74	17.12	220,645.49	7.329	81.18	645
7.501 - 8.000	450	93,674,354.67	26.92	208,165.23	7.818	81.74	645
8.001 - 8.500	291	59,301,348.75	17.04	203,784.70	8.298	82.01	633
8.501 - 9.000	225	45,100,236.45	12.96	200,445.50	8.786	82.52	635
9.001 - 9.500	109	22,066,863.77	6.34	202,448.29	9.306	85.64	632
9.501 - 10.000	87	15,889,731.77	4.57	182,640.60	9.783	85.86	632
10.001 - 10.500	41	6,990,184.24	2.01	170,492.30	10.253	85.05	596
10.501 - 11.000	24	3,554,882.96	1.02	148,120.12	10.851	79.55	579
11.001 - 11.500	6	996,309.92	0.29	166,051.65	11.281	81.03	568
11.501 - 12.000	1	314,900.43	0.09	314,900.43	11.550	90.00	755

Total:	1,654	$348,017,980.61	100.00%	$210,409.90	8.097%	82.06%	641

Minimum:	6.100%
Maximum:	11.550%
Weighted Average:	8.097%

*	Table excludes the fixed rate loans.

Group 2 Product Types

Product Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2/28 ARM	791	$143,944,033.86	33.38%	$181,977.29	8.379%	81.80%	638
2/28 ARM Interest Only	82	21,407,597.44	4.96	261,068.26	7.372	82.48	674
2/28 ARM 40-yr Dual Amort)	383	94,011,690.05	21.80	245,461.33	8.058	81.95	637
2/28 ARM 40/30 Balloon	30	6,947,340.00	1.61	231,578.00	8.253	78.84	628
2/28 ARM 50/30 Balloon	1	172,000.00	0.04	172,000.00	8.350	80.00	643
3/27 ARM	129	24,537,380.12	5.69	190,212.25	8.120	80.95	641
3/27 ARM Interest Only	28	7,385,099.98	1.71	263,753.57	7.347	81.94	691
3/27 ARM 40-yr Dual Amort	99	25,074,688.51	5.82	253,279.68	7.769	84.27	642
3/27 ARM 40/30 Balloon	8	2,118,075.00	0.49	264,759.38	7.932	79.29	621
5/25 ARM	12	2,393,212.76	0.56	199,434.40	7.671	70.79	640
5/25 ARM 40-yr Dual Amort	86	18,761,612.89	4.35	218,158.29	7.666	85.28	628
5/25 ARM 40/30 Balloon	4	1,085,250.00	0.25	271,312.50	8.310	91.80	597
5/25 ARM 50/30 Balloon	1	180,000.00	0.04	180,000.00	7.550	52.94	705
Fixed Rate 30/15 Balloon	164	9,585,359.67	2.22	58,447.32	11.600	99.88	675
Fixed Rate 40/30 Balloon	5	1,094,500.00	0.25	218,900.00	8.077	88.06	596
Fixed Rate 50/30 Balloon	1	193,000.00	0.04	193,000.00	8.100	82.13	648
Fixed Rate Fully Amortizing	606	72,289,760.27	16.77	119,290.03	8.621	84.12	649

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Group 2 Initial Rate Caps*

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2.000	110	$28,792,697.42	8.27%	$261,751.79	7.366%	82.34%	678
3.000	1,544	319,225,283.19	91.73	206,752.13	8.163	82.03	637

Total:	1,654	$348,017,980.61	100.00%	$210,409.90	8.097%	82.06%	641

Minimum:	2.000%
Maximum:	3.000%
Weighted Average:	2.917%

*	Table excludes the fixed rate loans.

Group 2 Periodic Rate Caps*

Periodic Rate Cap (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1.000	1,654	$348,017,980.61	100.00%	$210,409.90	8.097%	82.06%	641

Total:	1,654	$348,017,980.61	100.00%	$210,409.90	8.097%	82.06%	641

Minimum:	1.000%
Maximum:	1.000%
Weighted Average:	1.000%

*	Table excludes the fixed rate loans.

Group 2 Combined Loan-to-Value Ratios*

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
10.01 - 20.00	3	$221,821.64	0.05%	$73,940.55	9.070%	17.02%	631
20.01 - 30.00	4	268,381.48	0.06	67,095.37	7.985	23.26	627
30.01 - 40.00	10	1,593,090.86	0.37	159,309.09	8.432	36.69	607
40.01 - 50.00	34	5,760,394.05	1.34	169,423.35	7.751	46.68	643
50.01 - 60.00	55	11,102,789.62	2.57	201,868.90	7.893	56.46	620
60.01 - 70.00	113	23,415,397.91	5.43	207,215.91	8.338	66.94	604
70.01 - 80.00	1,029	203,359,937.74	47.16	197,628.71	7.837	79.07	638
80.01 - 90.00	409	91,933,324.79	21.32	224,775.86	8.334	86.90	645
90.01 - 100.00	773	93,525,462.46	21.69	120,990.25	9.171	97.37	663

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Minimum:	13.39%
Maximum:	100.00%
Weighted Average:	82.81%

*	CLTV refers to original LTV for first lien loans and CLTV for second lien loans.

Group 2 Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Investment	180	$39,179,584.28	9.09%	$217,664.36	8.737%	83.15%	673
Owner-occupied	2,203	383,205,985.40	88.87	173,947.34	8.208	82.70	638
Second Home	47	8,795,030.87	2.04	187,128.32	8.536	86.48	692
Total	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Group 2 Documentation Types

Documentation Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Full	881	$138,936,476.83	32.22%	$157,703.15	7.925%	85.61%	639
12-Month Bank Statement	164	31,786,085.01	7.37	193,817.59	8.010	81.76	634
Stated	1,335	251,311,907.22	58.28	188,248.62	8.482	81.35	646
Limited	50	9,146,131.49	2.12	182,922.63	8.233	84.39	636

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Group 2 Lending Program

Lending Program	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
EZ Score	1,531	$248,465,710.08	57.62%	$162,289.82	8.147%	83.92%	658
EZ Grade	666	127,470,159.88	29.56	191,396.64	8.582	80.05	613
Quick-Fi	233	55,244,730.59	12.81	237,101.85	8.043	84.21	643

Total	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Group 2 Property Types

Property Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Single Family	1,720	$297,895,715.12	69.09%	$173,195.18	8.258%	82.68%	641
PUD	269	49,041,136.61	11.37	182,309.06	8.121	83.15	636
2-4 Family	156	41,680,424.18	9.67	267,182.21	8.375	82.03	658
Condo	277	41,329,535.17	9.59	149,204.10	8.355	84.15	651
Row House	8	1,233,789.47	0.29	154,223.68	7.964	84.53	614

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Group 2 Geographic Distribution of Mortgaged Properties

(Top 30 Jurisdictions Only)

Geographic Distribution (Top 30)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
California	357	$81,954,705.68	19.01%	$229,565.00	8.205%	79.91%	641
Florida	421	67,427,535.98	15.64	160,160.42	8.634	82.71	644
Illinois	249	46,008,700.31	10.67	184,773.90	8.216	84.83	651
Michigan	289	33,957,777.73	7.88	117,500.96	8.581	85.70	636
New York	120	30,523,079.64	7.08	254,359.00	8.160	80.32	654
Maryland	141	28,974,863.83	6.72	205,495.49	7.828	82.33	633
Hawaii	58	16,761,580.88	3.89	288,992.77	7.751	80.97	656
New Jersey	48	13,768,021.40	3.19	286,833.78	8.270	81.77	637
Nevada	58	10,739,792.96	2.49	185,168.84	8.151	83.85	638
Arizona	65	10,702,441.21	2.48	164,652.94	8.235	86.28	647
Texas	90	10,371,489.99	2.41	115,238.78	8.135	80.70	641
Virginia	55	10,217,261.79	2.37	185,768.40	7.742	84.38	639
Colorado	53	8,196,259.88	1.90	154,646.41	7.842	86.50	645
Georgia	54	7,020,082.82	1.63	130,001.53	8.291	84.09	633
Pennsylvania	55	6,713,650.26	1.56	122,066.37	8.624	86.11	634
Massachusetts	28	6,425,772.13	1.49	229,491.86	8.011	82.45	638
Minnesota	34	5,780,517.21	1.34	170,015.21	8.088	82.97	622
Connecticut	33	5,470,294.28	1.27	165,766.49	8.498	79.55	638
New Mexico	33	4,609,535.85	1.07	139,682.90	8.152	85.63	635
Washington	21	3,882,675.39	0.90	184,889.30	8.165	84.23	637
Ohio	19	3,605,159.07	0.84	189,745.21	8.491	89.95	651
North Carolina	17	1,909,021.64	0.44	112,295.39	8.496	89.67	658
Oregon	12	1,901,549.20	0.44	158,462.43	7.945	84.20	671
Wisconsin	14	1,783,576.32	0.41	127,398.31	8.844	88.05	644
Louisiana	12	1,567,585.41	0.36	130,632.12	8.907	79.99	617
Missouri	14	1,523,663.97	0.35	108,833.14	8.665	86.42	639
South Carolina	14	1,517,636.89	0.35	108,402.64	8.396	83.84	636
Alaska	11	1,496,808.37	0.35	136,073.49	8.609	88.39	674
Indiana	10	1,055,776.43	0.24	105,577.64	9.164	91.09	645
Utah	9	1,034,155.01	0.24	114,906.11	8.195	89.24	656
Other	36	4,279,629.02	0.99	118,878.58	8.583	85.40	634

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

No more than approximately 0.57% of the Group 2 Loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Group 2 Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Cash Out Refinance	1,230	$273,028,310.78	63.32%	$221,974.24	8.050%	81.15%	635
Purchase	1,133	144,617,394.76	33.54	127,641.13	8.676	85.65	656
Rate/Term Refinance	67	13,534,895.01	3.14	202,013.36	8.131	86.07	649

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Group 2 Original Terms to Maturity

Original Term (Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1 - 180	174	$10,909,701.92	2.53%	$62,699.44	11.185%	96.37%	670
181 - 300	5	857,170.53	0.20	171,434.11	7.527	77.76	621
301 - 360	2,251	419,413,728.10	97.27	186,323.29	8.188	82.47	642

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Minimum:	180
Maximum:	360
Weighted Average:	355

Group 2 Remaining Terms to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1 - 180	174	$10,909,701.92	2.53%	$62,699.44	11.185%	96.37%	670
181 - 300	5	857,170.53	0.20	171,434.11	7.527	77.76	621
301 - 360	2,251	419,413,728.10	97.27	186,323.29	8.188	82.47	642

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Minimum:	178
Maximum:	360
Weighted Average:	355

Group 2 Credit Scores

FICO Score	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
540 - 550	48	$9,704,320.52	2.25%	$202,173.34	9.449%	77.01%	545
551 - 575	134	25,505,688.06	5.92	190,340.96	8.762	73.15	562
576 - 600	264	42,339,365.43	9.82	160,376.38	8.462	77.88	589
601 - 625	490	81,100,297.96	18.81	165,510.81	8.251	81.97	614
626 - 650	532	94,365,407.59	21.89	177,378.59	8.233	83.44	638
651 - 675	450	85,400,052.03	19.81	189,777.89	8.100	85.34	662
676 - 700	220	41,843,231.14	9.70	190,196.51	8.093	85.81	687
701 - 725	152	26,135,816.35	6.06	171,946.16	8.042	85.81	711
726 - 750	72	12,074,724.08	2.80	167,704.50	7.976	88.34	736
751 - 775	41	8,224,935.25	1.91	200,608.18	8.477	89.01	762
776 - 800	25	4,103,025.78	0.95	164,121.03	8.089	78.96	786
>= 801	2	383,736.36	0.09	191,868.18	8.388	83.65	805

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Minimum:	540
Maximum:	805
Weighted Average:	643

Group 2 Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
None	608	$118,223,210.05	27.42%	$194,446.07	8.394%	83.05%	647
6 Months	1	235,025.00	0.05	235,025.00	8.250	85.00	580
1 Year	101	19,970,269.93	4.63	197,725.44	8.685	82.67	658
2 Years	1,119	183,488,950.64	42.56	163,975.83	8.368	82.85	640
3 Years	601	109,263,144.93	25.34	181,802.24	7.865	82.53	641

Total	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Group 2 Lien Position

Lien Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1st Lien	1,971	$406,868,686.18	94.36%	$206,427.54	8.051%	81.79%	642
2nd Lien	459	24,311,914.37	5.64	52,967.13	11.799	99.89	657

Total:	2,430	$431,180,600.55	100.00%	$177,440.58	8.262%	82.81%	643

Aggregate of Mortgage Loans in Loan Group 1 and Loan Group 2

The average principal balance of the mortgage loans at origination was approximately $225,223. No mortgage loan had a principal balance at origination of greater than approximately $958,500 or less than approximately $14,000. The average principal balance of the mortgage loans as of the Cut-off Date was approximately $225,127. No mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $957,907 or less than approximately $14,000.

The weighted average remaining term to stated maturity of the mortgage loans will be approximately 355 months as of the Cut-off Date. As of the Cut-off Date, none of the mortgage loans will have a first Due Date prior to January 2006 or after September 2006 or will have a remaining term to stated maturity of less than 178 months or greater than 360 months. The latest maturity date of any mortgage loan is August 2036.

The weighted average Combined Loan-to-Value Ratio at origination of the mortgage loans was approximately 82.27%. No Combined Loan-to-Value Ratio at origination was greater than approximately 100.00% or less than approximately 13.39%.

Some of the mortgage loans include a “balloon payment” feature.

None of the mortgage loans is a buydown mortgage loan.

None of the adjustable-rate mortgage loans has reached its first rate-adjustment date as of the Closing Date.

Set forth below is a description of certain additional characteristics of the mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the mortgage loans are approximate percentages by Aggregate Stated Principal Balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals because of rounding.

Aggregate Scheduled Principal Balances

Scheduled Principal Balance ($)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
0.01 - 50,000.00	264	$9,506,190.32	0.95%	$36,008.30	11.833%	98.74%	645
50,000.01 - 100,000.00	709	54,648,776.22	5.45	77,078.67	10.124	88.49	644
100,000.01 - 150,000.00	760	94,903,075.35	9.46	124,872.47	8.684	81.69	638
150,000.01 - 200,000.00	598	104,836,397.21	10.45	175,311.70	8.158	80.52	641
200,000.01 - 250,000.00	519	116,784,709.51	11.64	225,018.71	7.931	81.02	643
250,000.01 - 300,000.00	437	119,479,568.22	11.91	273,408.62	7.841	80.45	646
300,000.01 - 350,000.00	322	104,530,665.66	10.42	324,629.40	7.848	81.63	653
350,000.01 - 400,000.00	258	96,817,328.92	9.65	375,260.96	7.799	82.44	655
400,000.01 - 450,000.00	209	88,857,664.11	8.86	425,156.29	7.901	82.75	657
450,000.01 - 500,000.00	138	65,629,835.23	6.54	475,578.52	7.919	82.42	664
500,000.01 - 550,000.00	81	42,498,520.32	4.24	524,673.09	8.031	83.36	645
550,000.01 - 600,000.00	65	37,559,709.41	3.74	577,841.68	7.943	83.86	675
600,000.01 - 650,000.00	36	22,419,688.68	2.23	622,769.13	8.190	81.87	653
650,000.01 - 700,000.00	21	14,215,731.64	1.42	676,939.60	8.137	83.56	666
700,000.01 - 750,000.00	17	12,272,543.43	1.22	721,914.32	8.381	81.01	651
750,000.01 - 800,000.00	9	7,019,718.84	0.70	779,968.76	8.171	84.51	664
800,000.01 - 850,000.00	7	5,763,887.68	0.57	823,412.53	7.782	82.14	674
850,000.01 - 900,000.00	3	2,595,599.20	0.26	865,199.73	8.171	77.15	614
900,000.01 - 950,000.00	2	1,870,211.59	0.19	935,105.80	8.524	82.57	678
950,000.01 - 1,000,000.00	1	957,907.28	0.10	957,907.28	8.40	87.14	673

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Minimum:	$14,000.00
Maximum:	$957,907.28
Average:	$225,127.41

Aggregate Mortgage Rates as of the Cut-off Date

Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
5.751 - 6.000	2	$665,000.00	0.07%	$332,500.00	6.000%	58.63%	699
6.001 - 6.250	22	6,669,758.16	0.66	303,170.83	6.201	77.28	675
6.251 - 6.500	71	23,133,256.43	2.31	325,820.51	6.438	77.73	684
6.501 - 6.750	89	29,396,326.20	2.93	330,295.80	6.694	78.97	674
6.751 - 7.000	265	76,469,358.37	7.62	288,563.62	6.938	78.02	663
7.001 - 7.250	278	73,810,312.16	7.36	265,504.72	7.186	79.34	657
7.251 - 7.500	443	115,720,327.01	11.54	261,219.70	7.434	80.01	649
7.501 - 7.750	455	122,187,567.54	12.18	268,544.10	7.668	81.47	655
7.751 - 8.000	558	137,200,101.90	13.68	245,878.32	7.937	80.45	648
8.001 - 8.250	300	75,823,244.48	7.56	252,744.15	8.168	81.71	643
8.251 - 8.500	304	74,106,141.09	7.39	243,770.20	8.415	81.32	641
8.501 - 8.750	225	55,467,623.75	5.53	246,522.77	8.663	82.05	640
8.751 - 9.000	217	54,968,405.92	5.48	253,310.63	8.920	84.53	638
9.001 - 9.250	86	20,898,819.89	2.08	243,009.53	9.166	85.06	632
9.251 - 9.500	107	25,484,063.43	2.54	238,168.82	9.423	86.19	642
9.501 - 9.750	82	18,842,483.08	1.88	229,786.38	9.657	86.87	639
9.751 - 10.000	76	15,466,412.77	1.54	203,505.43	9.912	89.83	640
10.001 - 10.250	57	11,143,065.68	1.11	195,492.38	10.155	89.99	619
10.251 - 10.500	27	4,569,040.46	0.46	169,223.72	10.406	88.57	621
10.501 - 10.750	20	3,351,674.03	0.33	167,583.70	10.698	84.22	604
10.751 - 11.000	21	3,087,522.77	0.31	147,024.89	10.950	85.56	601
11.001 - 11.250	165	14,513,473.78	1.45	87,960.45	11.157	98.53	711
11.251 - 11.500	121	10,087,223.44	1.01	83,365.48	11.387	98.74	667
11.501 - 11.750	82	4,719,617.57	0.47	57,556.31	11.587	98.26	642
11.751 - 12.000	66	4,221,492.22	0.42	63,962.00	11.949	99.72	618
12.001 - 12.250	138	9,519,926.77	0.95	68,984.98	12.144	99.48	637
12.251 - 12.500	49	3,036,376.23	0.30	61,966.86	12.388	99.90	629
12.501 - 12.750	85	6,229,894.29	0.62	73,292.87	12.732	99.81	621
12.751 - 13.000	42	1,658,088.33	0.17	39,478.29	12.875	98.94	602
13.001 - 13.250	3	721,131.07	0.07	240,377.02	13.186	91.40	772

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Minimum:	6.000%
Maximum:	13.200%
Weighted Average:	8.169%

Aggregate Next Rate Adjustment Dates*

Next Rate Adjustment Date	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
12/1/2007	1	$159,235.97	0.02%	$159,235.97	8.025%	100.00%	646
1/1/2008	1	293,703.65	0.03	293,703.65	6.990	90.00	661
2/1/2008	1	638,743.21	0.07	638,743.21	7.300	95.00	645
3/1/2008	10	3,023,071.76	0.35	302,307.18	7.527	81.09	675
4/1/2008	130	36,919,163.78	4.33	283,993.57	7.506	80.71	655
5/1/2008	243	68,769,377.77	8.07	283,001.55	8.010	82.63	654
6/1/2008	937	249,155,865.48	29.25	265,908.07	8.044	81.67	650
7/1/2008	980	252,534,540.39	29.64	257,688.31	8.142	81.57	647
8/1/2008	246	61,745,112.00	7.25	250,996.39	8.239	81.29	642
4/1/2009	16	4,239,101.89	0.50	264,943.87	7.524	84.08	663
5/1/2009	41	12,583,047.00	1.48	306,903.59	7.660	83.72	650
6/1/2009	177	49,582,573.56	5.82	280,127.53	7.786	81.64	655
7/1/2009	200	55,493,535.34	6.51	277,467.68	7.865	81.68	654
8/1/2009	59	17,768,804.00	2.09	301,166.17	7.851	79.36	649
4/1/2011	6	2,197,419.83	0.26	366,236.64	7.472	80.58	638
5/1/2011	9	2,583,773.76	0.30	287,085.97	7.471	87.24	655
6/1/2011	52	12,156,906.24	1.43	233,786.66	7.611	80.59	631
7/1/2011	77	18,948,852.00	2.22	246,088.99	7.674	80.27	636
8/1/2011	13	3,116,950.00	0.37	239,765.38	7.978	83.79	629

Total:	3,199	$851,909,777.63	100.00%	$266,305.03	8.002%	81.63%	649

*	Table excludes the fixed rate loans.

Aggregate Gross Margins*

Gross Margin (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
3.001 - 3.500	1	$630,134.19	0.07%	$630,134.19	6.600%	85.00%	701
3.501 - 4.000	1	158,950.00	0.02	158,950.00	9.000	85.00	605
4.001 - 4.500	7	1,955,059.35	0.23	279,294.19	8.016	78.40	602
5.001 - 5.500	223	55,135,911.46	6.47	247,246.24	7.713	71.02	644
5.501 - 6.000	1,324	365,936,232.31	42.95	276,386.88	7.707	80.68	658
6.001 - 6.500	603	161,928,522.44	19.01	268,538.18	8.047	81.55	638
6.501 - 7.000	523	141,220,017.24	16.58	270,019.15	8.088	84.26	648
7.001 - 7.500	288	68,619,547.43	8.05	238,262.32	8.668	86.58	643
7.501 - 8.000	228	55,686,660.00	6.54	244,239.74	9.075	85.73	646
8.001 - 8.500	1	638,743.21	0.07	638,743.21	7.300	95.00	645

Total:	3,199	$851,909,777.63	100.00%	$266,305.03	8.002%	81.63%	649

Minimum:	3.500%
Maximum:	8.250%
Weighted Average:	6.284%

*	Table excludes the fixed rate loans.

Aggregate Maximum Mortgage Rates*

Maximum Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
12.001 - 12.500	58	$18,565,077.63	2.18%	$320,087.55	6.365%	77.64%	669
12.501 - 13.000	213	65,259,306.45	7.66	306,381.72	6.857	78.33	657
13.001 - 13.500	526	144,132,594.28	16.92	274,016.34	7.294	79.64	649
13.501 - 14.000	849	221,449,439.72	25.99	260,835.62	7.709	80.73	652
14.001 - 14.500	587	152,136,440.48	17.86	259,176.22	8.105	81.75	646
14.501 - 15.000	482	129,112,663.95	15.16	267,868.60	8.559	83.24	648
15.001 - 15.500	222	59,258,528.12	6.96	266,930.31	9.034	84.73	649
15.501 - 16.000	150	36,244,883.60	4.25	241,632.56	9.605	87.46	644
16.001 - 16.500	62	15,174,119.07	1.78	244,743.86	10.158	88.63	615
16.501 - 17.000	34	6,545,089.65	0.77	192,502.64	10.631	85.44	615
17.001 - 17.500	10	1,674,316.56	0.20	167,431.66	11.257	80.88	579
17.501 - 18.000	3	560,353.64	0.07	186,784.55	11.596	86.33	680
18.001 - 18.500	2	1,177,000.00	0.14	588,500.00	11.566	95.95	686
19.001 - 19.500	1	619,964.48	0.07	619,964.48	13.200	90.00	802

Total:	3,199	$851,909,777.63	100.00%	$266,305.03	8.002%	81.63%	649

Minimum:	12.100%
Maximum:	19.200%
Weighted Average:	14.136%

*	Table excludes the fixed rate loans.

Aggregate Minimum Mortgage Rates*

Minimum Mortgage Rate (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
5.501 - 6.000	2	$665,000.00	0.08%	$332,500.00	6.000%	58.63%	699
6.001 - 6.500	77	25,636,997.60	3.01	332,948.02	6.373	78.01	678
6.501 - 7.000	284	88,021,644.04	10.33	309,935.37	6.864	78.69	665
7.001 - 7.500	598	165,609,133.20	19.44	276,938.35	7.334	79.94	652
7.501 - 8.000	870	228,504,571.77	26.82	262,648.93	7.807	81.09	653
8.001 - 8.500	539	139,186,085.52	16.34	258,230.21	8.289	81.82	643
8.501 - 9.000	403	104,413,232.30	12.26	259,089.91	8.794	83.58	640
9.001 - 9.500	182	45,019,884.19	5.28	247,362.00	9.308	86.06	638
9.501 - 10.000	137	31,654,345.61	3.72	231,053.62	9.770	88.42	639
10.001 - 10.500	59	13,814,659.07	1.62	234,146.76	10.229	88.35	611
10.501 - 11.000	32	5,352,589.65	0.63	167,268.43	10.824	83.33	593
11.001 - 11.500	11	2,374,316.56	0.28	215,846.96	11.211	86.52	634
11.501 - 12.000	3	560,353.64	0.07	186,784.55	11.596	86.33	680
12.001 - 12.500	1	477,000.00	0.06	477,000.00	12.250	90.00	572
13.001 - 13.500	1	619,964.48	0.07	619,964.48	13.200	90.00	802

Total:	3,199	$851,909,777.63	100.00%	$266,305.03	8.002%	81.63%	649

Minimum:	6.000%
Maximum:	13.200%
Weighted Average:	8.002%

*	Table excludes the fixed rate loans.

Aggregate Product Types

Product Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2/28 ARM	1,381	$314,643,490.18	31.36%	$227,837.43	8.237%	81.69%	641
2/28 ARM Interest Only	264	88,665,997.83	8.84	335,856.05	7.624	81.72	684
2/28 ARM 40-yr Dual Amort	839	250,611,526.00	24.98	298,702.65	7.990	81.60	648
2/28 ARM 40/30 Balloon	61	17,947,480.00	1.79	294,220.98	8.213	81.74	638
2/28 ARM 50/30 Balloon	4	1,370,320.00	0.14	342,580.00	7.569	80.00	667
3/27 ARM	219	54,102,532.67	5.39	247,043.53	7.970	81.34	648
3/27 ARM Interest Only	79	26,162,290.18	2.61	331,168.23	7.318	79.98	687
3/27 ARM 40-yr Dual Amort	180	54,661,443.94	5.45	303,674.69	7.864	82.78	644
3/27 ARM 40/30 Balloon	15	4,740,795.00	0.47	316,053.00	7.971	80.76	629
5/25 ARM	19	4,190,578.23	0.42	220,556.75	7.637	72.31	644
5/25 ARM 40-yr Dual Amort	131	32,894,073.60	3.28	251,099.80	7.630	82.16	635
5/25 ARM 40/30 Balloon	6	1,739,250.00	0.17	289,875.00	8.160	85.69	609
5/25 ARM 50/30 Balloon	1	180,000.00	0.02	180,000.00	7.550	52.94	705
Fixed Rate 30/15 Balloon	299	23,149,395.22	2.31	77,422.73	11.562	99.89	678
Fixed Rate 40/30 Balloon	7	1,561,300.00	0.16	223,042.86	8.003	83.21	611
Fixed Rate 50/30 Balloon	4	949,000.00	0.09	237,250.00	7.510	79.05	663
Fixed Rate Fully Amortizing	947	125,598,255.97	12.52	132,627.51	8.683	83.40	649

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Aggregate Initial Periodic Rate Caps*

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
2.000	343	$114,828,288.01	13.48%	$334,776.35	7.555%	81.33%	685
3.000	2,856	737,081,489.62	86.52	258,081.75	8.071	81.68	644

Total:	3,199	$851,909,777.63	100.00%	$266,305.03	8.002%	81.63%	649

Minimum:	2.000%
Maximum:	3.000%
Weighted Average:	2.865%

*	Table excludes the fixed rate loans.

Aggregate Periodic Rate Caps*

Periodic Rate Cap (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1.000	3,199	$851,909,777.63	100.00%	$266,305.03	8.002%	81.63%	649

Total:	3,199	$851,909,777.63	100.00%	$266,305.03	8.002%	81.63%	649

Minimum:	1.000%
Maximum:	1.000%
Weighted Average:	1.000%

*	Table excludes the fixed rate loans.

Aggregate Combined Loan-to-Value Ratios*

Combined Loan-to-Value Ratio (%)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
10.01 - 20.00	3	$221,821.64	0.02%	$73,940.55	9.070%	17.02%	631
20.01 - 30.00	13	1,519,713.94	0.15	116,901.07	7.965	26.55	601
30.01 - 40.00	24	4,452,167.53	0.44	185,506.98	8.018	36.46	628
40.01 - 50.00	56	8,950,712.57	0.89	159,834.15	7.749	46.85	631
50.01 - 60.00	106	23,002,261.05	2.29	217,002.46	7.605	56.50	622
60.01 - 70.00	224	50,769,398.16	5.06	226,649.10	7.996	66.40	613
70.01 - 80.00	2,213	576,829,334.54	57.50	260,654.92	7.754	79.48	651
80.01 - 90.00	561	151,248,177.02	15.08	269,604.59	8.414	87.25	644
90.01 - 100.00	1,256	186,174,142.37	18.56	148,227.82	9.396	97.72	665

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Minimum:	13.39%
Maximum:	100.00%
Weighted Average:	82.27%

*	CLTV refers to original LTV for first lien loans and CLTV for second lien loans.

Aggregate Occupancy Types

Occupancy Types (as indicated by borrower)	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Investment	238	$55,934,383.00	5.58%	$235,018.42	8.670%	82.77%	670
Owner-occupied	4,156	932,914,183.06	93.00	224,474.06	8.129	82.18	648
Second Home	62	14,319,162.76	1.43	230,954.24	8.826	86.26	684

Total	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Aggregate Documentation Types

Documentation Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Full	1,521	$283,239,201.19	28.23%	$186,219.07	7.831%	82.43%	636
12-Month Bank Statement	336	89,110,647.60	8.88	265,210.26	7.871	82.39	641
Stated	2,500	606,450,551.59	60.45	242,580.22	8.382	82.23	658
Limited	99	24,367,328.44	2.43	246,134.63	7.882	81.07	646

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

See “—Underwriting Standards” below for a detailed description of the Seller’s documentation requirements.

Aggregate Lending Programs

Lending Program	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
EZ Score	3,085	$679,583,482.31	67.74%	$220,286.38	8.101%	82.93%	662
EZ Grade	1,077	238,460,366.74	23.77	221,411.67	8.428	79.76	615
Quick-Fi	294	85,123,879.77	8.49	289,537.01	7.986	84.06	646

Total	4,456	$1,003,167,728.82	100.00	$225,127.41	8.169%	82.27%	650

Aggregate Property Types

Property Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Single Family	3,098	$686,995,322.75	68.48%	$221,754.46	8.147%	82.06%	648
PUD	560	134,031,866.49	13.36	239,342.62	8.113	82.68	645
2-4 Family	311	94,036,097.01	9.37	302,366.87	8.301	82.77	664
Condo	477	86,617,653.10	8.63	181,588.37	8.287	82.73	657
Row House	10	1,486,789.47	0.15	148,678.95	7.998	84.04	610

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Aggregate Geographic Distribution of Mortgaged Properties

Geographic Distribution (Top 30)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
California	1,049	$319,070,419.91	31.81%	$304,166.27	8.059%	81.45%	657
Florida	785	154,019,281.54	15.35	196,202.91	8.414	82.26	649
New York	317	95,219,874.39	9.49	300,378.15	8.021	79.94	656
Illinois	355	71,422,910.18	7.12	201,191.30	8.289	83.83	649
Michigan	397	54,582,712.46	5.44	137,487.94	8.450	84.65	641
Maryland	221	49,834,599.97	4.97	225,495.93	7.852	80.99	633
New Jersey	101	34,368,408.94	3.43	340,281.28	8.371	87.90	654
Hawaii	100	32,055,394.56	3.20	320,553.95	7.879	80.90	661
Nevada	109	23,479,916.68	2.34	215,412.08	7.965	81.32	644
Texas	159	22,196,233.07	2.21	139,598.95	8.049	80.67	646
Arizona	102	18,515,600.93	1.85	181,525.50	8.152	83.45	641
Virginia	81	17,090,226.89	1.70	210,990.46	7.716	83.91	637
Massachusetts	56	14,278,680.75	1.42	254,976.44	8.032	80.94	636
Georgia	71	10,809,163.48	1.08	152,241.74	8.432	84.13	632
Colorado	65	10,067,669.57	1.00	154,887.22	7.934	84.93	645
Pennsylvania	76	9,888,349.64	0.99	130,109.86	8.502	82.90	634
Connecticut	48	9,245,127.27	0.92	192,606.82	8.551	81.75	643
Minnesota	41	7,645,989.85	0.76	186,487.56	8.194	84.01	629
New Mexico	43	7,553,632.62	0.75	175,665.87	8.229	81.83	630
Washington	25	4,912,979.69	0.49	196,519.19	8.016	82.91	643
Ohio	25	4,797,016.93	0.48	191,880.68	8.761	91.70	650
North Carolina	27	3,094,877.17	0.31	114,625.08	8.699	87.80	656
Oregon	19	3,018,914.27	0.30	158,890.22	8.073	80.32	648
South Carolina	25	2,994,711.95	0.30	119,788.48	8.397	81.81	654
Oklahoma	15	2,979,592.79	0.30	198,639.52	8.622	85.07	634
Wisconsin	19	2,591,758.01	0.26	136,408.32	8.685	86.11	647
Missouri	20	2,495,604.94	0.25	124,780.25	8.701	84.02	633
Louisiana	17	2,224,984.30	0.22	130,881.43	8.845	80.54	617
Utah	13	2,087,376.72	0.21	160,567.44	7.782	84.81	670
Indiana	12	1,911,532.27	0.19	159,294.36	9.059	89.89	641
Other	63	8,714,187.08	0.87	138,320.43	8.694	86.17	647

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

No more than approximately 0.40% of the mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) will be secured by mortgaged properties located in any one zip code.

Aggregate Loan Purpose

Loan Purpose	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
Purchase	2,562	$538,078,773.50	53.64%	$210,022.94	8.285%	83.97%	663
Cash Out Refinance	1,799	444,011,589.05	44.26	246,810.22	8.039	80.18	635
Rate/Term Refinance	95	21,077,366.27	2.10	221,867.01	7.920	82.99	647

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Aggregate Original Terms to Maturity

Original Term (Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1 - 180	316	$25,198,876.68	2.51%	$79,743.28	11.288%	97.78%	674
181 - 300	8	1,295,550.22	0.13	161,943.78	7.887	76.60	639
301 - 360	4,132	976,673,301.92	97.36	236,368.18	8.089	81.88	649

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Minimum:	180
Maximum:	360
Weighted Average:	355

Aggregate Remaining Terms to Maturity

Remaining Term (Months)	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1 - 180	316	$25,198,876.68	2.51%	$79,743.28	11.288%	97.78%	674
181 - 300	8	1,295,550.22	0.13	161,943.78	7.887	76.60	639
301 - 360	4,132	976,673,301.92	97.36	236,368.18	8.089	81.88	649

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Minimum:	178
Maximum:	360
Weighted Average:	355

Aggregate Credit Scores

FICO Score	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
540 - 550	74	$15,179,736.39	1.51%	$205,131.57	9.227%	74.64%	544
551 - 575	212	43,340,242.29	4.32	204,435.11	8.695	73.53	563
576 - 600	426	80,940,803.86	8.07	190,001.89	8.359	77.46	589
601 - 625	849	170,978,135.95	17.04	201,387.67	8.195	81.17	615
626 - 650	985	223,605,752.98	22.29	227,010.92	8.171	82.71	639
651 - 675	832	202,385,118.52	20.17	243,251.34	8.115	84.13	662
676 - 700	473	119,093,702.59	11.87	251,783.73	8.038	84.67	687
701 - 725	311	76,605,027.47	7.64	246,318.42	7.885	84.18	711
726 - 750	168	38,905,506.36	3.88	231,580.40	7.919	84.89	736
751 - 775	78	20,816,156.76	2.08	266,873.80	8.080	86.20	763
776 - 800	42	9,425,076.41	0.94	224,406.58	7.900	79.40	785
>= 801	6	1,892,469.24	0.19	315,411.54	9.769	87.29	803

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Minimum:	540
Maximum:	805
Weighted Average:	650

Aggregate Prepayment Penalty Periods

Prepayment Penalty Periods	Number of Loans	Cut-off Date Aggregate Principal Balance	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
None	1,063	$264,825,010.46	26.40%	$249,129.83	8.388%	82.98%	650
6 Months	2	322,010.60	0.03	161,005.30	8.682	89.05	598
1 Year	252	64,313,785.21	6.41	255,213.43	8.451	81.57	657
2 Years	2,185	470,836,921.70	46.94	215,486.01	8.192	82.63	650
3 Years	954	202,870,000.85	20.22	212,651.99	7.738	80.75	646

Total	4,456	1,003,167,728.82	100.00	$225,127.41	8.169%	82.27%	650

Aggregate Lien Position

Lien Type	Number of Mortgage Loans	Cut-off Date Aggregate Principal Balance Outstanding	Percentage of Cut-off Date Aggregate Principal Balance	Average Principal Balance Outstanding	Weighted Average Coupon	Weighted Average Original CLTV	Weighted Average Credit Score
1st Lien	3,688	$950,072,588.09	94.71%	$257,611.87	7.970%	81.29%	649
2nd Lien	768	53,095,140.73	5.29	69,134.30	11.732	99.88	662

Total:	4,456	$1,003,167,728.82	100.00%	$225,127.41	8.169%	82.27%	650

Underwriting Standards

All the mortgage loans were originated by People’s Choice Home Loan, Inc., a Wyoming corporation (“PCHLI”), in accordance with the underwriting criteria described in this section and detailed in the print and on-line manuals that our underwriters use in making their credit decisions (“Underwriting Guidelines”). For all originations, PCHLI controls the credit underwriting, documentation and closing of the loans. The Seller purchases mortgage loans from PCHLI from time to time.

Approximately 80% of PCHLI loan production consists of wholesale loan transactions. In a wholesale loan transaction, an independent third-party mortgage broker receives a mortgage loan application from a borrower, gathers information needed to make a credit decision, processes that information, and provides that information to PCHLI. PCHLI then reviews the information provided by the mortgage broker and makes a credit decision based on the borrower’s application for a mortgage loan. PCHLI thoroughly reviews all credit, income, character and collateral information provided by the broker for completeness, accuracy and authenticity. For example, PCHLI orders its own tri-merged credit report, verbally verifies employment, verifies income when appropriate, and completes an internal independent review of each appraisal submitted for consideration. PCHLI also uses third-party vendors to verify the customer information disclosed on the borrower’s credit application.

For PCHLI’s fiscal year ended December 31, 2005, approximately 20% of PCHLI loan production consisted of retail loan transactions. A PCHLI loan officer receives a mortgage loan application from a borrower, gathers information needed to make a credit decision, processes that information, packages and checks the information for inaccuracies prior to submitting it for underwriting, and provides that information to PCHLI underwriters. PCHLI thoroughly reviews all credit, income, character and collateral information provided by the PCHLI loan officer and makes a credit decision based on the borrower’s application for a mortgage loan using the same processes and guidelines used in wholesale transactions. PCHLI typically conducts a final pre-funding check of the underwriting packages prior to wiring money to fund a mortgage loan.

All underwriting functions of PCHLI are performed in its hub offices. PCHLI’s wholesale offices are located in Arizona, California, Colorado, Florida, Hawaii, Illinois, Michigan, Nevada, New Jersey, New York, Pennsylvania and Texas. PCHLI’S retail offices are located in Arizona, California, Colorado, Maryland, Nevada and Virginia. PCHLI does not delegate underwriting authority to any broker or correspondent. Loan applications are evaluated by condition of the collateral, credit history of the applicant, ability to pay, loan-to-value ratio (“LTV”), consistency of the applicant’s employment and residence, and other factors. PCHLI does not originate “Section 32,” state or local high-cost loans.

PCHLI is in the nonprime lending market. To offset higher (and possibly much higher) predicted delinquency and foreclosure rates, mortgage loans originated by PCHLI and other nonprime lenders generally bear higher interest rates than mortgage loans that conform to Fannie Mae and Freddie Mac standards. No assurance can be given that the values of the related mortgaged properties have remained or will remain at the levels in effect on the dates that the loans were originated by PCHLI. In addition, there can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of that mortgaged property at the time of that appraisal or review.

The mortgage loans are generally consistent with and conform to the Underwriting Guidelines. On a case-by-case basis, exceptions to the Underwriting Guidelines may be made where compensating factors exist. It is expected that some portion of the PCHLI loans will represent those exceptions. In addition, PCHLI documents all exceptions in its loan files. Under each program, PCHLI reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio (“DTI”) to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property appraisal. In determining the ability of the applicant to repay the loan, a loan rate is assigned that is generally equal to the interest rate established under the Underwriting Guidelines. The Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure and require the underwriters to be satisfied that the value of the property being financed, as reflected by an appraisal and a review of the appraisal, supports the outstanding loan balance at time of funding of the PCHLI loan. In general, mortgage loans do not exceed $1,000,000, with a maximum combined LTV (all outstanding liens) at funding of 100%. The maximum LTV depends on, among other things, the loan size, the purpose of the mortgage loan, borrower’s credit history, repayment ability and DTI, as well as the type and occupancy of the property.

Documentation Programs

The Underwriting Guidelines specify the applicants that may qualify for “full documentation,” “lite documentation,” and “stated income documentation” programs. The specific income documentation required for PCHLI’s various programs varies as follows: Under the full documentation program, applicants usually are required to submit one year’s IRS Form W-2 and Form 1040 and a year-to-date paystub or 12 or 24 months personal or business bank statements. Under the lite documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal or business checking account bank statements or a current paycheck stub with at least 6 months’ year-to-date information. Under the stated income documentation program, an applicant will be qualified based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria. The income stated must be reasonable for the job and credit profile. All these programs require, for salaried employees, a telephone verification of the applicant’s employment. For a self-employed borrower, there is a telephone verification, as well as additional documentation to verify the existence of the business owned by the borrower. In evaluating the credit quality of borrowers, PCHLI utilizes Credit Scores (as defined below), mortgage or rent-payment history, job stability and income. The Underwriting Guidelines require all borrowers to have demonstrated a willingness to pay.

Lending Programs

The Underwriting Guidelines describe four lending programs. These lending programs establish the maximum permitted LTV, the maximum loan amount and the allowed use of loan proceeds given the applicant’s consumer credit history, history of liens, charge-offs and bankruptcy, DTI and proposed use of the proceeds, along with the documentation program and other factors.

In general, higher credit-risk mortgage loans are graded in categories that require lower DTI ratios and lower LTV ratios, and permit more (or more recent) major derogatory credit items, such as outstanding judgments or prior bankruptcies. Specific risks for mortgage loans are considered along with the “Credit Score,” the measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. To calculate the numerical Credit Scores cited below, PCHLI obtains a tri-merged credit report, which is composed of credit information as reported by the three primary credit repositories, Equifax®, TransUnion®, and Experian®. Most frequently, the report will contain Credit Scores from all three credit bureaus, and PCHLI will use the middle Credit Score. If one of the three credit bureaus does not report a Credit Score for the borrower, PCHLI will use the lower of the two remaining scores. If there are two or more borrowers, PCHLI uses the Credit Score of the primary wage-earner.

The Underwriting Guidelines have the following programs and criteria for assessing the potential likelihood that an applicant will satisfy the repayment obligation of a mortgage loan:

EZ Grade Program

The EZ Grade program uses a loan applicant’s mortgage and rent-payment history, bankruptcy history, foreclosure history, and DTI to determine the amount and the maximum LTV permitted for the loan. The six grade classifications are listed below:

“A+” Risk. The applicant must have generally repaid installment or revolving debt according to its terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, the applicant may not have had any 30-day-late payments within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. If the applicant has filed a Chapter 7 bankruptcy within the last 2 years, it must be discharged prior to the funding of the loan. A Chapter 13 bankruptcy must have been filed at least 2 years prior to application and must be discharged prior to the funding of the loan. The applicant may not have had any notice of default on a mortgage loan within 24 months before the application date. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 100% is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 95% is permitted for a mortgage loan on a non-owner-occupied property or a three-to-four-family owner-occupied residential property. The maximum combined LTV, including any related subordinate lien, is 100%. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85%, and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“A” Risk. An applicant must have generally repaid installment or revolving debt according to the applicable terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, the applicant may not have had more than one 30-day-late payment (with rolling of late payments permitted), or any 60-day-late payments, within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. If the applicant has filed a Chapter 7 bankruptcy within the last 2 years, it must be discharged prior to the funding of the loan. A Chapter 13 bankruptcy must have been filed at least 2 years prior to the application and must be discharged prior to the funding of the loan. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 95% (90% under the stated income documentation program) is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 90% is permitted for a mortgage loan on a non-owner-occupied property and a maximum first-lien LTV of 90% on a three-to-four-family owner-occupied residential property. The maximum combined LTV, including any related subordinate lien, is 100% for an owner-occupied property and 95% on all non-owner-occupied properties. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55% are allowed if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“A-” Risk. An applicant must have generally repaid installment or revolving debt according to its terms and must have a Credit Score of 540 or higher. On any existing mortgage loan, applicant may not have had more than three 30-day-late payments (with rolling of late payments permitted), or any 60-day-late payments, within the previous 12 months. Any existing mortgage loan must be current at the time of funding of the PCHLI loan. Minor non-mortgage-related derogatory items are allowed. Open collection accounts or open charge-offs not affecting title may remain open after funding of the loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant may not have had any Chapter 7 bankruptcy discharges or Chapter 13 petitions in the previous 24 months. The mortgaged property must be in at least average condition. A maximum first-

lien LTV of 95% (85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a single-family, owner-occupied property. The maximum combined LTV, including any related subordinate lien, is 100% for a refinance loan and 100% for a purchase money loan. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“B” Risk. An applicant may have experienced isolated credit problems but should have generally repaid installment or revolving debt according to the applicable terms and must have a Credit Score of 540 or higher. Unlimited 30-day-late payments and a maximum of one 60-day-late payment within the previous 12 months are acceptable on any existing mortgage loan. An existing loan must be less than 89 days late at the time of funding of the PCHLI loan. Minor non-mortgage-related derogatory items are allowed. In most cases, open collection accounts or open charge-offs not affecting title may remain open after funding of the loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. The applicant’s history may not include any Chapter 7 or Chapter 13 petitions or discharges, or notices of default filed on a mortgage loan, during the preceding 18 months. Debts in Chapter 13 cases filed more than 18 months before the applicable date must be paid per the trustee’s demand at funding. The mortgaged property must be in at least average condition. A maximum first-lien LTV of 90% (80% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 85% (70% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage on a non-owner-occupied property. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“C+” Risk. An applicant may have experienced significant credit problems in the past and must have a Credit Score of 540 or higher. Three 60-day-late payments or a maximum of one 90-day-late payment within the last 12 months are acceptable on any existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. The applicant’s history may not include any Chapter 7 or Chapter 13 petitions or discharges, or notices of default filed on a mortgage loan, during the preceding 12 months. Debts in Chapter 13 cases filed more than 12 months before the applicable date must be paid per the trustee’s demand at funding. The mortgaged property must be in at least average condition. In most cases, a maximum first-lien LTV of 80% for a mortgage loan on a single-family or two-family owner-occupied property for a full documentation program (70% for mortgage loans originated under the stated income documentation program) is permitted. A maximum first-lien LTV of 75% is permitted for a mortgage loan on a non-owner-occupied single-family property (70% for a mortgage loan a three-to-four-family non-owner-occupied residential property). The maximum combined LTV, including any related subordinate lien, is 95% on owner-occupied properties and 90% on non-owner-occupied properties. The applicant’s DTI may be up to 55%, if the LTV is less than 75%. Additionally, the applicant’s DTI may be up to 55%, if the application is a full documentation application, the LTV is no more than 85% and the applicant’s monthly gross disposable income is at least $2,000. Otherwise, the applicant’s DTI may not exceed 50%.

“C” Risk. An applicant may have experienced significant credit problems in the past and must have a Credit Score of 540 or higher. A maximum of one 120-day-late payment is acceptable on any existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the PCHLI loan. The applicant must have cleared or subordinated all liens affecting title. The applicant must have satisfied all judgments in excess of $5,000 in the past 6 months, as well as all child and spousal support arrearages. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts with balances may remain open after the funding of the PCHLI loan. Debts in Chapter 13 cases must be paid prior to funding, and debts in Chapter 7 must be discharged. No notice-of-default filings may have occurred during the preceding 3 months. The mortgaged property may show evidence of some deferral of maintenance but must be in average condition. A maximum first-lien LTV of 70% is permitted for a mortgage loan on a single-family or two-family owner-occupied property. A maximum first-lien LTV of 65% is permitted for a mortgage loan on a non-owner-occupied single-family residence property or a three-to-four-family residential property. Rural, remote or unique properties are not allowed. The maximum combined LTV, including any related subordinate lien, is 85% for a refinance loan and 80% for the stated documentation program. No second-lien financing is available for non-owner-occupied properties. Applicant’s DTI may not exceed 55%.

EZ Score Program

The EZ Score program is for applicants with a minimum Credit Score of 600. A mortgage and rent-payment rating is generally not required. The applicant is evaluated by Credit Score, ability to pay (DTI), bankruptcy history and foreclosure history. Loan amounts up to $1,000,000 are permitted.

EZ Score is available on full documentation, lite documentation and stated income programs. The maximum debt ratio is 55% for full documentation and light documentation and 50% for stated income.

Property types allowed on the EZ Score program are single family residences, condominiums, townhome, planned unit developments and 2-4-unit properties. Rural properties are available at 10% below the program maximum.

A mortgage or rent history is generally not required on this program. The payoff demand for any mortgage loan that is being paid off must demonstrate that the loans being paid off are no more than 59 days late at funding.

PCHLI also considers the most recent notice of default, notice of sale, reinstatement or 120-day mortgage loan delinquency. If the time since the last such event is less than 12 months, the LTV is limited to 65%, the loan must be under the full documentation program, the loan amount may not be more than $250,000, and the purpose of the loan may only be a rate/term refinancing or a purchase. If the last such event occurred more than 12 months but less than 24 months earlier, the maximum LTV is 90% or 5% below the program maximum, whichever is less, the documentation program must be must be full documentation or lite documentation, and the purpose of the loan must be a rate/term refinancing or a purchase. If the last such event occurred more than 24 months but less than 36 months earlier, the maximum LTV is 95%, and the loan must be under the full documentation or light documentation program. If the occurred more than 36 months earlier, there are no restrictions.

No bankruptcy seasoning is required when the bankruptcy has been discharged. The only acceptable evidence of discharge is a notation on the credit report or a copy of the bankruptcy court order. If a mortgage loan does not show on the credit report, a history must be obtained showing the loan has not been greater than 120 days late. Chapter 13 payoffs are allowed only on full documentation loans secured by owner-occupied properties. The maximum cash out is the lesser of $2,000 or 2% of the loan amount.

All items affecting title must be paid or subordinated. All charge-offs, collections, judgments, and disputed tradelines must be paid at closing they are incurred within the preceding 6 months and their aggregate balance exceeds $5,000. Medical collections are excluded from the aggregate.

Quick-Fi Program

The Quick-Fi program is for refinance transactions only. The applicant must have a minimum Credit Score of 540 and must have paid no more than 30 days late on their existing mortgage loan during the previous 18 months. For all previous mortgage loans, the applicant must not have paid 30 days late on more than one payment. Applicants are qualified off the income stated on the Uniform Residential Loan Application. Loan amounts up to $1,200,000 are allowed.

80/20 Program

The 80/20 program is a combination transaction where PCHLI makes a mortgage loan secured by both a first-position and second-position lien on the mortgaged property. The first lien represents 80% of the mortgaged property’s value and the second lien represents 20% of its value. An applicant must have a Credit Score of 580 or higher to qualify for this program. Applicants with Credit Scores between 580 and 599 must demonstrate 12 months’ mortgage and rent-payment history and must document their income under PCHLI’s full documentation program. When an applicant’s Credit Score is 600 or above, PCHLI qualifies the applicant based on Credit Score and the amount of time elapsed since previous notices of default, foreclosures and bankruptcies. Some of the second-lien mortgage loans may be 30-year amortization loans that require a balloon payment after 15 years.

Loan Products

PCHLI offers fully amortizing, 30-year fixed/adjustable-rate mortgage loans (“ARMs”). PCHLI also offers fully amortizing fixed-rate loans. To lower borrowers’ initial payments, PCHLI offers an interest-only loan (“I/O”) that has fixed interest-only payments for the first two or three years, variable interest-only payments through the fifth year, and fully amortizing payments for the remaining 25 years. As a complement, PCHLI previously offered a 30-year loan that amortizes on a 40-year amortization schedule for the first 10 years (“40/10”) and becomes fully amortizing afterwards. PCHLI has recently replaced that loan product with a 40-year amortization product due in 30 years with a balloon payment. PCHLI has also added a similar 50-year balloon product. Please see the table below.

Loan product (excluding 80/20)	Term (years)	Fixed-rate period	Amortization rate
Fixed-rate	15, 20, 30	Life of loan	Fully amortizing

30-year ARM	30	2, 3 or 5 years	Fully amortizing

Five-year I/O	30	2 or 3 years	No amortization for 5 years, fully amortizing thereafter

40/10	30	2, 3 or 5 years	Amortizes at a 40-year amortization rate for 10 years, fully amortizing thereafter

40/30 balloon*	30	2, 3 or 5 years	Amortizes at a 40-year amortization rate with a balloon payment as the final payment

50/30 balloon	30	2, 3 or 5 years	Amortizes at a 50-year amortization rate with a balloon payment as the final payment

*	replaced the 40/10 in June 2006

THE SELLER AND THE SPONSOR

The Seller is People’s Choice Home Loan, Inc. (“PCHLI”), a mortgage banking company headquartered in Irvine, California, that originates first- and second-lien mortgage loans through its wholesale and retail divisions. The Sponsor is People’s Choice Financial Corporation (“PCFC”), a Maryland corporation and the ultimate parent company of the Seller. The Sponsor was formed pursuant to a transaction that closed on December 28, 2004. This transaction raised approximately $326 million in a private offering of the common stock of PCFC. PCFC has elected to be taxed as a real estate investment trust, or REIT, under the Code, commencing with the taxable year ended December 31, 2004. As of December 31, 2005, the Sponsor has sponsored the securitization of approximately $5,575,890,000 of residential subprime mortgage loans, including securitizations sponsored by its affiliates, prior to formation of the Sponsor.

PCHLI has been originating mortgage loans since 2000, through wholesale and, more recently, retail channels. The only difference in the originations through these channels is the borrower’s point of contact: for wholesale loans, the independent mortgage broker is the borrower’s contact, and for retail loans, PCHLI contacts the borrowers directly.

PCFC’s and PCHLI’s principal offices are located at 7515 Irvine Center Drive in Irvine, California, 92618. PCHLI is the parent of the Depositor and is the Subservicer. For the twelve months ended December 31, 2005, PCHLI originated approximately $5.69 billion of residential mortgage loans.

THE DEPOSITOR

The Depositor is People’s Choice Home Loan Securities Corp., a Delaware corporation. The Depositor is a wholly owned subsidiary of PCHLI. The Depositor will have limited obligations with respect to a given series of securities. The Depositor will obtain the mortgage loans from PCHLI and may also assign to the Trustee certain rights of PCHLI with respect to the mortgage loans. See “Assignment of the Mortgage Loans” in this free writing prospectus. In addition, after the issuance of the Certificates, the Depositor will have certain limited obligations, which includes, without limitation, appointing a successor trustee if the Trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

THE ISSUING ENTITY

People’s Financial Realty Mortgage Securities Trust, Series 2006-1, is a common law trust formed under the laws of the State of New York pursuant to the Pooling and Servicing Agreement for the transactions described in this free writing prospectus. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring, holding and disposing of the mortgage loans and the proceeds therefrom, (ii) issuing the Offered Certificates and the Class B2, Class C, Class P, Class R and Class RX Certificates, (iii) making distributions on the Offered Certificates and the Class B2, Class C, Class P, Class R and Class RX Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Issuing Entity is not expected to have any significant assets other than the mortgage loans transferred to the Trustee on its behalf and its interests in the supplemental interest trust, which includes the Swap Agreement, the Interest Rate Cap Agreement, the Basic Risk Shortfall Reserve Account, the Swap Account and the Agreements.

The table below sets forth the number and aggregate principal balance of the mortgage loans that have been included in trusts sponsored by the Sponsor or its affiliates:

	2004	2005
Number of Securitizations	2	4
Number of Mortgage Loans	7,482	23,478
Aggregate Principal Balance	$1,259,787,417.98	$4,463,957,814.16

STATIC POOL INFORMATION

Information concerning the Sponsor’s prior residential mortgage loan securitizations involving subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the Depositor is available on the internet at http://regabpeopleschoice.com/. On this Website, you can view, for each of these securitizations, summary pool information, as of the applicable securitization’s cut-off date, and delinquency, cumulative loss and prepayment information, as of each distribution date, by securitization, since the applicable securitization closing date. Each of these mortgage loan securitizations is unique, and the characteristics of each securitized mortgage loan pool varies from the others, as well as from the mortgage loans to be included in the trust that will issue the Certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In the event any changes or updates are made to the information available on the Website, the Depositor will provide, upon request, a copy of the information as it existed as of the date of this free writing prospectus to any person who writes the Depositor at 7515 Irvine Center Drive, Irvine, California, 92618 or calls the Depositor at (949) 341-2000.

In addition, the information available on the Website relating to any mortgage loan securitizations issued prior to January 1, 2006, is not deemed to be part of this free writing prospectus, the accompanying prospectus or the Depositor’s registration statement.

Additional Information

The description in this free writing prospectus of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Offered Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Sponsor deems this removal necessary or desirable, and may be prepaid at any time. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in the related free writing prospectus.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Series 2006-1 Certificates will consist of 22 Classes of Certificates. The Class A, the Class M and the Class B1 Certificates are the “Offered Certificates.” The Class B2, Class C, Class P, Class R and Class RX Certificates are not offered hereby. Each Class of the Offered Certificates will have the approximate initial Certificate Principal Balance and Certificate Rate, as set forth on page S-4 hereof in this free writing prospectus.

The Class B1 and Class B2 Certificates will be entitled to all prepayment charges received in respect of the mortgage loans, plus distributions of principal and interest as provided in the Pooling and Servicing Agreement, as described in this free writing prospectus. The Class C Certificates, which are not offered hereby, will initially be retained by the Sponsor or an affiliate and represent the right to receive distributions as described herein. The Class P Certificates will be entitled to all prepayment charges received in respect of the mortgage loans after the Certificate Principal Balances of the Class B1 and Class B2 Certificates have been reduced to zero. People’s Choice Funding Inc. will initially own the Class R and RX Certificates.

Generally, distributions of principal on the Class 1A Certificates will be based primarily on amounts available for distribution in respect of the Group 1 Loans and distributions of principal on the Class 2A Certificates will be based primarily on amounts available for distribution in respect of the Group 2 Loans. Distributions of principal on the Class 1A Certificates will be made first from distributions received from the Group 1 Loans and distributions of principal on the Class 2A Certificates will be made first from distributions received from the Group 2 Loans. Any potential for distribution of principal amounts from the Group 2 Loans to the Class 1A Certificates or from the Group 1 Loans to the Class 2A Certificates as described herein has the effect of providing limited cross-collateralization to the Class 1A Certificates or the Class 2A Certificates, respectively.

Distributions of principal and interest on the Class M Certificates and the Class B Certificates will be based on amounts available for distribution in respect of the mortgage loans in both Loan Groups.

The Offered Certificates will be issued by the trust, the assets of which, on the Closing Date, will consist of the following:

•	all the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any distributions of principal or interest due on or prior to the Cut-off Date;

•	any mortgaged properties acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure and any revenues received thereon;

•	the rights of the trust under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement;

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller;

•	such assets relating to the mortgage loans as from time to time may be held in the Distribution Account;

•	the rights with respect to the Servicing Agreement; and

•	any proceeds of the foregoing.

The Offered Certificates will also represent interests in the Supplemental Interest Trust, the assets of which consist of the Basis Risk Shortfall Reserve Account, the Swap Agreement, the Interest Rate Cap Agreement and the Swap Account.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations representing Certificate Principal Balances of $100,000 and integral multiples of $1 in excess thereof.

The Book-Entry Certificates will initially be represented by one or more global certificates registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any Class of the Book-Entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates.” Unless and until definitive certificates are issued under the limited circumstances described in this free writing prospectus, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its participants, and all references in this free writing prospectus to distributions, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this free writing prospectus.

The definitive certificates, if ever issued, will be transferable and exchangeable at the offices of the Securities Administrator designated by the Securities Administrator from time to time for these purposes. The Securities Administrator has initially designated its offices located at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota, 55479-0113, Attention: Corporate Trust Services - PFRMS 2006-1, for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Offered Certificates, other than the final distribution on any Class of Offered Certificates, will be made on each Distribution Date by the Securities Administrator to the persons in whose names the Certificates are registered at the close of business on the related Record Date. Distributions will be made by wire transfer in immediately available funds to the account of the Certificateholders specified in the request. The final distribution on any Class of Offered Certificates will be made in like manner, but only upon presentment and surrender of the Class at the location specified by the Securities Administrator in the notice to Certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of Certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants. Accordingly, Certificate Owners may experience delays in their receipt of distributions. Unless and until definitive certificates are issued, it is anticipated that the only Certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as Certificateholders, as such term is used in the Agreements, and Certificate Owners will be permitted to exercise the rights of Certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-Entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-Entry Certificates similarly are required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners, through their participants and indirect participants, will receive distributions and will be able to transfer their interest in the Book-Entry Certificates.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Certificates, may be limited because of the absence of physical certificates for the Book-Entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of distributions since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a Certificateholder under the Agreements only at the direction of one or more participants to whose DTC account the Book-Entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-Entry Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer, the Servicer, the Subservicer, the Securities Administrator and the Trustee will have no liability for any aspect of the records relating to or distributions made on account of beneficial ownership interests in the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding Certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, if the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Certificates and the Depositor is unable to locate a qualified successor or the Depositor, at its option, with the consent of the participants, advises the Securities Administrator in writing that it elects to terminate the book-entry system through the Depository. Additionally, after the occurrence of an event of default under the Agreements, any beneficial owner materially and adversely affected by that event of default may, at its option, request and, subject to the procedures set forth in the Pooling and Servicing Agreement, receive a definitive certificate evidencing that Certificate Owner’s fractional undivided interest in the related Class of Certificates.

Upon the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to notify all Certificate Owners through participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-Entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-Entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as Certificateholders under the Agreements. Definitive certificates will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Certificate in an amount less than $25,000 immediately prior to the issuance of a definitive certificate shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Priority of Interest Distributions

(A)	On each Distribution Date, the Interest Funds for Loan Group 1 for such date will be paid in the following order of priority:

i)	to the Swap Counterparty, the Group 1 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)	to the Swap Counterparty (after giving effect to the payment of the Interest Funds for Loan Group 2), the unpaid Group 2 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

iii)	pro rata, to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date;

iv)	pro rata, to the Class 2A1 and Class 2A2 Certificates (after giving effect to the payment of the Interest Funds for Group 2), the unpaid Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date; and

v)	for application pursuant to clause (C) below, any Interest Funds for Loan Group 1 remaining undistributed for such Distribution Date.

(B)	On each Distribution Date, the Interest Funds for Loan Group 2 for such date will be paid in the following order of priority:

i)	to the Swap Counterparty, the Group 2 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

ii)	to the Swap Counterparty (after giving effect to the payment of the Interest Funds for Loan Group 1), the unpaid Group 1 Percentage of any net swap payment or swap termination payment owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

iii)	pro rata, to the Class 2A1 and Class 2A2 Certificates, Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date;

iv)

pro rata, to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, (after giving effect to the payment of the Interest Funds for Loan Group 1), the unpaid Accrued Certificate Interest thereon and any Interest Carryforward Amount for such Distribution Date; and

v)	for application pursuant to clause (C) below, any Interest Funds for Loan Group 2 remaining undistributed for such Distribution Date.

(C)	On each Distribution Date, the aggregate of any remaining Interest Funds for Loan Group 1 and Loan Group 2 from clauses (A)(v) and (B)(v) above, respectively, will be paid in the following order of priority:

i)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class B1 and Class B2 Certificates, Accrued Certificate Interest and any Interest Carryforward Amount for such Distribution Date;

ii)	to the Trustee, the Servicer, the Subservicer, the Master Servicer and the Securities Administrator, any previously unreimbursed extraordinary costs, liabilities and expenses, in excess of any cap on the Annual Expenses for which such parties were allowed to reimburse themselves pursuant to the pooling and servicing agreement;

iii)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, to be allocated as described under “Overcollateralization Provisions.”

Calculation of One-Month LIBOR for the Offered Certificates

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Offered Certificates, on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Offered Certificates will be established by the Securities Administrator as follows:

(a) if, on such Interest Determination Date, two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%); or

(b) if, on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator’s calculation of the rate of interest applicable to the Offered Certificates, for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Priority of Principal Distributions

On each Distribution Date, the Basic Principal Distribution Amount will be distributed in the following order of priority, in each case, to the extent of funds remaining:

A.	Prior to the Stepdown Date, or if a Trigger Event is in effect:

1)	Group 1 Principal Payment Priority. The Principal Funds attributable to the Group 1 Loans, as follows:

(A)	to the Swap Counterparty, to the extent not previously paid from Interest Funds, the Group 1 Percentage of any net swap payment or swap termination payment and, to the extent not paid from Interest Funds or the Principal Funds attributable to the Group 2 Loans, the Group 2 Percentage of any net swap payment or swap termination payment, owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

(B)	sequentially, to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; provided, however, that if the aggregate of the Certificate Principal Balances of the Class M and Class B Certificates has been reduced to zero, principal will be distributed pro rata on the Class 1A Certificates (this entire clause (B), the “Class 1A Principal Payment Priority”); and

(C)	pro rata, to the Class 2A1 and Class 2A2 Certificates (after giving effect to the distribution of the Principal Funds attributable to the Group 2 Loans), until the Class Certificate Principal Balance of each such Class has been reduced to zero;

2)	Group 2 Principal Payment Priority: The Principal Funds attributable to the Group 2 Loans, as follows:

(A)	to the Swap Counterparty, to the extent not previously paid from Interest Funds, the Group 2 Percentage of any net swap payment or swap termination payment and, to the extent not paid from Interest Funds or the Principal Funds attributable to the Group 1 Loans, the Group 1 Percentage of any net swap payment or swap termination payment, owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

(B)	pro rata, to the Class 2A1 and Class 2A2 Certificates, until the Certificate Principal Balance of each such Class has been reduced to zero; and

(C)	to the Class 1A Certificates (after giving effect to the Principal Funds attributable to the Group 1 Loans), in accordance with the Class 1A Principal Payment Priority, until the Certificate Principal Balance of each such Class has been reduced to zero;

3)	The remaining Principal Funds as follows:

(A)	sequentially, to the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class B1 and Class B2 Certificates, in that order, until the Certificate Principal Balance of each such Class has been reduced to zero; and

(B)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, to be allocated as described under “Overcollateralization Provisions”.

B.	On or after the Stepdown Date, if no Trigger Event is in effect, the Principal Funds, as follows:

1)	to the Swap Counterparty, to the extent not previously paid from Interest Funds, any net swap payment or swap termination owed to the Swap Counterparty pursuant to the Swap Agreement in the event that the Issuing Entity is the defaulting party or an affected party under the Swap Agreement;

2)

to the Class 1A Certificates, in accordance with the Class 1A Principal Payment Priority, (from the Basic Principal Distribution Amount attributable to the Group 1 Loans, except as provided below) and to the Class 2A1 and Class 2A2 Certificates, pro rata (from the Basic Principal Distribution Amount attributable to the Group 2 Loans, except as provided below), in each case, an amount equal to the lesser of (x) the Basic Principal

Distribution Amount attributable to the related Loan Group for such Distribution Date and (y) the Group 1 Percentage or the Group 2 Percentage, as applicable, of the Senior Principal Distribution Amount, until the Certificate Principal Balance of each such Class or Classes has been reduced to zero; provided, however, that to the extent that the Basic Principal Distribution Amount attributable to a Loan Group exceeds the related Group Percentage of the Senior Principal Distribution Amount, such excess shall be applied to the Class or Classes of Class A Certificates related to the other Loan Group (in accordance with the Class 1A Principal Payment Priority with respect to the Class 1A Certificates and pro rata with respect to the Class 2A Certificates), but in an amount not to exceed the Senior Principal Distribution Amount for such Distribution Date (as limited by clauses (x) and (y) of this clause (2) on such Distribution Date);

3)	to the Class M1 Certificates, the Class M1 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

4)	to the Class M2 Certificates, the Class M2 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

5)	to the Class M3 Certificates, the Class M3 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

6)	to the Class M4 Certificates, the Class M4 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

7)	to the Class M5 Certificates, the Class M5 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

8)	to the Class M6 Certificates, the Class M6 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

9)	to the Class M7 Certificates, the Class M7 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

10)	to the Class M8 Certificates, the Class M8 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

11)	to the Class M9 Certificates, the Class M9 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

12)	to the Class M10 Certificates, the Class M10 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

13)	to the Class B1 Certificates, the Class B1 Principal Distribution Amount, until the Certificate Principal thereof has been reduced to zero;

14)	to the Class B2 Certificates until their Certificate Principal Balance has been reduced to zero; and

15)	for application as part of Net Monthly Excess Cashflow for such Distribution Date, to be allocated as described under “Overcollateralization Provisions.”

Overcollateralization Provisions

With respect to any Distribution Date, any Net Monthly Excess Cashflow in respect of the mortgage loans in each Loan Group shall be paid as follows:

(a)	first, to the holders of the Class B2 Certificates, until their Certificate Principal Balance has been reduced to zero, second, to the Class B1 Certificates, until their Certificate Principal Balance has been reduced to zero, and, thereafter, to the Class A and Class M Certificates, an amount equal to any Extra Principal Distribution Amount, distributable as part of the Principal Distribution Amount in the same manner and order of priority as described under “Priority of Principal Distributions” above;

(b)	sequentially, to the Class M Certificates, in the order of their alphanumeric designations, to reimburse previously unreimbursed Applied Loss Amount for such Class;

(c)	sequentially, to the Class B Certificates, in the order of their alphanumeric designations, to reimburse previously unreimbursed Applied Loss Amount for such Class;

(d)	concurrently, on a pro rata basis, to the Class A Certificates, based on the amount of any remaining Basis Risk Shortfall Carryforward Amounts, in an amount equal to any remaining Basis Risk Shortfall Carryforward Amount for such Class or Classes;

(e)	sequentially, to the Class M Certificates, in the order of their alphanumeric designations, to reimburse their respective remaining Basis Risk Shortfall Carryforward Amounts;

(f)	sequentially, to the Class B Certificates, in the order of their alphanumeric designations, to reimburse their respective remaining Basis Risk Shortfall Carryforward Amounts;

(g)	to fund any unpaid swap termination payment payable by the Trust to the Swap Counterparty (including any amount remaining unpaid from prior Distribution Dates) (only if the Swap Counterparty is the defaulting party or the sole affected party (each as defined in the Swap Agreement)); and

(h)	to the holders of the Class C, Class R and Class RX Certificates as provided in the Pooling and Servicing Agreement.

Distributions from the Supplemental Interest Trust

On any Distribution Date, after all distributions have been made as described above under “Priority of Interest Distributions” and “Priority of Principal Distributions” and “Overcollateralization Provisions,” funds in the Supplemental Interest Trust with respect to the Swap Agreement and the Interest Rate Cap Agreement will be distributed in the following order of priority:

(a)	to the Swap Provider, all net swap payments, if any, owed to the Swap Provider for such Distribution Date;

(b)	to the Swap Provider, any swap termination payment, other than a defaulted swap termination payment, if any, owed to the Swap Provider;

(c)	to the Class A Certificates, pro rata, any remaining Accrued Certificate Interest and any Interest Carryforward Amounts for such Distribution Date, then to the Class M Certificates, sequentially in alphanumeric order, any remaining Accrued Certificate Interest and any Interest Carryforward Amounts for such Distribution Date, and then to the Class B Certificates, sequentially in alphanumeric order, any remaining Accrued Certificate Interest and any Interest Carryforward Amounts for such Distribution Date;

(d)	first, to the Class B2 Certificates, until their principal balance has been reduced to zero, and, second, to the Class B1 Certificates, until their principal balance has been reduced to zero, and, thereafter, to the Class A Certificates and Class M Certificates, in the same manner and order of priority as described under “Priority of Principal Distributions” above, an amount equal to the amount needed to maintain the Overcollateralized Amount at the highest Overcollateralized Amount as of any preceding Distribution Date;

(e)	to the Class M Certificates, sequentially in alphanumeric order, any previously unreimbursed Allocated Realized Loss Amount for any such Class;

(f)	to the Class B Certificates, sequentially in alphanumeric order, any previously unreimbursed Allocated Realized Loss Amount for any such Class;

(g)	to the Class A Certificates, concurrently in proportion to their respective Basis Risk Shortfall Carryforward Amounts after giving effect to distributions already made on such Distribution Date, any remaining Basis Risk Shortfall Carryforward Amounts;

(h)	to the Class M Certificates, sequentially in alphanumeric order, any remaining Basis Risk Shortfall Carryforward Amounts;

(i)	to the Class B Certificates, sequentially in alphanumeric order, any remaining Basis Risk Shortfall Carryforward Amounts;

(j)	to the Swap Provider, any defaulted swap termination payment, to the extent not already paid;

(k)	to the holders of the Class C Certificates, any remaining amounts.

The aggregate amount distributed under clauses (d), (e) and (f) above on such Distribution Date, when added to the aggregate amount distributed under clauses (d), (e) and (f) above on all prior Distribution Dates, will not be permitted to exceed the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period (reduced by the aggregate amount of Subsequent Recoveries received since the Cut-off Date through the last day of the related Prepayment Period).

Prepayment Charges

Prepayment Charges will be distributed first to the Class B2 Certificates, until their Certificate Principal Balance has been reduced to zero, then to the Class B1 Certificates, until their Certificate Principal Balance has been reduced to zero and, finally, to the Class P Certificates.

The Swap Agreement

On or before the Closing Date, the Seller will transfer its rights under an interest rate swap agreement with the Swap Provider (the “Swap Agreement”) to the Supplemental Interest Trust Trustee, on behalf of the supplemental interest trust (the “Supplemental Interest Trust”). Under the Swap Agreement, on each swap distribution date, which shall be the business day before the applicable Distribution Date (the “Swap Distribution Date”), on and after the Swap Distribution Date in August 2006, the Supplemental Interest Trust will be obligated to pay to the Swap Provider an amount equal to 5.67% per annum on the swap notional amount for that Swap Distribution Date, based on a 30/360 day-count convention, and the Supplemental Interest Trust will be entitled to receive from the Swap Provider an amount equal to one-month LIBOR on the swap notional amount for that Swap Distribution Date, based on an actual/360 day-count convention, until the swap is retired. Only the net amount of the two payments above (the “net swap payment”) will be paid by the appropriate party. Generally, the net swap payment will be deposited into a swap account (the “Swap Account”) held by the Supplemental Interest Trust pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described above under “Supplemental Interest Trust Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement. The Swap Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

The Swap Agreement will terminate immediately following the payment date in June 2011, unless terminated earlier upon the occurrence of a Swap Default or a Termination Event (as defined below) (including an Additional Termination Event (as defined below)), each as defined below.

The respective obligations of the Swap Provider and the Supplemental Interest Trust, or the Securities Administrator on its behalf, to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (a) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default on the other’s part shall have occurred and be continuing with respect to the Swap Agreement, and (b) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

The Swap Agreement will be initially executed in the name of the Seller. The Seller will receive an initial payment from the Swap Provider of approximately $4,652,000. Thereafter, the Seller will assign its subsequent rights and obligations under the Swap Agreement to the Depositor, who will further assign such rights and obligations to the Supplemental Interest Trust Trustee.

For purposes of Regulation AB, the aggregate significance percentage of the Swap Agreement and the Interest Rate Cap Agreement is less than 10%.

“Events of Default” under the Swap Agreement, referred to as a Swap Default, include the following standard events of default under the ISDA Master Agreement:

•	“Failure to Pay or Deliver,”

•	“Bankruptcy” (as amended in the Swap Agreement) and

•	“Merger without Assumption” (but only with respect to the Swap Provider),

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

“Termination Events” under the Swap Agreement consist of the following standard events under the ISDA Master Agreement:

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•	“Tax Event” (which generally relates to either party to the Swap Agreement receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes) and

•	“Tax Event Upon Merger” (solely with respect to the Swap Provider as the merging party) (which generally relates to the Swap Provider’s receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger), as described in Sections 5(b)(i), 5(b)(ii) and 5(b)(iii) of the ISDA Master Agreement. In addition, there are “Additional Termination Events,” as defined in the Swap Agreement, including (i) termination of the Certificates or purchase of the assets of the Issuing Entity, as described under “The Indenture—Optional Redemption” in this free writing prospectus, (ii) if the transaction documents are amended in a manner materially adverse to the Swap Provider without the prior written consent of the Swap Provider, and (iii) the occurrence of an Event of Default under the Pooling and Servicing Agreement followed by the liquidation of any or all of the Trust Estate pursuant to the Pooling and Servicing Agreement. With respect to the Swap Provider, an Additional Termination Event will occur if the Swap Provider fails to comply with the Downgrade Provisions (as defined below).

Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only upon notice, as set forth in the Swap Agreement. The occurrence of an Early Termination Date under the Swap Agreement will constitute a “Swap Early Termination.”

Swap Ratings Requirement

Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Supplemental Interest Trust is required to make a swap termination payment, that payment will be paid on the related Swap Distribution Date and on any subsequent Swap Distribution Dates until paid in full, generally, prior to distributions to holders of Certificates.

In the event that the Supplemental Interest Trust receives a swap termination payment, and a successor Swap Provider cannot be obtained, then such swap termination payment will be deposited into a reserve account, and the Supplemental Interest Trust Trustee, on each subsequent Swap Distribution Date, will withdraw the amount of any net swap payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Swap Agreement) and administer such net swap payment in accordance with the terms of the Pooling and Servicing Agreement.

If the Swap Provider’s short- or long-term credit ratings fall below the levels specified in the Swap Agreement, the Swap Provider will be required either (a) to obtain a substitute Swap Provider acceptable to the Rating Agencies that will assume the obligations of the Swap Provider under the Swap Agreement or (b) to take certain other actions acceptable to the Rating Agencies, all as provided in the Swap Agreement (such provisions, the “Downgrade Provisions”).

A “defaulted swap termination payment” means any payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Swap Agreement as a result of an event of default under the Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event (including a downgrade termination event) under that agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement).

The scheduled notional amounts of the Swap Agreement are shown in the following table:

Period	Notional Amount ($)	Period	Notional Amount ($)
1	1,003,167,728.82	32	216,018,408.84
2	992,994,081.38	33	207,626,735.01
3	979,952,900.90	34	199,526,188.38
4	963,416,520.09	35	191,706,859.81
5	945,365,576.77	36	184,158,794.85
6	925,800,070.94	37	176,871,942.91
7	904,720,002.60	38	169,840,060.57
8	882,125,371.74	39	163,081,409.56
9	855,495,169.38	40	156,573,314.71
10	827,200,674.02	41	150,287,960.67
11	798,701,776.24	42	144,216,161.47
12	770,786,368.26	43	138,350,629.05
13	743,265,589.84	44	132,684,327.19
14	716,578,182.88	45	127,210,460.74
15	691,433,949.87	46	121,922,467.31
16	664,826,374.87	47	116,814,009.27
17	637,391,993.05	48	111,878,966.05
18	599,293,108.01	49	107,111,426.62
19	563,310,545.16	50	102,505,682.30
20	529,519,464.00	51	98,056,219.86
21	497,780,949.84	52	93,757,714.71
22	467,956,475.47	53	89,605,024.49
23	439,993,833.26	54	85,593,182.76
24	325,147,884.14	55	81,717,392.99
25	305,375,617.75	56	77,973,022.72
26	286,789,540.18	57	74,355,597.87
27	269,310,813.14	58	70,860,838.92
28	252,827,953.96	59	67,477,326.19
29	243,050,957.66
30	233,718,259.14
31	224,711,879.09

The Swap Provider

Founded in 1784, The Bank of New York is headquartered in New York, New York, and is the principal subsidiary of The Bank of New York Company, Inc. The Bank of New York Company, Inc. provides a complete range of banking and other financial services to corporations and individuals worldwide through its core competencies: securities servicing, treasury management, investment management, and individual and regional banking services. The Bank of New York Company, Inc.’s extensive global client base includes a broad range of leading financial institutions, corporations, government entities, endowments and foundations.

The information set forth in the preceding paragraph has been provided by the Swap Agreement Counterparty.

As of the date hereof, the long-term senior unsecured debt of The Bank of New York is rated, “Aa2” (not on credit watch) by Moody’s, “AA-” (outlook stable) by S&P and “AA-”(outlook stable) by Fitch. Said ratings are based on information obtained by the applicable rating agency from The Bank of New York and other sources and may be changed, suspended or withdrawn by the rating agency issuing said rating as a result of changes in or unavailability of such information. Said ratings are opinions and information of the applicable rating agency. No assurance is given that any of the ratings described above will remain in effect for any given period of time or that such ratings will not be lowered or withdrawn.

The Interest Rate Cap Agreement

On the Closing Date, the Supplemental Interest Trust Trustee, on behalf of the Supplemental Interest Trust, will enter into an Interest Rate Cap Agreement to benefit the Certificates. Under the Interest Rate Cap Agreement, on each cap distribution date, which shall occur on the business day prior to the Distribution Date (the “Cap Distribution Date”), starting with the Cap Distribution Date in August 2007 and ending with the Cap Distribution Date in February 2011, the Trust will be entitled to receive payments equal to the product of (a) the Interest Rate Cap Agreement notional amount for that Cap Distribution Date, (b) the excess, if any, of (i) One-Month LIBOR for such Determination Date over (ii) 6.00% (the strike rate) for such Cap Distribution Date, and (c) the actual number of days in the related accrual period divided by 360. Generally, payments under the Interest Rate Cap Agreement will be deposited into the Swap Account by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement, and amounts on deposit in the Swap Account will be distributed as described above under “Supplemental Interest Trust Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement. Shown below are the notional amounts for the Interest Rate Cap Agreement into which the Trust intends to enter.

For purposes of Regulation AB, the aggregate significance percentage of the Interest Rate Cap Agreement and the Swap Agreement is less than 10%.

Period	Notional Amount ($)	Period	Notional Amount ($)
1		32	25,314,522.52
2		33	22,597,730.24
3		34	20,055,772.47
4		35	17,679,037.34
5		36	15,458,775.30
6		37	13,387,115.75
7		38	20,418,998.09
8		39	23,699,978.79
9		40	22,362,382.69
10		41	21,131,069.37
11		42	20,001,444.03
12		43	18,967,590.64
13	2,048,775.29	44	18,024,603.52
14	4,097,550.58	45	17,166,499.10
15	6,146,325.86	46	16,388,111.06
16	8,195,101.15	47	15,684,651.68
17	10,243,876.44	48	15,051,581.77
18	12,292,651.73	49	14,484,598.67
19	14,341,427.01	50	13,979,647.78
20	16,390,202.30	51	13,532,867.84
21	18,438,977.59	52	13,140,570.18
22	20,487,752.88	53	12,721,184.72
23	22,536,528.16	54	12,220,041.76
24	24,585,303.45	55	11,772,240.25
25	28,638,266.93	56
26	32,221,804.57	57
27	35,327,361.00	58
28	38,040,013.23	59
29	34,624,503.14	60
30	31,318,190.12
31	28,215,861.01

The Interest Rate Cap Counterparty

See “The Swap Agreement Counterparty” above.

Basis Risk Shortfall Reserve Account

On the closing date, approximately $210,000 will be deposited into an account maintained with the Supplemental Interest Trust Trustee (the “Basis Risk Shortfall Reserve Account”). Amounts in the

Basis Risk Shortfall Reserve Account will be available to reimburse any outstanding Basis Risk Shortfall Carryforward Amount outstanding on the Class M7, Class M8, Class M9, Class M10 and Class B Certificates, after giving effect to all other distributions on each Distribution Date. Such reimbursements will be paid sequentially to the Class M Certificates and then to the Class B Certificates, in alphanumeric order. Amounts remaining on deposit after all distributions on any Distribution Date will be reinvested as directed by the holder of the Class C Certificates in investments maturing prior to the following Distribution Date. On the Distribution Date on which the aggregate Certificate Principal Balances of the Class B Certificates have been reduced to zero, any amounts remaining on deposit in the Basis Risk Shortfall Reserve Account will be paid to the holder of the Class C Certificates. The Basis Risk Shortfall Reserve Account will be an asset of the Supplemental Interest Trust but not of any REMIC.

Credit Enhancement

The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class 1A and Class 2A Certificates. Investors in the those Classes of Certificates should note that although Realized Losses cannot be allocated to the Class 1A and Class 2A Certificates, under certain loss scenarios, (a) there will not be enough principal and interest on the related mortgage loans to distribute to such Certificates all interest and principal amounts to which they are then entitled and (b) upon the last payment on a mortgage loan included in the trust or the exercise by the Subservicer or the majority holder of the Class R Certificates, as the case may be, of its right to purchase, or direct purchase of, the mortgage loans, there may be insufficient amounts available to pay the Class 1A and Class 2A Certificates in full.

Although Realized Losses may reduce the Certificate Principal Balances of the Class M Certificates and Class B Certificates, Applied Loss Amount may be reimbursed to the holders of the Class M Certificates and Class B Certificates from available Net Monthly Excess Cashflow, according to the priorities set forth above under “—Overcollateralization Provisions.”

Any allocation of a Realized Loss to a Certificate will be made by reducing the Certificate Principal Balance thereof by the amount so allocated as of the Distribution Date in the month following the calendar month in which such Realized Loss was incurred, unless such allocation occurs during the first 15 days of a calendar month, in which case it will be allocated in the same month. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Certificate Principal Balance of any Certificate be reduced more than once in respect of any particular amount both (a) allocable to such Certificate in respect of Realized Losses and (b) payable as principal to the holder of such Certificate from Net Monthly Excess Cashflow.

In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class 1A and Class 2A Certificates on each Distribution Date, holders of such Certificates have a right to distribution of the Basic Principal Distribution Amount that is prior to the rights of the holders of the Class M Certificates and Class B Certificates. In order to maximize the likelihood of a distribution in full of amounts of interest and principal to be distributed to the holders of the Class M Certificates on each Distribution Date, holders of the Class M Certificates have a right to distribution of the Basic Principal Distribution Amount that is prior to the rights of the holders of the Class B Certificates and the Class M Certificates with a lower payment priority. In addition, overcollateralization and the application of Net Monthly Excess Cashflow will also increase the likelihood of distribution in full of interest and principal to the Class B2 and Class B1 Certificates, in that order, and then to the Class A and Class M Certificates on each Distribution Date.

If, because of Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Class M Certificates or Class B Certificates with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that

Class of Certificates. The amount of any remaining Subsequent Recoveries will be applied to increase the Certificate Principal Balance of the Class of Certificates with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates, and so on. Holders of such Certificates will not be entitled to any payment in respect of Accrued Certificate Interest on the amount of such increases for any Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Certificate Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

Monthly Advances

Subject to the following limitations, the Subservicer will be obligated to advance or cause to be advanced on or before each servicer remittance date from its own funds or funds in the Custodial Account that are not included in the related Interest Funds for such Distribution Date, in an amount equal to the Monthly Advance for such Distribution Date. If the Subservicer fails to make any such Monthly Advance, the Servicer, as successor subservicer, or the Master Servicer, as successor servicer, will be obligated to do so.

Monthly Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Subservicer, to be recoverable from related late collections or liquidation proceeds. The purpose of making Monthly Advances is to maintain a regular cash flow to the Certificateholders, rather than to guarantee or insure against losses. The Servicer and the Subservicer will not be required to make any Monthly Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans because of bankruptcy proceedings or the application of the Relief Act.

All Monthly Advances will be reimbursable to the Subservicer or the Servicer from late collections and liquidation proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the Subservicer or the Servicer to be nonrecoverable from related late collections or liquidation proceeds may be reimbursed to the Subservicer or the Servicer prior to the distributions on the Offered Certificates. In the event the Subservicer or the Servicer fails in its obligation to make any such advance that is not deemed to be nonrecoverable, the Servicer or the Master Servicer (if the Servicer fails to do so), as successor servicer, will be obligated to make any such advance, to the extent required in the Pooling and Servicing Agreement.

Administration Fees

Funds collected on the mortgage loans that are available to make distributions to Certificateholders will be net of the Servicing Fee (including the related Subservicing Fee) payable on each mortgage loan. On each Distribution Date, the Servicer and the Subservicer will be entitled to their respective fees prior to the Certificateholders receiving any distributions. The Servicing Fee, which aggregates the fees for the Servicer and for the Subservicer, for any Distribution Date, for any mortgage loan, will be an amount equal to one-twelfth of the Servicing Fee Rate on the Stated Principal Balance of such mortgage loan.

In addition to the Servicing Fee, funds collected on the mortgage loans that are available to make distribution to the Certificateholders will also be net of any expense reimbursements or indemnification payments made to the Depositor, the Subservicer, the Master Servicer, the Securities Administrator, the Custodian or the Trustee and reimbursements for certain unanticipated expenses borne by the Depositor, the Servicer, the Master Servicer, the Securities Administrator or the Trustee, as described in this free writing prospectus and the accompanying prospectus.

The Master Servicer will be entitled to retain any interest or other income earned on deposits in the Distribution Account and will pay the Trustee its respective fee from the Master Servicer’s own funds.

YIELDS ON THE OFFERED CERTIFICATES

General

The yields to maturity on the Offered Certificates will be primarily affected by the following factors:

(a)	the rate and timing of principal distributions on the mortgage loans, including prepayments, defaults and liquidations, and repurchases because of breaches of representations and warranties;

(b)	the allocation of principal distributions among the various Classes of Offered Certificates;

(c)	the rate and timing of Realized Losses and interest shortfalls on the mortgage loans;

(d)	payments received under the Swap Agreement and the Interest Rate Cap Agreement, if any;

(e)	the Certificate Rates on the Offered Certificates;

(f)	the amount of Prepayment Charges collected;

(g)	the amount of net monthly excess cashflow;

(h)	the levels of one-month LIBOR and six-month LIBOR; and

(i)	the purchase price paid for the Offered Certificates.

For additional considerations relating to the yields on the Offered Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Prepayment Considerations

The rate of principal distributions on each Class of Offered Certificates, the aggregate amount of distributions on each Class of Offered Certificates and the yield to maturity of each Class of Offered Certificates will be related to the rate and timing of distributions of payments on the related mortgage loans. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of principal prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans because of defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time, however, as described under “The Mortgage Pool” in this free writing prospectus, with respect to approximately 74.37% and 72.58% of the mortgage loans in Loan Group 1 and Loan Group 2, respectively, and 73.60% of the mortgage loans in the aggregate, a prepayment may subject the related mortgagor to a prepayment charge.

All the mortgage loans contain due-on-sale clauses. The terms of the servicing agreement generally require the Servicer to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property and to the extent permitted by applicable law. The adjustable-rate mortgage loans typically are assumable under some circumstances if, in the sole judgment of the Subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. See “The Servicer and the Subservicer — Collection and Other Servicing Procedures” in this free writing prospectus.

Principal prepayments, liquidations and repurchases of the mortgage loans will result in distributions in respect of principal to the holders of the Class or Classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this free writing prospectus and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of principal prepayments. The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of distributions on the Offered Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Offered Certificates purchased at a discount, the risk that a slower-than-anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster-than-anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Offered Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values. In addition, the rate of default of mortgage loans secured by second liens is likely to be greater than that of mortgage loans secured by first liens on comparable properties. Also, the rate of default of mortgage loans with an initial interest-only period may be greater than that of mortgage loans without this feature. In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Distributions

The yields to maturity of the Offered Certificates will be affected by the allocation of principal distributions among the Offered Certificates. The Offered Certificates are subject to priorities for distribution of principal as described in this free writing prospectus. Distributions of principal on Classes having an earlier priority of distribution will be affected by the rates of prepayment of the mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Offered Certificates with a later priority of distribution will be affected by the rates of prepayment of the mortgage loans both before and after the commencement of principal distributions on those Classes.

As described in this free writing prospectus, during certain periods, all principal payments on the mortgage loans will be allocated among the Class A Certificates. Unless the aggregate Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Class M Certificates and the Class B Certificates will not be entitled to receive distributions of principal (other than the distribution of Extra Principal Distribution Amounts) until the Stepdown Date. Furthermore, if a Trigger Event is in effect, the Class M Certificates and the Class B Certificates will not be entitled to receive distributions in respect of principal (other than the distribution of Extra Principal Distribution Amounts) until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. To the extent that no principal distributions are paid on the Class M Certificates and the Class B Certificates, the subordination afforded the Class A Certificates by the Class M Certificates and the Class B Certificates, the subordination afforded to the Class M Certificates by the Class B Certificates and the subordination afforded to the Class B1 Certificates by the Class B2 Certificates, together with overcollateralization, will be increased, and the weighted average lives of the Class M Certificates and the Class B1 Certificates will be extended. Extra Principal Distribution Amounts are distributed, first, on the Class B2 Certificates and, second, on the Class B1 Certificates, and any such distributions will (a) reduce the amount of subordination provided by the Class B Certificates to the Class M Certificates and by the Class B2 Certificates to the Class B1 Certificates and (b) increase the amount of overcollateralization.

In the event that the Overcollateralization Target Amount is permitted to decrease or “step down” on any Distribution Date, a portion of the principal that would otherwise be paid to the holders of the Class A, Class M and Class B1 Certificates on that Distribution Date shall not be paid to the holders of such Certificates on that Distribution Date. This has the effect–in the absence of any distributions of Excess Principal Distribution Amount to the applicable Class–of decelerating the amortization of the Class A, Class M and Class B1 Certificates relative to the amortization of the mortgage loans, and of reducing the Overcollateralized Amount.

Also, investors in the Offered Certificates should be aware that on and after the Distribution Date on which the Overcollateralized Amount has been reduced to the Overcollateralization Floor, the most subordinate Class of Offered Certificates and Class B2 Certificates then outstanding may receive more than such Class’ pro rata share of principal for that Distribution Date. As a result, the Certificate Principal Balance of the Class B2 Certificates and/or the most subordinate Class or Classes of Offered Certificates may be reduced to zero prior to the more senior Class or Classes of Offered Certificates.

The yields to maturity of the Offered Certificates may also be affected to the extent any Net Monthly Excess Cashflow is used to accelerate distributions of principal on the Offered Certificates. In addition, the amount of the Extra Principal Distribution Amount paid to the Offered Certificates on any Distribution Date will be affected by, among other things, the level of delinquencies and losses on the mortgage loans, the level of One-Month LIBOR and the weighted average of the Net Mortgage Rates on the mortgage loans. See “Description of the Offered Certificates—Overcollateralization Provisions” in this free writing prospectus.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Servicer (or the Subservicer on its behalf) to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans—Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a principal prepayment in full received during the period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which the related Distribution Date occurs are required to be advanced by the Subservicer, but only to the extent that such amount does not exceed the Servicing Fee Rate on the mortgage loans serviced by it for the related Due Period. The Subservicer is not obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus and “Legal Aspects of the Mortgage Loans— Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (i) any principal prepayments on the mortgage loans, to the extent that any resulting interest shortfall because of such principal prepayments exceeds any Compensating Interest or (ii) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Offered Certificates. See “Description of the Offered Certificates— Interest Priority Distributions on the Offered Certificates” in this free writing prospectus.

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans could significantly affect the yield to an investor in the Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even though these losses are not allocated to the Offered Certificates.

If the Overcollateralized Amount and the Class B Certificates (or the Class B2 Certificates, in the case of Class B1 Certificates) have been reduced to zero, the yield to maturity on the Class B1 Certificates or the Class M Certificates then outstanding with the lowest distribution priority will be extremely sensitive to losses on the related mortgage loans and the timing of those losses because the entire amount of losses will result in an Applied Loss Amount being allocated to that Class. Furthermore, because distributions are paid to some Classes of Class M Certificates before other Classes of Class M Certificates, and the Basic Principal Distribution Amount is paid to the Class M Certificates before the Class B Certificates, holders of Classes having a later priority of distribution bear a greater risk of losses than holders of Classes having an earlier priority for distribution of principal.

As described under “Description of the Offered Certificates—Credit Enhancement,” (a) amounts otherwise distributable to holders of the Class M and the Class B Certificates may be made available to protect the holders of the Class A Certificates against interruptions in distributions because of mortgagor delinquencies, to the extent not covered by Monthly Advances, (b) amounts otherwise distributable to holders of the Class M and the Class B Certificates may be made available to protect the holders of more senior Classes of the Class M Certificates against interruptions in distributions and (c) amounts otherwise distributable to holders of the Class B2 Certificates may be made available to protect the holders of the Class B1 Certificates against interruptions in distributions, except that Extra Principal Distribution Amounts will be distributed on the Class B2 Certificates and the Class B1 Certificates before being available to other Classes of Offered Certificates. Delinquencies on the mortgage loans may affect the yield to investors on the Class M Certificates and the Class B1, and, even if subsequently cured, may affect the timing of the receipt of distributions to the holders of the Class M and the Class B1 Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal distributions on the Class M and the Class B1 Certificates if it delays the Stepdown Date. See “Description of the Offered Certificates” in this free writing prospectus.

Certificate Rates

The Certificate Rate with respect to each Class of the Offered Certificates adjusts each month and is based upon one-month LIBOR plus the related Certificate Margin, limited by the applicable Net Maximum Mortgage Rate and the applicable Net WAC Cap. However, the mortgage rates for approximately 88.09% and 80.71% of the Group 1 and Group 2 Loans, respectively, are based upon a Six-Month LIBOR loan index plus the related gross margin, and adjust semi-annually. The one-month LIBOR loan index and the Six-Month LIBOR loan index may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that one-month LIBOR may rise during periods in which the Six-Month LIBOR loan index is stable or falling or that, even if each of the one-month LIBOR and Six-Month LIBOR loan indices rise during the same period, one-month LIBOR may rise much more rapidly than the other loan indices. To the extent that the Certificate Rate on these Offered Certificates is limited to the related Net WAC Cap, Basis Risk Shortfalls may occur. A Swap Agreement is included in the trust to cover a portion of the amount by which one-month LIBOR exceeds 5.67% per annum, in each case multiplied by a notional amount, for the first 59 Distribution Dates. An interest rate cap agreement is included in the trust to cover a portion of the amount by which one-month LIBOR exceeds 6.00% per annum, in each case multiplied by a notional amount, for the August 2007 Distribution Date through the February 2011 Distribution Date. In addition, the Basis Risk Shortfall Reserve Account will provide limited coverage for Basis Risk Shortfalls to the Class M7, Class M8, Class M9, Class M10, Class B1 and Class B2 Certificates. However, there can be no assurance that these amounts will be sufficient to prevent the occurrence of Basis Risk Shortfalls. See “Description of the Offered Certificates—Priority of Interest Distributions” in this free writing prospectus.

Net Monthly Excess Cashflow may be used, subject to the priorities described in this free writing prospectus under “Description of the Offered Certificates—Overcollateralization Provisions,” to cover Basis Risk Shortfalls. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Certificate Rate on a Class of Offered Certificates is limited to the related Net WAC Cap, there may be little or no Net Monthly Excess Cashflow.

The yields to maturity on the Offered Certificates will be affected by their Certificate Rates. The Certificate Rates on the Offered Certificates will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Certificate Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

In addition, the yields to maturity on the Offered Certificates will depend on the price paid by the holders of the Offered Certificates. The extent to which the yield to maturity of an Offered Certificate is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor’s actual yield to maturity will be lower than that anticipated at the time of purchase.

Assumed Final Distribution Date

The assumed final Distribution Date for distributions on the Offered Certificates is the Distribution Date in September 2036. The assumed final Distribution Date is the Distribution Date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final Distribution Date. In addition, the Subservicer, so long as it continues to service the mortgage loans, may terminate or, if the Subservicer does not so continue to service, the majority holder of the Class R Certificates may direct the Servicer to terminate, the trust on or after the first Distribution Date on which the Aggregate Stated Principal Balance, after taking into account distributions on such Distribution Date, of the mortgage loans are less than or equal to 10% of the Aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. If the Subservicer or the majority holder of the Class R Certificates, as the case may be, does not exercise its option to terminate or to direct the Servicer to terminate, respectively, the trust within 90 days of the first possible optional termination date, the servicer then servicing or subservicing the mortgage loans may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect early retirement of the Offered Certificates. Any such optional termination will be permitted pursuant to a “qualified liquidation” as defined in Section 860F of the Internal Revenue Code of 1986, as amended (the “Code”). See “Pooling and Servicing Agreement; Servicing Agreement— Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of an Offered Certificate is the average amount of time that will elapse from the Closing Date, until each dollar of principal is repaid to the investors in such Offered Certificate. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these Certificates are expected to vary substantially from the weighted average remaining terms to stated maturity of the mortgage loans as set forth in this free writing prospectus under “The Mortgage Pool.”

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this free writing prospectus is the Prepayment Assumption. The Prepayment Assumption does not purport to be either an historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust.

The following tables set forth assumptions regarding various characteristics of the mortgage loans. There are differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the distributions of principal of the Offered Certificates may be made earlier or later than indicated in the table.

Assumed Mortgage Loan Characteristics

#	Product Type	Loan Group	Principal Balance ($)	Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Interest Only Term (months)	Original Amortization Term (months)	Index
1.	First Lien - 15 Yr Fixed - No Prepay	1	87,740.00	7.750	179	N/A	180	N/A
2.	First Lien - 15 Yr Fixed - 3 Yr Prepay	1	409,046.56	8.837	180	N/A	180	N/A
3.	First Lien - 15 Yr Fixed - 3 Yr Prepay	1	202,400.00	6.500	180	N/A	180	N/A
4.	First Lien - 20 Yr Fixed - 1 Yr Prepay	1	128,628.72	9.925	239	N/A	240	N/A
5.	First Lien - 20 Yr Fixed - 3 Yr Prepay	1	309,750.97	8.036	238	N/A	240	N/A
6.	First Lien - 2/28 LIBOR - No Prepay	1	38,057,242.75	8.601	359	N/A	360	Six-Month LIBOR
7.	First Lien - 2/28 LIBOR - No Prepay	1	3,881,380.00	8.244	360	N/A	360	Six-Month LIBOR
8.	First Lien - 2/28 LIBOR - 1 Yr Prepay	1	6,541,341.69	8.309	359	N/A	360	Six-Month LIBOR
9.	First Lien - 2/28 LIBOR - 1 Yr Prepay	1	524,800.00	7.980	360	N/A	360	Six-Month LIBOR
10.	First Lien - 2/28 LIBOR - 2 Yr Prepay	1	102,207,037.16	7.897	359	N/A	360	Six-Month LIBOR
11.	First Lien - 2/28 LIBOR - 2 Yr Prepay	1	8,311,216.00	8.368	360	N/A	360	Six-Month LIBOR
12.	First Lien - 2/28 LIBOR - 3 Yr Prepay	1	10,887,628.72	8.126	359	N/A	360	Six-Month LIBOR
13.	First Lien - 2/28 LIBOR - 3 Yr Prepay	1	288,810.00	8.608	360	N/A	360	Six-Month LIBOR
14.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	1	26,600,538.49	8.518	359	N/A	480	Six-Month LIBOR
15.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	1	951,720.00	8.369	360	N/A	480	Six-Month LIBOR
16.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 6 MO PREPAY	1	86,985.60	9.850	359	N/A	480	Six-Month LIBOR
17.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	1	16,072,388.72	8.250	359	N/A	480	Six-Month LIBOR
18.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	1	372,000.00	7.700	360	N/A	480	Six-Month LIBOR
19.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	1	99,381,431.86	7.812	359	N/A	480	Six-Month LIBOR
20.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	1	2,659,420.00	7.803	360	N/A	480	Six-Month LIBOR
21.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	1	10,376,551.28	7.338	359	N/A	480	Six-Month LIBOR
22.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	1	98,800.00	8.500	360	N/A	480	Six-Month LIBOR
23.	First Lien - 2/28 LIBOR - 5 Yr IO - No Prepay	1	11,781,777.05	8.383	359	59	300	Six-Month LIBOR
24.	First Lien - 2/28 LIBOR - 5 Yr IO - No Prepay	1	1,459,992.00	8.128	360	60	300	Six-Month LIBOR
25.	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	1	4,529,039.98	8.065	359	59	300	Six-Month LIBOR
26.	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	1	556,000.00	8.400	360	60	300	Six-Month LIBOR
27.	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	1	43,655,973.37	7.484	359	59	300	Six-Month LIBOR
28.	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	1	4,012,720.00	7.711	360	60	300	Six-Month LIBOR
29.	First Lien - 2/28 LIBOR - 5 Yr IO - 3 Yr Prepay	1	1,262,897.99	6.900	359	59	300	Six-Month LIBOR
30.	First Lien - 2/28 - 30/40 Balloon - No Prepay	1	4,297,089.00	8.430	360	N/A	480	Six-Month LIBOR
31.	First Lien - 2/28 - 30/40 Balloon - 1 Yr Prepay	1	1,300,000.00	8.336	360	N/A	480	Six-Month LIBOR
32.	First Lien - 2/28 - 30/40 Balloon - 2 Yr Prepay	1	824,000.00	8.500	360	N/A	480	Six-Month LIBOR
33.	First Lien - 2/28 - 30/40 Balloon - 2 Yr Prepay	1	4,007,451.00	7.896	360	N/A	480	Six-Month LIBOR
34.	First Lien - 2/28 - 30/40 Balloon - 3 Yr Prepay	1	571,600.00	7.615	360	N/A	480	Six-Month LIBOR
35.	First Lien - 2/28 - 30/50 Balloon - 2 Yr Prepay	1	1,198,320.00	7.457	360	N/A	600	Six-Month LIBOR
36.	First Lien - 30 Yr Fixed - No Prepay	1	2,998,985.05	8.419	359	N/A	360	N/A
37.	First Lien - 30 Yr Fixed - No Prepay	1	162,400.00	7.500	360	N/A	360	N/A
38.	First Lien - 30 Yr Fixed - 1 Yr Prepay	1	8,609,780.91	7.394	359	N/A	360	N/A
39.	First Lien - 30 Yr Fixed - 1 Yr Prepay	1	567,000.00	7.801	360	N/A	360	N/A
40.	First Lien - 30 Yr Fixed - 2 Yr Prepay	1	261,889.74	8.615	359	N/A	360	N/A
41.	First Lien - 30 Yr Fixed - 3 Yr Prepay	1	23,299,202.94	7.450	359	N/A	360	N/A
42.	First Lien - 30 Yr Fixed - 3 Yr Prepay	1	1,052,480.00	7.679	360	N/A	360	N/A
43.	First Lien - 30/40 Balloon - 1 Yr Prepay	1	316,800.00	7.750	360	N/A	480	N/A
44.	First Lien - 30/40 Balloon - 3 Yr Prepay	1	150,000.00	7.999	360	N/A	480	N/A
45.	First Lien - 30/50 Balloon - 1 Yr Prepay	1	510,000.00	7.475	360	N/A	600	N/A
46.	First Lien - 30/50 Balloon - 3 Yr Prepay	1	246,000.00	7.120	360	N/A	600	N/A
47.	First Lien - 3/27 LIBOR - No Prepay	1	16,951,047.96	7.915	359	N/A	360	Six-Month LIBOR

#	Product Type	Loan Group	Principal Balance ($)	Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Interest Only Term (months)	Original Amortization Term (months)	Index
48.	First Lien - 3/27 LIBOR - No Prepay	1	3,925,320.00	7.936	360	N/A	360	Six-Month LIBOR
49.	First Lien - 3/27 LIBOR - 1 Yr Prepay	1	274,225.76	9.250	359	N/A	360	Six-Month LIBOR
50.	First Lien - 3/27 LIBOR - 2 Yr Prepay	1	469,922.48	8.408	359	N/A	360	Six-Month LIBOR
51.	First Lien - 3/27 LIBOR - 3 Yr Prepay	1	6,724,897.35	7.676	359	N/A	360	Six-Month LIBOR
52.	First Lien - 3/27 LIBOR - 3 Yr Prepay	1	1,219,739.00	7.003	360	N/A	360	Six-Month LIBOR
53.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	1	16,147,381.14	8.018	359	N/A	480	Six-Month LIBOR
54.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	1	1,088,750.00	9.563	360	N/A	480	Six-Month LIBOR
55.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	1	268,000.00	8.800	360	N/A	480	Six-Month LIBOR
56.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	1	260,000.00	6.990	360	N/A	480	Six-Month LIBOR
57.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	1	11,822,624.29	7.695	359	N/A	480	Six-Month LIBOR
58.	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	1	8,239,173.97	7.558	359	60	300	Six-Month LIBOR
59.	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	1	753,600.00	6.970	360	60	300	Six-Month LIBOR
60.	First Lien - 3/27 LIBOR - 5 Yr IO - 3 Yr Prepay	1	9,228,416.23	7.109	359	60	300	Six-Month LIBOR
61.	First Lien - 3/27 LIBOR - 5 Yr IO - 3 Yr Prepay	1	556,000.00	7.315	360	60	300	Six-Month LIBOR
62.	First Lien - 3/27 - 30/40 Balloon - No Prepay	1	2,106,000.00	8.088	360	N/A	480	Six-Month LIBOR
63.	First Lien - 3/27 - 30/40 Balloon - 1 Yr Prepay	1	208,800.00	8.700	360	N/A	480	Six-Month LIBOR
64.	First Lien - 3/27 - 30/40 Balloon - 3 Yr Prepay	1	307,920.00	6.950	360	N/A	480	Six-Month LIBOR
65.	First Lien - 5/25 LIBOR - No Prepay	1	603,908.03	7.739	360	N/A	360	Six-Month LIBOR
66.	First Lien - 5/25 LIBOR - 3 Yr Prepay	1	1,193,457.44	7.516	359	N/A	360	Six-Month LIBOR
67.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - No Prepay	1	2,059,375.55	7.765	360	N/A	480	Six-Month LIBOR
68.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - No Prepay	1	396,000.00	7.500	360	N/A	480	Six-Month LIBOR
69.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	1	11,437,085.16	7.542	359	N/A	480	Six-Month LIBOR
70.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	1	240,000.00	8.000	360	N/A	480	Six-Month LIBOR
71.	First Lien - 5/25 - 30/40 Balloon - 3 Yr Prepay	1	654,000.00	7.911	360	N/A	480	Six-Month LIBOR
72.	Second Lien - 15 Yr Fixed - No Prepay	1	25,952.65	12.990	179	N/A	180	N/A
73.	Second Lien - 15/30 Balloon - No Prepay	1	1,937,975.30	11.515	180	N/A	360	N/A
74.	Second Lien - 15/30 Balloon - No Prepay	1	98,580.00	10.450	180	N/A	360	N/A
75.	Second Lien - 15/30 Balloon - 1 Yr Prepay	1	1,383,346.34	11.458	180	N/A	360	N/A
76.	Second Lien - 15/30 Balloon - 2 Yr Prepay	1	8,924,902.71	11.613	180	N/A	360	N/A
77.	Second Lien - 15/30 Balloon - 2 Yr Prepay	1	547,760.00	11.163	180	N/A	360	N/A
78.	Second Lien - 15/30 Balloon - 3 Yr Prepay	1	671,471.20	11.185	180	N/A	360	N/A
79.	Second Lien - 30 Yr Fixed - No Prepay	1	1,989,871.47	12.070	359	N/A	360	N/A
80.	Second Lien - 30 Yr Fixed - 1 Yr Prepay	1	2,181,363.16	11.852	359	N/A	360	N/A
81.	Second Lien - 30 Yr Fixed - 2 Yr Prepay	1	10,625,926.74	11.744	359	N/A	360	N/A
82.	Second Lien - 30 Yr Fixed - 3 Yr Prepay	1	396,076.79	11.629	359	N/A	360	N/A
83.	First Lien - 15 Yr Fixed - No Prepay	2	103,696.11	7.875	179	N/A	180	N/A
84.	First Lien - 15 Yr Fixed - No Prepay	2	84,700.00	7.500	180	N/A	180	N/A
85.	First Lien - 15 Yr Fixed - 1 Yr Prepay	2	342,863.56	7.250	178	N/A	180	N/A
86.	First Lien - 15 Yr Fixed - 1 Yr Prepay	2	125,000.00	9.500	180	N/A	180	N/A
87.	First Lien - 15 Yr Fixed - 3 Yr Prepay	2	519,388.71	7.706	179	N/A	180	N/A
88.	First Lien - 20 Yr Fixed - No Prepay	2	291,438.77	6.990	239	N/A	240	N/A
89.	First Lien - 20 Yr Fixed - 2 Yr Prepay	2	62,000.00	8.990	240	N/A	240	N/A
90.	First Lien - 20 Yr Fixed - 3 Yr Prepay	2	503,731.76	7.657	240	N/A	240	N/A
91.	First Lien - 2/28 LIBOR - No Prepay	2	31,614,272.48	8.633	359	N/A	360	Six-Month LIBOR
92.	First Lien - 2/28 LIBOR - No Prepay	2	5,849,738.00	8.512	360	N/A	360	Six-Month LIBOR
93.	First Lien - 2/28 LIBOR - 6 Mo Prepay	2	235,025.00	8.250	360	N/A	360	Six-Month LIBOR
94.	First Lien - 2/28 LIBOR - 1 Yr Prepay	2	5,409,050.30	8.641	359	N/A	360	Six-Month LIBOR
95.	First Lien - 2/28 LIBOR - 1 Yr Prepay	2	483,750.00	9.099	360	N/A	360	Six-Month LIBOR
96.	First Lien - 2/28 LIBOR - 2 Yr Prepay	2	77,529,330.81	8.211	359	N/A	360	Six-Month LIBOR
97.	First Lien - 2/28 LIBOR - 2 Yr Prepay	2	8,039,216.00	8.671	360	N/A	360	Six-Month LIBOR

#	Product Type	Loan Group	Principal Balance ($)	Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Interest Only Term (months)	Original Amortization Term (months)	Index
98.	First Lien - 2/28 LIBOR - 3 Yr Prepay	2	13,738,351.27	8.414	359	N/A	360	Six-Month LIBOR
99.	First Lien - 2/28 LIBOR - 3 Yr Prepay	2	1,045,300.00	8.027	360	N/A	360	Six-Month LIBOR
100.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	2	20,237,777.61	8.411	359	N/A	480	Six-Month LIBOR
101.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	2	1,004,800.00	8.280	360	N/A	480	Six-Month LIBOR
102.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	2	3,516,302.07	8.248	360	N/A	480	Six-Month LIBOR
103.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	2	57,104,411.88	7.914	359	N/A	480	Six-Month LIBOR
104.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	2	3,051,650.00	7.908	360	N/A	480	Six-Month LIBOR
105.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	2	9,003,948.49	8.135	359	N/A	480	Six-Month LIBOR
106.	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	2	92,800.00	7.500	360	N/A	480	Six-Month LIBOR
107.	First Lien - 2/28 LIBOR - 5 Yr IO - No Prepay	2	4,219,019.96	7.572	359	59	300	Six-Month LIBOR
108.	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	2	595,999.98	7.824	359	59	300	Six-Month LIBOR
109.	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	2	440,000.00	7.990	360	60	300	Six-Month LIBOR
110.	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	2	14,921,177.51	7.302	359	59	300	Six-Month LIBOR
111.	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	2	127,200.00	6.875	360	60	300	Six-Month LIBOR
112.	First Lien - 2/28 LIBOR - 5 Yr IO - 3 Yr Prepay	2	1,104,199.99	7.120	360	60	300	Six-Month LIBOR
113.	First Lien - 2/28 - 30/40 Balloon - No Prepay	2	1,787,100.00	8.522	360	N/A	480	Six-Month LIBOR
114.	First Lien - 2/28 - 30/40 Balloon - 1 Yr Prepay	2	256,000.00	8.600	360	N/A	480	Six-Month LIBOR
115.	First Lien - 2/28 - 30/40 Balloon - 2 Yr Prepay	2	4,572,790.00	8.123	360	N/A	480	Six-Month LIBOR
116.	First Lien - 2/28 - 30/40 Balloon - 3 Yr Prepay	2	331,450.00	8.325	360	N/A	480	Six-Month LIBOR
117.	First Lien - 2/28 - 30/50 Balloon - 2 Yr Prepay	2	172,000.00	8.350	360	N/A	600	Six-Month LIBOR
118.	First Lien - 30 Yr Fixed - No Prepay	2	6,379,115.31	7.866	359	N/A	360	N/A
119.	First Lien - 30 Yr Fixed - No Prepay	2	65,000.00	8.500	360	N/A	360	N/A
120.	First Lien - 30 Yr Fixed - 1 Yr Prepay	2	3,875,486.80	8.252	359	N/A	360	N/A
121.	First Lien - 30 Yr Fixed - 1 Yr Prepay	2	1,142,500.00	8.094	360	N/A	360	N/A
122.	First Lien - 30 Yr Fixed - 2 Yr Prepay	2	1,038,356.67	8.583	359	N/A	360	N/A
123.	First Lien - 30 Yr Fixed - 3 Yr Prepay	2	40,116,123.88	7.672	359	N/A	360	N/A
124.	First Lien - 30 Yr Fixed - 3 Yr Prepay	2	2,913,804.00	7.995	360	N/A	360	N/A
125.	First Lien - 30/40 Balloon - No Prepay	2	217,000.00	8.500	360	N/A	480	N/A
126.	First Lien - 30/40 Balloon - 2 Yr Prepay	2	184,000.00	7.790	360	N/A	480	N/A
127.	First Lien - 30/40 Balloon - 3 Yr Prepay	2	693,500.00	8.020	360	N/A	480	N/A
128.	First Lien - 30/50 Balloon - 3 Yr Prepay	2	193,000.00	8.100	360	N/A	600	N/A
129.	First Lien - 3/27 LIBOR - No Prepay	2	12,386,208.51	8.196	359	N/A	360	Six-Month LIBOR
130.	First Lien - 3/27 LIBOR - No Prepay	2	2,250,380.00	7.507	360	N/A	360	Six-Month LIBOR
131.	First Lien - 3/27 LIBOR - 1 Yr Prepay	2	1,286,060.26	8.092	360	N/A	360	Six-Month LIBOR
132.	First Lien - 3/27 LIBOR - 2 Yr Prepay	2	259,147.95	7.912	359	N/A	360	Six-Month LIBOR
133.	First Lien - 3/27 LIBOR - 3 Yr Prepay	2	7,659,963.40	8.188	359	N/A	360	Six-Month LIBOR
134.	First Lien - 3/27 LIBOR - 3 Yr Prepay	2	695,620.00	8.114	360	N/A	360	Six-Month LIBOR
135.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	2	15,749,998.55	7.797	359	N/A	480	Six-Month LIBOR
136.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	2	1,308,000.00	8.107	360	N/A	480	Six-Month LIBOR
137.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	2	211,200.00	7.500	360	N/A	480	Six-Month LIBOR
138.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	2	110,500.00	8.599	360	N/A	480	Six-Month LIBOR
139.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	2	7,112,389.96	7.681	359	N/A	480	Six-Month LIBOR
140.	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	2	582,600.00	7.263	360	N/A	480	Six-Month LIBOR
141.	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	2	3,791,000.00	7.424	359	59	300	Six-Month LIBOR
142.	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	2	648,000.00	7.590	360	60	300	Six-Month LIBOR
143.	First Lien - 3/27 LIBOR - 5 Yr IO - 3 Yr Prepay	2	2,946,099.98	7.196	359	59	300	Six-Month LIBOR
144.	First Lien - 3/27 - 30/40 Balloon - No Prepay	2	940,000.00	7.804	360	N/A	480	Six-Month LIBOR
145.	First Lien - 3/27 - 30/40 Balloon - 3 Yr Prepay	2	1,178,075.00	8.035	360	N/A	480	Six-Month LIBOR
146.	First Lien - 5/25 LIBOR - No Prepay	2	680,943.90	8.367	359	N/A	360	Six-Month LIBOR
147.	First Lien - 5/25 LIBOR - No Prepay	2	98,700.00	7.500	360	N/A	360	Six-Month LIBOR

#	Product Type	Loan Group	Principal Balance ($)	Mortgage Rate (%)	Remaining Term to Maturity (months)	Remaining Interest Only Term (months)	Original Amortization Term (months)	Index
148.	First Lien - 5/25 LIBOR - 3 Yr Prepay	2	1,613,568.86	7.388	359	N/A	360	Six-Month LIBOR
149.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - No Prepay	2	2,854,569.26	7.981	360	N/A	480	Six-Month LIBOR
150.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	2	239,914.78	7.250	359	N/A	480	Six-Month LIBOR
151.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	2	369,000.00	7.500	360	N/A	480	Six-Month LIBOR
152.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	2	14,835,128.85	7.607	359	N/A	480	Six-Month LIBOR
153.	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	2	463,000.00	7.963	360	N/A	480	Six-Month LIBOR
154.	First Lien - 5/25 - 30/40 Balloon - No Prepay	2	205,000.00	8.750	360	N/A	480	Six-Month LIBOR
155.	First Lien - 5/25 - 30/40 Balloon - 3 Yr Prepay	2	880,250.00	8.207	360	N/A	480	Six-Month LIBOR
156.	First Lien - 5/25 - 30/50 Balloon - 3 Yr Prepay	2	180,000.00	7.550	360	N/A	600	Six-Month LIBOR
157.	Second Lien - 15 Yr Fixed - 2 Yr Prepay	2	148,693.87	11.462	179	N/A	180	N/A
158.	Second Lien - 15/30 Balloon - No Prepay	2	1,902,380.25	11.683	180	N/A	360	N/A
159.	Second Lien - 15/30 Balloon - No Prepay	2	161,000.00	11.277	180	N/A	360	N/A
160.	Second Lien - 15/30 Balloon - 1 Yr Prepay	2	1,006,290.15	11.764	180	N/A	360	N/A
161.	Second Lien - 15/30 Balloon - 1 Yr Prepay	2	150,500.00	11.126	180	N/A	360	N/A
162.	Second Lien - 15/30 Balloon - 2 Yr Prepay	2	5,867,353.10	11.615	180	N/A	360	N/A
163.	Second Lien - 15/30 Balloon - 2 Yr Prepay	2	363,097.00	10.747	180	N/A	360	N/A
164.	Second Lien - 15/30 Balloon - 3 Yr Prepay	2	134,739.17	11.747	179	N/A	360	N/A
165.	Second Lien - 30 Yr Fixed - No Prepay	2	3,393,371.34	11.972	359	N/A	360	N/A
166.	Second Lien - 30 Yr Fixed - 1 Yr Prepay	2	889,352.03	12.107	359	N/A	360	N/A
167.	Second Lien - 30 Yr Fixed - 2 Yr Prepay	2	9,503,325.85	11.951	359	N/A	360	N/A
168.	Second Lien - 30 Yr Fixed - 2 Yr Prepay	2	65,700.00	11.205	360	N/A	360	N/A
169.	Second Lien - 30 Yr Fixed - 3 Yr Prepay	2	726,111.61	11.375	359	N/A	360	N/A

Assumed Mortgage Loan Characteristics

(continued)

#	Product Type	Gross Margin (%)	Next Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Prepayment Penalty Rate (%)	Prepayment Penalty Term (Months)	First Pay Date
1	First Lien - 15 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
2	First Lien - 15 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.535	36	7/1/2006
3	First Lien - 15 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.600	36	9/1/2006
4	First Lien - 20 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.970	12	7/1/2006
5	First Lien - 20 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.214	36	6/1/2006
6	First Lien - 2/28 LIBOR - No Prepay	6.225	6/1/2008	6	3	1	14.601	8.601	0.000	0	7/1/2006
7	First Lien - 2/28 LIBOR - No Prepay	7.104	8/1/2008	6	3	1	14.244	8.244	0.000	0	9/1/2006
8	First Lien - 2/28 LIBOR - 1 Yr Prepay	5.926	5/1/2008	6	3	1	14.309	8.309	3.161	12	6/1/2006
9	First Lien - 2/28 LIBOR - 1 Yr Prepay	6.980	8/1/2008	6	3	1	13.980	7.980	3.192	12	9/1/2006
10	First Lien - 2/28 LIBOR - 2 Yr Prepay	6.158	6/1/2008	6	3	1	13.897	7.897	3.028	24	7/1/2006
11	First Lien - 2/28 LIBOR - 2 Yr Prepay	7.102	8/1/2008	6	3	1	14.368	8.368	3.308	24	9/1/2006
12	First Lien - 2/28 LIBOR - 3 Yr Prepay	6.499	5/1/2008	6	3	1	14.126	8.126	1.604	36	6/1/2006
13	First Lien - 2/28 LIBOR - 3 Yr Prepay	7.260	8/1/2008	6	3	1	14.608	8.608	1.000	36	9/1/2006
14	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	6.179	6/1/2008	6	3	1	14.518	8.518	0.000	0	7/1/2006
15	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	6.625	8/1/2008	6	3	1	14.369	8.369	0.000	0	9/1/2006
16	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 6 Mo Prepay	7.250	6/1/2008	6	3	1	15.850	9.850	3.940	6	7/1/2006
17	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	6.190	6/1/2008	6	3	1	14.250	8.250	3.229	12	7/1/2006
18	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	6.700	8/1/2008	6	3	1	13.700	7.700	3.080	12	9/1/2006
19	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	6.072	6/1/2008	6	3	1	13.812	7.812	3.027	24	7/1/2006
20	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	6.642	8/1/2008	6	3	1	13.803	7.803	3.121	24	9/1/2006
21	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.222	6/1/2008	6	3	1	13.338	7.338	2.212	36	7/1/2006
22	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	7.500	8/1/2008	6	3	1	14.500	8.500	1.000	36	9/1/2006
23	First Lien - 2/28 LIBOR - 5 Yr IO - No Prepay	6.512	6/1/2008	6	2	1	15.383	8.383	0.000	0	7/1/2006
24	First Lien - 2/28 LIBOR - 5 Yr IO - No Prepay	7.084	8/1/2008	6	2	1	15.128	8.128	0.000	0	9/1/2006
25	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	6.021	6/1/2008	6	2	1	15.065	8.065	3.154	12	7/1/2006
26	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	7.400	8/1/2008	6	2	1	15.400	8.400	3.360	12	9/1/2006
27	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	5.919	5/1/2008	6	2	1	14.484	7.484	2.914	24	6/1/2006
28	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	6.619	8/1/2008	6	2	1	14.711	7.711	3.084	24	9/1/2006
29	First Lien - 2/28 LIBOR - 5 Yr IO - 3 Yr Prepay	5.946	5/1/2008	6	2	1	13.900	6.900	2.160	36	6/1/2006
30	First Lien - 2/28 - 30/40 Balloon - No Prepay	7.248	8/1/2008	6	3	1	14.430	8.430	0.000	0	9/1/2006
31	First Lien - 2/28 - 30/40 Balloon - 1 Yr Prepay	7.336	8/1/2008	6	3	1	14.336	8.336	3.334	12	9/1/2006
32	First Lien - 2/28 - 30/40 Balloon - 2 Yr Prepay	7.500	7/1/2008	6	3	1	14.500	8.500	3.400	24	8/1/2006
33	First Lien - 2/28 - 30/40 Balloon - 2 Yr Prepay	6.902	8/1/2008	6	3	1	13.896	7.896	3.114	24	9/1/2006
33	First Lien - 2/28 - 30/40 Balloon - 3 Yr Prepay	6.408	8/1/2008	6	3	1	13.615	7.615	1.000	36	9/1/2006
34	First Lien - 2/28 - 30/50 Balloon - 2 Yr Prepay	6.477	8/1/2008	6	3	1	13.457	7.457	2.983	24	9/1/2006
35	First Lien - 30 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
36	First Lien - 30 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	9/1/2006

#	Product Type	Gross Margin (%)	Next Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Prepayment Penalty Rate (%)	Prepayment Penalty Term (Months)	First Pay Date
37	First Lien - 30 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.616	12	7/1/2006
38	First Lien - 30 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.900	12	9/1/2006
39	First Lien - 30 Yr Fixed - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.667	24	7/1/2006
40	First Lien - 30 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.590	36	7/1/2006
41	First Lien - 30 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.209	36	9/1/2006
42	First Lien - 30/40 Balloon - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.875	12	9/1/2006
43	First Lien - 30/40 Balloon - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.893	36	9/1/2006
44	First Lien - 30/50 Balloon - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.738	12	9/1/2006
45	First Lien - 30/50 Balloon - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.795	36	9/1/2006
46	First Lien - 3/27 LIBOR - No Prepay	6.379	6/1/2009	6	3	1	13.915	7.915	0.000	0	7/1/2006
47	First Lien - 3/27 LIBOR - No Prepay	6.599	8/1/2009	6	3	1	13.936	7.936	0.000	0	9/1/2006
48	First Lien - 3/27 LIBOR - 1 Yr Prepay	6.250	6/1/2009	6	3	1	15.250	9.250	3.700	12	7/1/2006
49	First Lien - 3/27 LIBOR - 2 Yr Prepay	6.500	6/1/2009	6	3	1	14.408	8.408	1.485	24	7/1/2006
50	First Lien - 3/27 LIBOR - 3 Yr Prepay	6.280	6/1/2009	6	3	1	13.676	7.676	2.486	36	7/1/2006
51	First Lien - 3/27 LIBOR - 3 Yr Prepay	6.408	8/1/2009	6	3	1	13.003	7.003	2.332	36	9/1/2006
52	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	6.427	6/1/2009	6	3	1	14.018	8.018	0.000	0	7/1/2006
53	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	7.750	8/1/2009	6	3	1	15.563	9.563	0.000	0	9/1/2006
54	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	7.750	7/1/2009	6	3	1	14.800	8.800	2.000	12	8/1/2006
55	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	5.750	7/1/2009	6	3	1	12.990	6.990	1.000	24	8/1/2006
56	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.213	6/1/2009	6	3	1	13.695	7.695	2.548	36	7/1/2006
57	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	6.157	6/1/2009	6	2	1	14.558	7.558	0.000	0	7/1/2006
58	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	6.432	8/1/2009	6	2	1	13.970	6.970	0.000	0	9/1/2006
59	First Lien - 3/27 LIBOR - 5 Yr IO - 3 Yr Prepay	5.903	6/1/2009	6	2	1	14.109	7.109	2.339	36	7/1/2006
60	First Lien - 3/27 LIBOR - 5 Yr IO - 3 Yr Prepay	6.496	8/1/2009	6	2	1	14.315	7.315	2.926	36	9/1/2006
61	First Lien - 3/27 - 30/40 Balloon - No Prepay	7.072	8/1/2009	6	3	1	14.088	8.088	0.000	0	9/1/2006
62	First Lien - 3/27 - 30/40 Balloon - 1 Yr Prepay	7.700	8/1/2009	6	3	1	14.700	8.700	2.000	12	9/1/2006
63	First Lien - 3/27 - 30/40 Balloon - 3 Yr Prepay	6.250	8/1/2009	6	3	1	12.950	6.950	2.780	36	9/1/2006
64	First Lien - 5/25 LIBOR - No Prepay	6.430	6/1/2011	6	3	1	13.739	7.739	0.000	0	7/1/2006
65	First Lien - 5/25 LIBOR - 3 Yr Prepay	6.395	6/1/2011	6	3	1	13.516	7.516	2.055	36	7/1/2006
66	First Lien - 5/25 LIBOR - 40 Yr Dual Am - No Prepay	6.140	6/1/2011	6	3	1	13.765	7.765	0.000	0	7/1/2006
67	First Lien - 5/25 LIBOR - 40 Yr Dual Am - No Prepay	6.250	8/1/2011	6	3	1	13.500	7.500	0.000	0	9/1/2006
68	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.218	6/1/2011	6	3	1	13.542	7.542	2.616	36	7/1/2006
69	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.750	8/1/2011	6	3	1	14.000	8.000	3.200	36	9/1/2006
70	First Lien - 5/25 - 30/40 Balloon - 3 Yr Prepay	6.911	8/1/2011	6	3	1	13.911	7.911	3.164	36	9/1/2006
71	Second Lien - 15 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
72	Second Lien - 15/30 Balloon - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
73	Second Lien - 15/30 Balloon - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	9/1/2006
74	Second Lien - 15/30 Balloon - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.572	12	7/1/2006
75	Second Lien - 15/30 Balloon - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.596	24	7/1/2006
76	Second Lien - 15/30 Balloon - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.465	24	9/1/2006
77	Second Lien - 15/30 Balloon - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.330	36	7/1/2006

#	Product Type	Gross Margin (%)	Next Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Prepayment Penalty Rate (%)	Prepayment Penalty Term (Months)	First Pay Date
78	Second Lien - 30 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	6/1/2006
79	Second Lien - 30 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.868	12	6/1/2006
80	Second Lien - 30 Yr Fixed - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.222	24	6/1/2006
81	Second Lien - 30 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.652	36	7/1/2006
82	First Lien - 15 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
83	First Lien - 15 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	9/1/2006
84	First Lien - 15 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.625	12	6/1/2006
85	First Lien - 15 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.750	12	9/1/2006
86	First Lien - 15 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.082	36	7/1/2006
87	First Lien - 20 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
88	First Lien - 20 Yr Fixed - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.000	24	9/1/2006
89	First Lien - 20 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.063	36	7/1/2006
90	First Lien - 2/28 LIBOR - No Prepay	6.294	6/1/2008	6	3	1	14.633	8.633	0.000	0	7/1/2006
91	First Lien - 2/28 LIBOR - No Prepay	6.856	8/1/2008	6	3	1	14.512	8.512	0.000	0	9/1/2006
92	First Lien - 2/28 LIBOR - 6 Mo Prepay	7.250	7/1/2008	6	3	1	14.250	8.250	3.300	6	8/1/2006
93	First Lien - 2/28 LIBOR - 1 Yr Prepay	6.195	5/1/2008	6	3	1	14.641	8.641	3.396	12	6/1/2006
94	First Lien - 2/28 LIBOR - 1 Yr Prepay	7.461	8/1/2008	6	3	1	15.099	9.099	2.427	12	9/1/2006
95	First Lien - 2/28 LIBOR - 2 Yr Prepay	6.311	6/1/2008	6	3	1	14.211	8.211	2.854	24	7/1/2006
96	First Lien - 2/28 LIBOR - 2 Yr Prepay	7.286	8/1/2008	6	3	1	14.671	8.671	3.328	24	9/1/2006
97	First Lien - 2/28 LIBOR - 3 Yr Prepay	6.644	6/1/2008	6	3	1	14.414	8.414	1.216	36	7/1/2006
98	First Lien - 2/28 LIBOR - 3 Yr Prepay	7.148	8/1/2008	6	3	1	14.027	8.027	1.644	36	9/1/2006
99	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	6.196	6/1/2008	6	3	1	14.411	8.411	0.000	0	7/1/2006
100	First Lien - 2/28 LIBOR - 40 Yr Dual Am - No Prepay	7.280	8/1/2008	6	3	1	14.280	8.280	0.000	0	9/1/2006
101	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	6.211	6/1/2008	6	3	1	14.248	8.248	3.299	12	7/1/2006
102	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	6.260	6/1/2008	6	3	1	13.914	7.914	2.883	24	7/1/2006
103	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	6.894	8/1/2008	6	3	1	13.908	7.908	2.917	24	9/1/2006
104	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.396	6/1/2008	6	3	1	14.135	8.135	1.792	36	7/1/2006
105	First Lien - 2/28 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.500	8/1/2008	6	3	1	13.500	7.500	1.000	36	9/1/2006
106	First Lien - 2/28 LIBOR - 5 Yr IO - No Prepay	6.003	6/1/2008	6	2	1	14.572	7.572	0.000	0	7/1/2006
107	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	5.750	6/1/2008	6	2	1	14.824	7.824	3.130	12	7/1/2006
108	First Lien - 2/28 LIBOR - 5 Yr IO - 1 Yr Prepay	6.990	8/1/2008	6	2	1	14.990	7.990	3.196	12	9/1/2006
109	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	6.071	6/1/2008	6	2	1	14.302	7.302	2.732	24	7/1/2006
110	First Lien - 2/28 LIBOR - 5 Yr IO - 2 Yr Prepay	6.250	8/1/2008	6	2	1	13.875	6.875	2.750	24	9/1/2006
111	First Lien - 2/28 LIBOR - 5 Yr IO - 3 Yr Prepay	6.444	6/1/2008	6	2	1	14.120	7.120	1.566	36	7/1/2006
112	First Lien - 2/28 - 30/40 Balloon - No Prepay	7.141	8/1/2008	6	3	1	14.522	8.522	0.000	0	9/1/2006
113	First Lien - 2/28 - 30/40 Balloon - 1 Yr Prepay	7.600	8/1/2008	6	3	1	14.600	8.600	3.440	12	9/1/2006
114	First Lien - 2/28 - 30/40 Balloon - 2 Yr Prepay	7.000	8/1/2008	6	3	1	14.123	8.123	3.057	24	9/1/2006
115	First Lien - 2/28 - 30/40 Balloon - 3 Yr Prepay	7.253	8/1/2008	6	3	1	14.325	8.325	2.577	36	9/1/2006
116	First Lien - 2/28 - 30/50 Balloon - 2 Yr Prepay	7.350	8/1/2008	6	3	1	14.350	8.350	3.340	24	9/1/2006
117	First Lien - 30 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
118	First Lien - 30 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	9/1/2006
119	First Lien - 30 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.074	12	7/1/2006
120	First Lien - 30 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.047	12	9/1/2006

#	Product Type	Gross Margin (%)	Next Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Prepayment Penalty Rate (%)	Prepayment Penalty Term (Months)	First Pay Date
121	First Lien - 30 Yr Fixed - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.674	24	7/1/2006
122	First Lien - 30 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.599	36	7/1/2006
123	First Lien - 30 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.611	36	9/1/2006
124	First Lien - 30/40 Balloon - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	9/1/2006
125	First Lien - 30/40 Balloon - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	1.000	24	9/1/2006
126	First Lien - 30/40 Balloon - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.910	36	9/1/2006
127	First Lien - 30/50 Balloon - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	2.000	36	9/1/2006
128	First Lien - 3/27 LIBOR - No Prepay	6.355	6/1/2009	6	3	1	14.196	8.196	0.000	0	7/1/2006
129	First Lien - 3/27 LIBOR - No Prepay	6.689	8/1/2009	6	3	1	13.507	7.507	0.000	0	9/1/2006
130	First Lien - 3/27 LIBOR - 1 Yr Prepay	6.523	6/1/2009	6	3	1	14.092	8.092	2.680	12	7/1/2006
131	First Lien - 3/27 LIBOR - 2 Yr Prepay	6.853	5/1/2009	6	3	1	13.912	7.912	1.000	24	6/1/2006
132	First Lien - 3/27 LIBOR - 3 Yr Prepay	6.581	6/1/2009	6	3	1	14.188	8.188	2.412	36	7/1/2006
133	First Lien - 3/27 LIBOR - 3 Yr Prepay	7.055	8/1/2009	6	3	1	14.114	8.114	2.608	36	9/1/2006
133	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	6.295	6/1/2009	6	3	1	13.797	7.797	0.000	0	7/1/2006
134	First Lien - 3/27 LIBOR - 40 Yr Dual Am - No Prepay	6.838	8/1/2009	6	3	1	14.107	8.107	0.000	0	9/1/2006
135	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	6.500	7/1/2009	6	3	1	13.500	7.500	3.000	12	8/1/2006
136	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	6.000	7/1/2009	6	3	1	14.599	8.599	1.000	24	8/1/2006
137	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.381	6/1/2009	6	3	1	13.681	7.681	2.304	36	7/1/2006
138	First Lien - 3/27 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.513	8/1/2009	6	3	1	13.263	7.263	1.816	36	9/1/2006
139	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	6.056	6/1/2009	6	2	1	14.424	7.424	0.000	0	7/1/2006
140	First Lien - 3/27 LIBOR - 5 Yr IO - No Prepay	6.590	8/1/2009	6	2	1	14.590	7.590	0.000	0	9/1/2006
141	First Lien - 3/27 LIBOR - 5 Yr IO - 3 Yr Prepay	6.232	6/1/2009	6	2	1	14.196	7.196	2.315	36	7/1/2006
142	First Lien - 3/27 - 30/40 Balloon - No Prepay	6.712	8/1/2009	6	3	1	13.804	7.804	0.000	0	9/1/2006
143	First Lien - 3/27 - 30/40 Balloon - 3 Yr Prepay	7.035	8/1/2009	6	3	1	14.035	8.035	2.875	36	9/1/2006
144	First Lien - 5/25 LIBOR - No Prepay	5.194	6/1/2011	6	3	1	14.367	8.367	0.000	0	7/1/2006
145	First Lien - 5/25 LIBOR - No Prepay	6.000	8/1/2011	6	3	1	13.500	7.500	0.000	0	9/1/2006
146	First Lien - 5/25 LIBOR - 3 Yr Prepay	5.862	5/1/2011	6	3	1	13.388	7.388	2.955	36	6/1/2006
147	First Lien - 5/25 LIBOR - 40 Yr Dual Am - No Prepay	6.496	6/1/2011	6	3	1	13.981	7.981	0.000	0	7/1/2006
148	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 1 Yr Prepay	6.000	6/1/2011	6	3	1	13.250	7.250	2.900	12	7/1/2006
149	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 2 Yr Prepay	6.000	7/1/2011	6	3	1	13.500	7.500	3.000	24	8/1/2006
150	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.148	6/1/2011	6	3	1	13.607	7.607	2.319	36	7/1/2006
151	First Lien - 5/25 LIBOR - 40 Yr Dual Am - 3 Yr Prepay	6.963	8/1/2011	6	3	1	13.963	7.963	2.701	36	9/1/2006
152	First Lien - 5/25 - 30/40 Balloon - No Prepay	7.750	8/1/2011	6	3	1	14.750	8.750	0.000	0	9/1/2006
153	First Lien - 5/25 - 30/40 Balloon - 3 Yr Prepay	7.207	8/1/2011	6	3	1	14.207	8.207	2.722	36	9/1/2006
154	First Lien - 5/25 - 30/50 Balloon - 3 Yr Prepay	6.550	8/1/2011	6	3	1	13.550	7.550	3.020	36	9/1/2006
155	Second Lien - 15 Yr Fixed - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.842	24	7/1/2006
156	Second Lien - 15/30 Balloon - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	7/1/2006
157	Second Lien - 15/30 Balloon - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	9/1/2006
158	Second Lien - 15/30 Balloon - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.823	12	7/1/2006

#	Product Type	Gross Margin (%)	Next Rate Change Date	Interest Rate Change Frequency (months)	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Rate (%)	Minimum Rate (%)	Prepayment Penalty Rate (%)	Prepayment Penalty Term (Months)	First Pay Date
159	Second Lien - 15/30 Balloon - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.563	12	9/1/2006
160	Second Lien - 15/30 Balloon - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.581	24	7/1/2006
161	Second Lien - 15/30 Balloon - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.299	24	9/1/2006
162	Second Lien - 15/30 Balloon - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.691	36	7/1/2006
163	Second Lien - 30 Yr Fixed - No Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	0.000	0	6/1/2006
164	Second Lien - 30 Yr Fixed - 1 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	5.738	12	6/1/2006
165	Second Lien - 30 Yr Fixed - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.787	24	7/1/2006
166	Second Lien - 30 Yr Fixed - 2 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	3.196	24	9/1/2006
167	Second Lien - 30 Yr Fixed - 3 Yr Prepay	N/A	N/A	N/A	N/A	N/A	N/A	N/A	4.550	36	6/1/2006

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of any Class of Offered Certificates will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified Class of Offered Certificates is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the table above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

THE TRUSTEE

HSBC Bank USA, National Association (“HSBC”), organized and existing under the laws of the United States of America, act as Trustee pursuant to the Pooling and Servicing Agreement, performing administrative functions on behalf of the trust and for the benefit of the Certificateholders pursuant to the terms of the Pooling and Servicing Agreement. The trustee’s offices for notices under the Pooling and Servicing Agreement are located at 452 Fifth Avenue, New York, New York 10018, and its telephone number is (212) 525-1367.

The Pooling and Servicing Agreement will provide that the Trustee be entitled to recover from the Distribution Account all reasonable out-of-pocket expenses, disbursements and advances of the Trustee under such agreement or other transaction documents or any claim or legal action (including any pending or threatened claim or legal action) relating thereto (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the holders of Certificates.

In the event that the Master Servicer defaults in the performance of its obligations pursuant to the terms of the Pooling and Servicing Agreement prior to the appointment of a successor master servicer, the Trustee is obligated to perform such obligations until a successor master servicer is appointed. If the Trustee resigns or is removed, a successor trustee shall be appointed under the terms of the Pooling and Servicing Agreement. If no such successor trustee is appointed under such terms, then a court of competent jurisdiction may be petitioned to appoint a successor trustee.

As compensation to the Trustee in respect of its obligations under the Pooling and Servicing Agreement, the Trustee’s annual fee will be paid by the Master Servicer pursuant to a separate agreement between the Trustee and the Master Servicer, and such compensation will not be an expense of the Trust.

The Trustee and any director, officer, employee or agent of the Trustee will be indemnified and held harmless by the Trust against any loss, liability or expense set forth in the Pooling and Servicing Agreement. In addition, the Trustee shall be indemnified by the Servicer for any losses, liabilities or expenses resulting from the Servicer’s breach of its obligations as provided in the Pooling and Servicing Agreement. The Trustee’s duties are limited solely to its express obligations under the Pooling and Servicing Agreement. See “The Agreements” in the prospectus.

As of June 30, 2006, HSBC Bank USA, National Association, is acting as Trustee for approximately 400 asset-backed securities transactions involving similar pool assets to those found in this transaction.

THE MASTER SERVICER AND SECURITIES ADMINISTRATOR

The information set forth in the following paragraph has been provided by the Master Servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as Securities Administrator and Master Servicer under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of October 31, 2005, Wells Fargo & Company is a U.S. bank holding company providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, the Seller, the Servicer, and the Subservicer and the Trustee may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland, 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The Master Servicer is responsible for the aggregation of monthly servicer reports (as discussed below under “Servicer Reports”) and remittances and for the oversight of the performance of the Servicer under the terms of the Pooling and Servicing Agreement. In particular, the Master Servicer independently calculates monthly loan balances based on Subservicer data, compares its results to Subservicer loan-level reports and reconciles any discrepancies with the Subservicer. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against the Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Wells Fargo Bank is acting as custodian of the mortgage loan files pursuant to the Custodial Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file is a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank is also responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, the Securities Administrator is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the issuing Trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

The Trustee shall be compensated by the Master Servicer. Such compensation (which shall not be limited by any provision of law in regard to the compensation of an trustee of an express trust) shall be paid for all services rendered by it (except as otherwise reimbursed by the trust) in the execution of the trusts created under the Agreements and in the exercise and performance of any of the powers and duties under the Agreements or of the Trustee.

For additional information regarding the Sponsor, the Depositor, the Master Servicer, the Trustee and their rights and obligations under the Agreements, see “The Agreements” in the prospectus.

THE SERVICER AND THE SUBSERVICER

General

EMC Mortgage Corporation, as Servicer, will be responsible for servicing the mortgage loans pursuant to the Servicing Agreement. The Servicer has engaged People’s Choice Home Loan, Inc. as its Subservicer pursuant to the Subservicing Agreement, under which the Subservicer has agreed to perform all the primary servicing obligations of the Servicer under the Servicing Agreement. The Servicer remains fully responsible for the performance of its obligations under the Servicing Agreement, notwithstanding its engagement of the Subservicer.

The Servicer

EMC Mortgage Corporation (“EMC”), was incorporated in the State of Delaware on September 26, 1990, as a wholly owned subsidiary corporation of The Bear Stearns Companies Inc. and is an affiliate of Bear, Stearns & Co. Inc. EMC was established as a mortgage banking company to facilitate the purchase and servicing of whole-loan portfolios containing various levels of quality from “investment quality” to varying degrees of “non-investment quality,” up to and including real estate owned assets (“REO”). EMC commenced operation in Texas on October 9, 1990.

EMC maintains its principal office at 2780 Lake Vista Drive, Lewisville, Texas 75067. Its telephone number is (214) 626-3800.

The principal business of EMC, since inception, has been specializing in the acquisition, securitization, servicing and disposition of mortgage loans. EMC’s portfolio consists primarily of two categories: (a) “performing loans,” or performing, investment-quality loans serviced for its own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and (b) “non-performing loans,” or non-investment quality, sub-performing loan, non-performing loans and REO properties serviced for its own account and for the account of investors in securitized performing and non-performing collateral transactions.

Performing loans include first-lien, fixed-rate and adjustable-rate mortgage loans, as well as closed-end, fixed-rate second liens and lines of credit (“HELOCs”). Performing loans acquired by EMC are subject to varying levels of due diligence prior to purchase. Portfolios may be reviewed for credit, data integrity, appraisal valuation and documentation, as well as compliance with certain laws. Performing loans purchased will have been originated pursuant to EMC’s underwriting guidelines or the originator’s underwriting guidelines that are acceptable to the sponsor.

EMC will service the mortgage loans in accordance with the description of the applicable servicing procedures contained in this section in the free writing prospectus.

EMC has been servicing residential mortgage loans since 1990. From year end 2004 to March 31, 2006, EMC’s servicing portfolio grew by approximately 136.18%.

As of March 31, 2006, EMC was acting as servicer for approximately 236 series of residential mortgage-backed securities and other mortgage loans with an aggregate outstanding principal balance of approximately $68.6 billion.

	As of December 31, 2005				As of March 31, 2006
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	57,510	$13,625,934,321.62	12.69%	23.00%	67,227	$16,270,248,177.00	13.49%	23.71%
Alta-A Fixed	17,680	$3,569,563,859.33	3.90%	6.03%	22,607	$4,543,355,745.47	4.54%	6.62%
Prime Arm	7,428	$1,010,068,678.92	1.64%	1.71%	7,321	$1,014,349,657.90	1.47%	1.48%
Prime Fixed	15,975	$2,140,487,565.90	3.52%	3.61%	15,964	$2,150,189,942.36	3.20%	3.13%
Seconds	155,510	$7,164,515,426.20	34.31%	12.10%	170,815	$8,070,927,307.76	34.28%	11.76%
Subprime	142,890	$20,373,550,690.52	31.53%	34.40%	147,918	$21,357,797,913.16	29.69%	31.13%
Other	56,216	$11,347,144,055.57	12.40%	19.16%	66,434	$15,203,578,310.21	13.33%	22.16%
Total	453,209	$59,231,264,598.06	100.00%	100.00%	498,286	$68,610,447,053.86	100.00%	100.00%

	As of December 31, 2003				As of December 31, 2004
Loan Type	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount	No. of Loans	Dollar Amount	Percent by No. of Loans	Percent by Dollar Amount
Alta-A Arm	2,439	$653,967,868.93	1.40%	4.75%	19,498	$4,427,820,707.76	7.96%	15.94%
Alta-A Fixed	19,396	$3,651,416,056.79	11.14%	26.51%	25,539	$4,578,725,473.28	10.43%	16.48%
Prime Arm	7,978	$868,798,347.46	4.58%	6.31%	8,311	$1,045,610,015.30	3.39%	3.76%
Prime Fixed	16,377	$1,601,411,491.35	9.40%	11.63%	14,560	$1,573,271,574.42	5.95%	5.66%
Seconds	25,290	$690,059,168.80	14.52%	5.01%	39,486	$1,381,961,155.08	16.13%	4.98%
Subprime	76,166	$5,058,932,125.93	43.73%	36.73%	114,436	$13,706,363,249.78	46.74%	49.34%
Other	26,523	$1,249,014,372.71	15.23%	9.07%	23,010	$1,063,682,459.11	9.40%	3.83%
Total	174,169	$13,773,599,431.97	100.00%	100.00%	244,840	$27,777,434,634.73	100.00%	100.00%

EMC will act as the Servicer of the mortgage loans pursuant to the Servicing Agreement, dated as of July 1, 2006 (the “Servicing Agreement”), among the Servicer, the Master Servicer, the Subservicer and the Trustee. EMC has a primary subprime mortgage servicer rating of SQ1 from Moody’s, Above Average from S&P and RPS1 from Fitch.

The Subservicer

The Subservicer, which will have primary responsibility for servicing the mortgage loans, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the mortgage loans and the related properties, in accordance with the provisions of the Pooling and Servicing Agreement. The Subservicer has a “Select” servicing rating from S&P.

Notwithstanding the obligations of the Subservicer to service the mortgage loans, the Servicer will remain responsible, pursuant to the terms of the Pooling and Servicing Agreement, for the acts and omissions of the Subservicer with respect to its obligation to service the mortgage loans. In the event of the termination of the Subservicer, the Servicer will be responsible to engage another suitable subservicer to subservice the mortgage loans pursuant to the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Master Servicer has the authority to terminate the Servicer for certain events of default.

The Subservicer has recently undergone several internal and external audits, in addition to its Sarbanes-Oxley readiness testing. The results of these audits and reviews resulted in no material findings as it relates to the Subservicer’s servicing platform.

A natural disaster unit was recently introduced, using designated core staff, to identify, monitor, and assist customers in need of special financial assistance in the wake of catastrophic disasters and in those cases where the Federal Emergency Management Agency may designate areas for individual assistance programs.

The Subservicer has some flexibility with respect to fee waivers. The Subservicer typically holds the rights to most ancillary income. As such, fee waivers are the first method contemplated with regard to default resolution. Additionally, waivers of Prepayment Charges may also be considered if “default is imminent or in process.” With respect to loan modifications to restructure cash flow, when warranted under the provisions of the operative documents, the Subservicer may capitalize arrearages to the unpaid balance of the loan and re-amortize monthly principal and interest payments over the remaining term on the subject mortgage loan. These loan modifications are granted only when a hardship is documented and the borrower has the proven ability to resume making regularly scheduled monthly payments. Rate reductions or extended maturity dates are restricted options under the terms of applicable pooling and servicing agreements but may be used in some extreme cases, such as in the wake of catastrophic disasters.

Collection and Other Servicing Procedures

The Subservicer strictly complies with Fannie Mae-prescribed servicing practices. The Subservicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the Pooling and Servicing Agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the applicable servicer may (i) waive any late payment charge or, if applicable, any penalty interest, with the Master Servicer’s approval, or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, each subject to the provisions of the Pooling and Servicing Agreement, which requires the Master Servicer’s prior approval of certain actions by the Subservicer, including loan modifications and other loss-mitigation actions. See “Pooling and Servicing Agreement; Servicing Agreement” in this free writing prospectus.

With respect to mortgage loans in default, the Subservicer will be required to act in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, among other things, result in (i) foreclosing on the mortgage loan, (ii) selling the mortgage loan at fair market value, (iii) accepting a deed to the related mortgaged property in lieu of foreclosure, (iv) with Master Servicer approval, granting the borrower under the mortgage loan a modification or forbearance, or (v) with Master Servicer approval, accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. These procedures are intended to maximize recoveries on a net present-value basis on these mortgage loans.

The Subservicer will be required to accurately and fully report its borrower payment histories to all three national credit repositories in a timely manner with respect to each mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the Subservicer will be obligated to accelerate the maturity of the mortgage loan, unless the Subservicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust. If the Subservicer reasonably believes that it may be restricted, for any reason, from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust, the Subservicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which agreement such person becomes liable under the mortgage note, provided that the proposed transferee qualifies under applicable underwriting guidelines.

Any fee collected by the Subservicer for entering into an assumption agreement will be retained by the Subservicer as additional servicing compensation. In connection with any such assumption and modification, none of the outstanding principal amount, the mortgage rate borne by the mortgage note relating to each mortgage loan nor the final maturity date for such mortgage loan may be changed, unless the mortgagor is in default with respect to that mortgage loan.

The table below summarizes the number and balance of mortgage loans and REO properties serviced by the Subservicer as of particular dates:

Date	Number of Mortgage Loans and REO Properties	Aggregate Principal Balance ($)
December 31, 2004	7,731	1,292,696,115.62
December 31, 2005	24,628	4,643,772,857.54
June 30, 2006	23,099	4,272,390,445.56

SUMMARY OF FEES AND EXPENSES RELATED

TO THE ISSUANCE OF THE CERTIFICATES

The following table summarizes the fees and expenses associated with the offering of the Certificates, and the on-going costs of the administration and servicing of the assets of the Issuing Entity.

Fees	Party Entitled to Receive Fees	General Purpose of Fees	Source of Funds for Payment of Fees	Amount of Fee	Frequency of Payment	Priority of Payment
Master Servicing Fee	Master Servicer	As consideration for supervising the servicing activities of the servicer, and providing certain administrative responsibilities in respect of the Issuing Entity	Any interest or other income earned on deposits in the Distribution Account.	Variable	Monthly	Not applicable

Servicing Fee	Servicer and Subservicer, in the aggregate	As consideration for servicing the mortgage loans and other assets of the Issuing Entity	Collections in respect of the mortgage loans	an aggregate monthly fee calculated at 0.50% per annum[1] on the stated principal balance of each mortgage loan as of the beginning of the related due period	Monthly	Prior to any distributions to holders of Certificates

Fees	Party Entitled to Receive Fees	General Purpose of Fees	Source of Funds for Payment of Fees	Amount of Fee	Frequency of Payment	Priority of Payment
Trustee Fee	Trustee	As consideration for acting in the capacity of trustee under the operative documents	Paid by the Master Servicer from its own funds	Separately agreed to between the Trustee and the Master Servicer	Annually	Not applicable

Fees relating to the Swap Agreement	Swap Provider	As consideration for the Issuing Entity to receive payment in respect of the Swap Agreement	Collections in respect of the mortgage loans	Variable	Monthly on the Swap Distribution Date	Prior to any distributions to holders of Certificates

Fees relating to the Interest Rate Cap Agreement	Rate Cap Provider	As consideration for the Issuing Entity to receive payment in respect of the Interest Rate Cap Agreement	Proceeds with respect to the sale of the mortgage loans	$190,000	Single Payment on the Closing Date	Not applicable

Custodian Fees	Master Servicer	As consideration for acting in the capacity of Custodian for the Mortgage Loans	Paid by the Master Servicer from its own funds	Variable	Monthly	Not applicable

Prepayment Interest Excess	Servicer or Subservicer, as the case may be	Additional consideration for acting as Servicer or Subservicer, as the case may be	Prepayment charge collections in respect of the mortgage loans	Variable, based on the related mortgage note	From time to time, as prepayments occur	Not applicable

[1]	The Servicing Fee (including the Subservicing Fee) may be adjusted on account of the payment of compensating interest. See “Yields on the Offered Certificates — Interest Shortfalls and Realized Losses” in this free writing prospectus.

Annual Expenses of the Trustee, the Master Servicer, the Servicer, the Subservicer and the Custodian will generally be reimbursed prior to distributions to the holders of the Certificates, as provided in the Pooling and Servicing Agreement.

POOLING AND SERVICING AGREEMENT; SERVICING AGREEMENT

General

The following summary describes a number of terms of the Pooling and Servicing Agreement and the Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Servicing Agreement, respectively. The Depositor will provide to a prospective or actual Certificateholder without charge, on written request, a copy (without exhibits) of the Pooling and Servicing Agreement and the Servicing Agreement, respectively. Requests should be addressed to the Secretary, People’s Choice Home Loan Securities Corp., 7515 Irvine Center Drive, Irvine, California, 92618, and its phone number is (949) 341-2000.

None of the Sponsor, the Depositor, the Master Servicer or any of the directors, officers, employees or agents of the Sponsor, the Depositor or the Master Servicer shall be under any liability to the trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreements, or for errors in judgment; provided, however, that this provision shall not protect the Sponsor, the Depositor, the Master Servicer or any such person against any breach of warranties, representations or covenants made in the Agreements or against any specific liability imposed on any such person pursuant to the Agreements or against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the Agreements. The Sponsor, the Depositor, the Master Servicer and any director, officer, employee or agent of the Sponsor, the Depositor and the Master Servicer may rely in good faith on any document of any kind that, prima facie, is properly executed and submitted by any person respecting any matters arising under the Agreements. The Sponsor, the Depositor, the Master Servicer and any director, officer, employee or agent of the Sponsor, the Depositor, or the Master Servicer shall be indemnified and held harmless by the trust against any loss, liability or expense incurred in connection with any legal action relating to the Agreements, the Offered Certificates or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the Agreements or by reason of reckless disregard of obligations and duties under the Agreements.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available to each Certificateholder, the Servicer, the Subservicer, the Master Servicer, the Depositor and any other interested party a statement generally setting forth among other information:

(a)	the amount of the related distribution to holders of each Class of Certificates allocable to principal;

(b)	the amount of such distribution to holders of each Class of Certificates allocable to interest;

(c)	the amount of any funds paid and received under the Interest Rate Cap Agreement or the Swap Agreement;

(d)	the Prepayment Interest Shortfall for any Class of Certificates;

(e)	the Certificate Principal Balance of each Class of Certificates, after giving effect to the distribution of principal on such Distribution Date;

(f)	the amount of the Servicing Fee paid to or retained by the Servicer and the Subservicer;

(g)	the Certificate Rate for each Class of Certificates for such Distribution Date;

(h)	the amount of Advances included in the distribution on such Distribution Date;

(i)	the amount of any Extra Principal Distribution Amount distributed;

(j)	the amount of any Prepayment Charges distributed;

(k)	the cumulative amount of Realized Losses to date, in the aggregate;

(l)	the amount of Realized Losses with respect to such Distribution Date, in the aggregate and the amount of any Applied Loss Amounts in respect of each Certificate on any Distribution Date;

(m)	the amount of any expenses reimbursed to the Trustee, the Master Servicer, the Securities Administrator or the Custodian;

(n)	the number and aggregate principal amounts of mortgage loans (i) delinquent (exclusive of mortgage loans in foreclosure) (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, and (ii) in foreclosure and delinquent (A) 31 to 60 days, (B) 61 to 90 days and (C) 91 or more days, in each case as of the close of business on the last day of the calendar month preceding such Distribution Date, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans;

(o)	with respect to mortgage loans that became REO Properties during the preceding calendar month, the number and Aggregate Stated Principal Balance of such mortgage loans as of the close of business on the Determination Date;

(p)	whether a Trigger Event has occurred;

(q)	the total number and principal balance of any REO Properties as of the close of business on the related Determination Date, in the aggregate; and

(r)	to the extent such information is provided to the Master Servicer by the Servicer or Subservicer, the number of mortgage loans with respect to which the related borrower’s obligation to repay interest on a monthly basis has been suspended or reduced pursuant to the Servicemembers Civil Relief Act or the California Military and Veterans Code, as amended; and the amount of interest not required to be paid with respect to any such mortgage loans during the related Due Period as a result of such reductions, in the aggregate and with respect to the Group 1 Loans and the Group 2 Loans.

The Securities Administrator may make available, each month, to any interested party, the monthly statement to holders of Certificates via the Securities Administrator’s Website located at www.ctslink.com. Assistance in using the Website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. The Subservicer shall make its monthly reports available, each month, on its Website located at http://www.regabpeopleschoice.com. Parties that are unable to use either Website are entitled to have a paper copy mailed to them via first-class mail by calling the Securities Administrator or the Subservicer, as applicable, and requesting a copy. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distributions more convenient and/or more accessible, and the Securities Administrator will provide timely and adequate notification to such parties regarding any such changes.

In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will prepare and deliver to each Certificateholder of record during the previous calendar year a statement containing information necessary to enable Certificateholders to prepare their tax returns. Such statements will not have been examined and reported upon by an independent public accountant.

Servicer Reports

Prior to the applicable Distribution Date, the Servicer (or the Subservicer, on behalf of the Servicer) is required to deliver to the Securities Administrator and the Depositor a servicer remittance report setting forth the information as required by the Pooling and Servicing Agreement to enable the Securities Administrator to make the distributions described in this free writing prospectus and containing the information to be included in the report for that Distribution Date delivered by the Securities Administrator. Each of the Servicer, the Subservicer and the Master Servicer is required to deliver to the Depositor, the Master Servicer (in the case of the Servicer or the Subservicer), the Securities Administrator, the Trustee and the Rating Agencies by not later than March 1st of each year, starting in 2007, an officer’s certificate stating that:

(a)	a review of the activities of the Servicer, the Subservicer or the Master Servicer, as applicable, during the preceding calendar year and of performance under the Pooling and Servicing Agreement has been made under such officer’s supervision; and

(b)	to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under the Pooling and Servicing Agreement in all material respects for such year or, if there has been a failure to fulfill any such obligation in any material respect, specifying each failure known to such officer and the nature and status of such failure, including the steps being taken by such party to remedy such failure.

In addition, on or prior to March 1st of each year, starting in 2007, the Servicer, the Subservicer, the Securities Administrator, the Master Servicer and the Custodian will be required to deliver to the Depositor an assessment of compliance with servicing criteria that contains the following:

(c)	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

(d)	a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;

(e)	the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

(f)	a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an assessment of compliance with servicing criteria will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the Securities Administrator at the address provided in this free writing prospectus.

Additional Matters with Respect to the Servicer

In addition to other servicer events of default as provided in the prospectus, it will be an event of default for the servicer if (a) any of the Rating Agencies reduces or withdraws the rating of any of the Offered Certificates for reasons attributable to the Servicer or (b) the Servicer’s residential primary servicer rating for servicing of subprime loans issued by any of the Rating Agencies is reduced by more than one level from the level in effect on the Closing Date or (c) the net worth of the Servicer is less than

$25,000,000. Such an event of default may result in the termination of the Servicer and the transfer of servicing to a successor servicer.

The Servicer, on behalf of the trust, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third parties, if the Servicer reasonably believes that such sale would maximize proceeds to the Certificateholders in the aggregate (on a present-value basis) with respect to that mortgage loan. See “Servicing of Mortgage Loans — Realization Upon or Sale of Defaulted Mortgage Loans” in this free writing prospectus.

When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the Servicer may write off the entire outstanding balance of a second-lien mortgage loan as a bad debt. Any second-lien mortgage loan may be written off as a realized loss by the Servicer after 180 days of delinquency.

The Subservicer

Pursuant to the Pooling and Servicing Agreement, the Subservicer will perform all the primary servicing of the mortgage loans as though it were the Servicer. The Subservicer will be subject to termination by the Servicer if it fails to perform its obligations under the Subservicing Agreement and may be terminated upon failure of certain financial and other covenants. A transfer of the primary servicing, even to the Servicer, would likely result in increased delinquencies and losses on the mortgage loans. See “Risk Factors — A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Mortgage Loans” in this free writing prospectus. The Subservicer has limited experience in the servicing of mortgage loans except on a short-term basis. See “Risk Factors — The Subservicer Has Limited Experience” in this free writing prospectus.

Pursuant to the Pooling and Servicing Agreement, the Subservicer will be required to solicit Master Servicer approval of its decisions regarding certain specific primary servicing duties. These will include:

(a)	Loss mitigation:

(i)	Review and approval of repayment and/or forbearance plans involving terms of greater than six months;

(ii)	Approval of short sale proposals; and

(iii)	Approval of deed-in-lieu decisions;

(b)	Approval of REO listing values;

(c)	Approval of loan modifications;

(d)	Approval of foreclosure timeline if the Subservicer proposes a timeline different from the Fannie Mae-required foreclosure timelines that arise, except that approval need not be obtained for re-projections because of legal matters that arise in the course of foreclosure (e.g., county delays in setting sale dates, proof of service of process, contested matters, title claims, legal issues such as temporary restraining orders and bankruptcy filings);

(e)	Approval of settlements proposed in the context of contested judicial foreclosures;

(f)	Review and recalculation of net realized losses on mortgage loans; and

(g)	Oversight of filing of hazard insurance claims for amounts greater than $10,000.

If the Subservicer requests Master Servicer approval and the Master Servicer does not approve, reject or modify the Subservicer’s proposal within two LIBOR Business Days following receipt by the Master Servicer of the Subservicer’s proposal by a written or electronic request from the Subservicer, the Subservicer shall submit an electronic escalation notice to three Master Servicing Officers of the Master Servicer. If the Subservicer does not receive a response to the escalation notice from the Master Servicer within three LIBOR Business Days, the Subservicer will be permitted to treat its proposal as having been approved.

At the Subservicer’s request, the Servicer will resign and assign its rights and obligations under the Servicing Agreement to the Subservicer, the Subservicer will assume the role of the Servicer under the Servicing Agreement and the Master Servicer will consent to such resignation, assignment and assumption, if (a) the Subservicer has been assigned a primary subprime mortgage loan servicer rating by each Rating Agency, (b) each Rating Agency has delivered to the Master Servicer a letter confirming that such resignation, assignment and assumption will not, in and of itself, result in a withdrawal, reduction or qualification of any rating then assigned by such Rating Agency to any Class of the Offered Certificates, and (c) either (i) the Servicer shall have been acting as servicer of the mortgage loans for at least 24 months and shall have received aggregate servicing compensation pursuant to the Servicing Agreement of at least $500,000 or (ii) the primary subprime servicer rating of the Servicer has been reduced to “Below Average” or its equivalent by any Rating Agency.

Servicing, Master Servicing and Other Compensation, Indemnification and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the mortgage loans will be a portion of investment earnings on amounts held in the Distribution Account. The principal compensation to be paid to the Servicer and the Subservicer in respect of their respective servicing activities for the mortgage loans will be calculated using the Servicing Fee Rate, which aggregated the Servicer’s Fee (0.03% per annum) and the Subservicer’s Fee (0.47% per annum). The Servicer (or the Subservicer, acting on behalf of the Servicer) is obligated to offset any Prepayment Interest Shortfall with respect to prepayments in full and in part in respect of the mortgage loans on any Distribution Date with Compensating Interest. The Master Servicer or the Subservicer is obligated to pay ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer, the Servicer or the Subservicer in connection with its responsibilities under the Pooling and Servicing Agreement or the Servicing Agreement. However, the Master Servicer, the Servicer (or the Subservicer, having acted on behalf of the Servicer) is entitled to reimbursement therefor as provided in the Pooling and Servicing Agreement and the Servicing Agreement. The trust may also be required to reimburse the Master Servicer for expenses incurred in connection with certain claims against the Master Servicer arising out of the Pooling and Servicing Agreement.

The Trustee, the Master Servicer, the Securities Administrator, the Custodian and any director, officer, employee or agent of the Trustee, the Master Servicer, the Securities Administrator or the Custodian shall be indemnified by the trust and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by the Trustee or the Securities Administrator in connection with any claim or legal action or any pending or threatened claim or legal action arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Agreements, including the Swap Agreement and any and all other agreements related hereto, other than any loss, liability or expense (i) for which the Trustee is indemnified by the Master Servicer, or (ii) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties hereunder by the Trustee or the Securities Administrator or by reason of reckless disregard of obligations and duties under the Agreements.

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will indemnify the Trustee and the Securities Administrator from, and hold the Trustee and the Securities Administrator harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Master Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under the Agreements or by reason of the Master Servicer’s reckless disregard of its obligations and duties under the Agreements.

Termination

The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Pooling and Servicing Agreement, and of the Servicer created by the Servicing Agreement, will terminate upon (i) the later of the making of the final distribution or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans and (ii) the distribution to Certificateholders of all amounts required to be paid to them pursuant to the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended under the circumstances set forth under “The Agreements—Amendment” in the prospectus.

Resignation and Removal of Trustee

The Trustee may resign at any time, or in the event that there is a conflict of interest with respect to a Class of Offered Certificates, as Trustee with respect to the other Class of Offered Certificates, in which event the Issuing Entity will be obligated to appoint a successor Trustee for the Offered Certificates or such Class of Offered Certificates within the period specified in the Pooling and Servicing Agreement. The Trustee may also be removed at any time by Certificateholders representing more than 50% of the aggregate Certificate Principal Balance of the Offered Certificates then outstanding. The Issuing Entity will remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Trustee or its property. Any resignation or removal of the Trustee will not become effective until the acceptance of the appointment by a successor Trustee.

Optional Termination

The Subservicer, so long as it continues to subservice the mortgage loans, may elect to terminate, or if People’s Choice Home Loan Inc. no longer subservices the mortgage loans, the majority holder of the Class R Certificates may, direct the Servicer to terminate, the trust on or after the Distribution Date on which the Aggregate Stated Principal Balance of the mortgage loans is less than or equal to 10% of the Aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date. If the Subservicer or the majority holder of the Class R Certificates, as the case may be, does not exercise such option to terminate the trust or direct the termination of the trust within 90 days of the first possible optional termination date, the servicer then servicing or subservicing the mortgage loans may purchase all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect early retirement of the Offered Certificates. The termination price for each Class of Offered Certificates will be equal to 100% of the aggregate outstanding Certificate Principal Balance thereof and accrued and unpaid interest thereon (including any Basis Risk Shortfall Carryforward Amount) at the Certificate Rate through the date on which the trust is terminated in full, together with all amounts due and owing to the Trustee, the Master Servicer, the Servicer, the Subservicer, the Securities Administrator and the Swap Provider. The purchase price for any terminating purchase shall be the unpaid principal balance of each mortgage loan plus accrued and unpaid interest thereon through the end of the month in which the purchase occurs, plus the fair market value of any REO property as determined by the Servicer in its good faith discretion; provided that the purchase price must at least equal (a) the termination price for the Offered Certificates and (b) any amounts owed or reimbursable to the Servicer, the Subservicer, the Master Servicer, the Trustee, the Securities Administrator or the Custodian pursuant to the Agreements.

If the optional termination described above is not exercised on the Distribution Date when the Subservicer or the Class R holder, as the case may be, is first eligible to direct the Servicer to call all outstanding Certificates, the margins for the Class A Certificates will double and the margins for the Class M Certificates will increase to 150% of their initial values, each as of such Distribution Date.

ASSIGNMENT OF MORTGAGE LOANS

General

On or prior to the date the Offered Certificates are issued, the Seller, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Pooling and Servicing Agreement, will in turn, convey each mortgage loan to the Trustee, on behalf of the Issuing Entity; provided, however, that the Seller will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

Representations

In the Mortgage Loan Purchase Agreement, the Seller will make certain representations and warranties to the Depositor concerning the mortgage loans. Pursuant to the Pooling and Servicing Agreement, the Depositor will assign all its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Seller, to the Trustee, on behalf of the Issuing Entity, and pursuant to the Pooling and Servicing Agreement, the Depositor will assign all its right, title and interest in the Mortgage Loan Purchase Agreement insofar as it relates to such representations and warranties made by the Seller, to the Trustee. The Trustee, on behalf of the Certificateholders, will be required to enforce the representations and warranties of the Seller in the Mortgage Loan Purchase Agreement.

The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

(a) The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(b) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(c) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

In the case of a breach of any representation or warranty set forth in the Mortgage Loan Purchase Agreement that materially and adversely affects the value of the interests of Certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Servicer (or the Subservicer on behalf of the Servicer), the Securities Administrator or the Seller, the Seller will (i) cure such breach in all material respects, (ii) if within two years of the Closing Date, provide the Trustee with one or more Substitute Mortgage Loans to replace such mortgage loan(s) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Trust and of the Offered Certificates

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended. For a general discussion of the federal income tax consequences of an investment in the Offered Certificates, see “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

General

The Pooling and Servicing Agreement provides that certain segregated asset pools within the trust (exclusive of, among other things, the Basis Risk Shortfall Reserve Account, the Interest Rate Cap Agreement, the Swap Agreement, the Swap Account, the Supplemental Interest Trust and certain other assets specified in the Pooling and Servicing Agreement) will comprise one or more REMICs (each, a “Trust REMIC”) organized in a tiered REMIC structure. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes. The Class R and Class RX Certificates represents ownership of the sole Class of residual interests in each of the related Trust REMICs. Upon the issuance of the Offered Certificates, Hunton & Williams LLP will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (a) as owning an interest in a REMIC regular interest corresponding to that Certificate (a “Regular Interest”) and (b) as having entered into a notional principal contract (a “Basis Risk Contract”) representing the right to receive Basis Risk Shortfall Carryforward Amounts and the obligation to make payments to the Supplemental Interest Trust. The Regular Interest corresponding to a Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Certificate to which it corresponds, except that interest payments will be determined without regard to any payments made in respect of Basis Risk Shortfall Carryforward Amounts. Any payment on an Offered Certificate in respect of Basis Risk Shortfall Carryforward Accounts will be deemed to have been paid pursuant to the Basis Risk Contract. Each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the Regular Interest component as discussed under “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income accruing with respect to the Basis Risk Contract component and will be permitted to recognize a net deduction with respect to the Basis Risk Contract component, subject to the discussion under “—The Basis Risk Contract Component” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

A beneficial owner of an Offered Certificate must allocate its purchase price for the Certificate between its components – the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component may be viewed as having been issued with an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the Certificate must allocate the amount realized between the components of the Certificate based on the relative fair market values of those components at the time of sale. Assuming that the Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMICs—Sale of REMIC Certificates.”

Interest on the Regular Interest component of an Offered Certificate must be included in income by the beneficial owner of the Certificate under the accrual method of accounting, regardless of the beneficial owner’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates may be issued with OID. See “Federal Income Tax Consequences—REMICs—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID and market discount, or the amortization of bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID.

Status of the Offered Certificates

The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust, exclusive of any trust assets not included in any Trust REMIC, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code, or as qualified mortgages under Section 860G(a)(3) of the Code. In addition, income derived from the Basis Risk Component of the Offered Certificates will not be qualifying income for purposes of Section 856(c)(2) or 856(c)(3) of the Code. Accordingly, the Offered Certificates generally are not suitable investments for inclusion in another REMIC or for a real estate investment trust.

The Basis Risk Contract Component

As indicated above, a portion of the purchase price paid by a beneficial owner of an Offered Certificate to acquire the Certificate will be attributable to the Basis Risk Contract component of such Certificate. The portion of the overall purchase price of an Offered Certificate attributable to the Basis Risk Contract component must be amortized over the life of the Basis Risk Contract, taking into account the declining balance of the related Regular Interest component. Beneficial owners of Offered Certificates should consult their own tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of an Offered Certificate.

Any Basis Risk Shortfall Amount paid to a beneficial owner of an Offered Certificate will be treated as periodic payments on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Basis Risk Contract component, such excess represents income for the year. If for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess represents a deduction for the year. In addition, any amounts payable on such REMIC interest component in excess of the amount of payments on the Offered Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust, and such excess should be treated as a periodic payment on a notional principal contract that is made by such Certificateholder during the applicable taxable year and that is taken into account in determining such Certificateholder’s net income or net deduction with respect to any Basis Risk Shortfall Carryforward Amount for such taxable year. Although not clear, income attributable to the Basis Risk Contract should be treated as ordinary income, and a deduction attributable to the Basis Risk Contract should be treated as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, non-grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect the Basis Risk Contract component in computing the beneficial owner’s alternative minimum tax liability. Because a beneficial owner of any Basis Risk Shortfall Carryforward Amount will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Basis Risk Shortfall Carryforward Amounts would be subject to the limitations described above.

Any amount of proceeds from the sale, termination or retirement of an Offered Certificate that is considered to be allocated to rights under the Basis Risk Contract component would be considered a “termination payment” under the Treasury regulations related to notional principal contracts (the “Swap Regulations”). It is anticipated that the Supplemental Interest Trust Trustee will account for any termination payments for reporting purposes in accordance with the Swap Regulations, as described below.

It is possible that the right to receive payments in respect of the Basis Risk Shortfall Carryforward Amounts could be treated as a partnership among the holders of all of the Offered Certificates, in which case Holders of such Certificates potentially would be subject to different timing of income and foreign holders of such Offered Certificates could be subject to withholding in respect of any related Basis Risk Shortfall Carryforward Amounts. Holders of the Offered Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their Certificates.

Termination Payments. Any amount of sales proceeds that is considered to be allocated to the selling beneficial owner’s rights under the Basis Risk Contract in connection with the sale or exchange of an Offered Certificate would be considered a “termination payment” under the Swap Regulations allocable to that Offered Certificate. A holder of an Offered Certificate will have gain or loss from such a termination of the Basis Risk Contract equal to (a) any termination payment it received or is deemed to have received minus (b) the unamortized portion of any cap premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in the Basis Risk Contract.

Gain or loss realized upon the termination of the Basis Risk Contract component of the Offered Certificates will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

OTHER TAXES

The Sponsor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.

REPORTS TO CERTIFICATEHOLDERS

The securities administrator will be required to prepare and make available to the Certificateholders statements containing information with respect to principal and interest distributions and the trust as is described in this free writing prospectus. See “The Pooling and Servicing Agreement—Reports to Certificateholders” in this free writing prospectus. Copies of these statements will be filed with the SEC through its EDGAR system located at http://www.sec.gov under the name of “People’s Financial Realty Mortgage Securities Trust, Series 2006-1” as an exhibit to the monthly distribution reports on Form 10-D for the Certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the Servicer will be required to furnish to the Securities Administrator or the Depositor, as applicable, the compliance statements, assessments of compliance and related accountants’ attestation reports detailed under “The Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust’s annual statement on Form 10-K for the Offered Certificates.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders,” which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Sponsor by Hunton & Williams LLP and for the Underwriters by McKee Nelson LLP.

AFFILIATIONS AND RELATIONSHIPS

The Depositor is an indirect wholly owned subsidiary of the Sponsor. The Sponsor is sole owner of the Seller, which is the same entity as the Subservicer. The Master Servicer, the Custodian and the Securities Administrator are the same entity. Bear, Stearns & Co. Inc. and the Servicer are affiliated parties.

LEGAL PROCEEDINGS

On March 2, 2006, PCHLI was served with a purported nationwide class action lawsuit, Rhonda L. Torres v. PCHLI, United States District Court, C.D. Cal., Case No. SACV05-1231 CJC (RNBx). Plaintiff alleges violation of the Fair Credit Reporting Act (“FCRA”) by PCHLI’s use of credit reports to pre-screen and select consumers to receive offers of credit that allegedly did not meet the “firm offer” requirements of the FCRA. A similar case filed on behalf of all Illinois recipients of such mailings was served on PCHLI on September 28, 2005, Asbury v. PCHLI, United States District Court, N. D. Illinois, Case No. 05 C 5483. Counsel has filed to remove the Asbury case to the court hearing the Torres case and, if the motion succeeds, will seek to consolidate the cases. Both cases have been tendered to the company’s insurance carrier. This is an unsettled area of the law, the Torres plaintiff has not yet taken discovery, and we are not in a position at this time to evaluate PCHLI’s likelihood to prevail on the merits.

PCHLI was served on March 10, 2006, with a purported class action lawsuit filed in Florida on behalf of all Florida borrowers for certain claims, and all Florida borrowers whose property was appraised by co-defendant The Weeks Appraisal Group Inc. (“Weeks”) for certain other claims, Ronald Poole v. PCHLI and Weeks, Duval County Circuit Court, Case No. 16-2006-CA-001816-XXXX-MA. Plaintiff alleges that defendants have engaged in unlawful business practices by charging deceptive fees, providing mortgage loans without regard for the consumers’ interest or ability to pay or the value of the property, charging excessive fees, in many cases for no services provided, and routinely failing to provide required disclosures in violation of Florida statutes and the federal Real Estate Settlement Procedures Act. PCHLI has filed a notice of removal to have the case heard initially in the U.S. District Court for the Middle District of Florida, Jacksonville Division, and is preparing a motion to compel arbitration of Mr. Poole’s individual claims. Discovery has not commenced. PCHLI believes it has strong defenses and intends to vigorously defend this lawsuit, but it is not possible to predict an outcome at this preliminary stage.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates receive the ratings specified in the chart on page S-4 of this free writing prospectus.

The ratings of S&P, Moody’s and Fitch assigned to mortgage-backed pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which the certificateholders are entitled other than Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that certificateholders might suffer a lower-than-anticipated yield because of non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate any Class of the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any Class of the Offered Certificates, or, if it does, what rating would be assigned by any other rating agency. A rating on any Class of the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

LEGAL INVESTMENT MATTERS

The Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any Class of Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any Class of Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any Class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any Class of Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on persons who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as “parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

The U.S. Department of Labor (“DOL”) has issued individual exemptions to various underwriters that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities if they are underwritten by an “underwriter” and where the trust and the offered securities meet certain specified conditions.

The Offered Certificates are eligible for relief under an administrative exemption (the “Exemption”), to the extent described below.

In addition, for so long as the holder of an Offered Certificate also has a right to payments via the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the Offered Certificate without the right to receive payments via the Supplemental Interest Trust and, separately, the right to receive payments via the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of the Offered Certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an Offered Certificate while the Supplemental Interest Trust is in existence, unless (a) such Plan is an accredited investor within the meaning of the Exemption and (b) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Swap Agreement is an asset of the Supplemental Interest Trust, each beneficial owner of an Offered Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate or interest therein, that either (i) it is not a Plan or other person using the assets of a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Offered Certificate and the separate right to receive payments via the Supplemental Interest Trust are eligible for the exemptive relief available under one of the five prohibited transaction class exemptions enumerated above.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) each Underwriter specified in this free writing prospectus, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this free writing prospectus to be eligible for exemptive relief:

•	The acquisition of Certificates by a Plan must be on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests that are subordinated to the rights and interests evidenced by the other Certificates of the trust fund;

•	The Certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories by S&P, Moody’s or Fitch;

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any Underwriter;

•	The sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Certificates; the sum of all payments made to and retained by the Depositor pursuant to the assignment of the assets to the Issuing Entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by any servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith; and

•	The Plan investing in the Certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

Moreover, the Exemption provides relief from certain self-dealing/conflict-of-interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuing entity that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (a) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust fund; (b) the Plan’s investment in each Class of Certificates does not exceed 25% of all of the Certificates of that Class outstanding at the time of the acquisition; (c) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (d) in the case of an acquisition of Certificates in connection with their initial issuance, at least 50% of each Class of Certificates in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (e) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the Trustee, each Underwriter, any insurer of the Issuing Entity, the Sponsor, the Servicer, any obligor with respect to obligations included in the issuing entity constituting more than five percent of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing an Offered Certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for such Certificate.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Certificates.

A fiduciary of a Plan should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or Section 4975 of the Code and should satisfy itself that the conditions of the Exemption have been met.

The rating of an Offered Certificate may change. If a Class of Offered Certificates no longer has a rating of at least BBB- or Baa3 (the lowest permitted rating), Certificates of that Class will no longer be eligible for relief under the Exemption (although a Plan that had purchased a Certificate of that Class when the Class had a permitted rating would not be required by the Exemption to dispose of it). Consequently, an Offered Certificate rated below investment grade (“ERISA-Restricted Offered Certificate”) will not be registered by the Securities Administrator unless:

(a)	the Securities Administrator receives a representation, acceptable to and in form and substance satisfactory to it, from the transferee, to the effect that the transferee is not a Plan, or a person acting for, on behalf of or with the assets of, a Plan; or

(b)	the Securities Administrator receives a representation, acceptable to and in form and substance satisfactory to it, to the effect that the purchaser is an insurance company that is purchasing the ERISA-Restricted Offered Certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and the purchase and holding of the ERISA-Restricted Offered Certificate are covered under Section I and III of PTCE 95-60.

This discussion is a general discussion of some of the rules that apply to Plans and similar entities. Prior to making an investment in securities, prospective Plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances. For a full discussion of the ERISA considerations applicable to a purchase of the Offered Certificates, see “ERISA Considerations” in the prospectus.

GLOSSARY

Accrual Period — For any Class of Offered Certificates, the period from and including the preceding Distribution Date (or, in the case of the first Distribution Date, from and including the Closing Date) to and including the day prior to the current Distribution Date.

Accrued Certificate Interest — With respect to any Distribution Date and each Class of Offered Certificates, interest accrued during the related Accrual Period at the then-applicable Certificate Rate on the related Certificate Principal Balance thereof immediately prior to such Distribution Date. The Accrued Certificate Interest on the Offered Certificates shall be calculated on the basis of a 360-day year and the actual number of days in the related Accrual Period.

Aggregate Stated Principal Balance — With respect to the mortgage loans and any Distribution Date, the aggregate of the principal balances of the mortgage loans as of the Cut-off Date, minus (i) scheduled principal payments that have previously become due (to the extent received or advanced), (ii) unscheduled principal payments (including liquidation proceeds applied as principal) received prior to the end of the related Prepayment Period, and (iii) realized losses incurred prior to the end of the related Prepayment Period.

Agreements — The Pooling and Servicing Agreement, the Servicing Agreement, the Subservicing Agreement and the Mortgage Loan Purchase Agreement.

Annual Expenses — For any Distribution Date, an amount equal to the sum of the Servicing Fee, plus any expenses and indemnities for which such parties reimbursed themselves out of the Payment Account, subject to an annual limitation on certain expenses and indemnities of $150,000 for the Trustee and of $250,000 for the Master Servicer, the Securities Administrator and the Custodian, as set forth in the Pooling and Servicing Agreement.

Applied Loss Amount — On any Distribution Date, after giving effect to all Realized Losses incurred with respect to the mortgage loans during the related due period and distributions of principal on the Offered Certificates and Class B2 Certificates on such Distribution Date, the excess, if any, of the total Certificate Principal Balances of the Offered Certificates and Class B2 Certificates over the Stated Principal Balance of the mortgage loans in both Loan Groups on each Distribution Date.

Appraised Value — The appraised value of the related mortgaged property at the time of origination of such mortgage loan.

Basic Principal Distribution Amount — For any Distribution Date, the excess, if any, of (a) the Principal Funds for such Distribution Date, over (b) the Overcollateralization Release Amount.

Basis Risk Shortfall — For any Class of Certificates on any Distribution Date where clause (b) of the definition of Certificate Rate is less than the lesser of clauses (a) and (c) of such definition, the excess, if any, of (x) the aggregate Accrued Certificate Interest thereon for such Distribution Date calculated pursuant to the lesser of clause (a) and (c) of such definition of Certificate Rate over (y) Accrued Certificate Interest on such Class.

Basis Risk Shortfall Carryforward Amount — For each Class of Certificates and any Distribution Date, as determined separately for each such Class of Certificates, an amount equal to the aggregate amount of Basis Risk Shortfall for such Certificates on such Distribution Date, plus any unpaid Basis Risk Shortfall for such Class of Offered Certificates and Class B2 Certificates from prior Distribution

Dates, plus interest thereon at the related Certificate Rate (without regard to the applicable Net WAC Cap) for such Distribution Date, to the extent previously unreimbursed.

Book-Entry Certificates — Each Class of Offered Certificates for so long as they are issued, maintained and transferred at DTC.

Cap Provider — The Bank of New York.

Certificate — Any of the certificates issued by the Issuing Entity pursuant to the Pooling and Servicing Agreement.

Certificate Margin — With respect to the Class 1A1, Class 1A2, Class 1A3, Class 1A4, Class 2A1, Class 2A2, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9, Class M10, Class B1 and Class B2 Certificates, on any Distribution Date prior to the Step-Up Date, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }% and {            }% per annum, respectively, and on any Distribution Date on and after the Step-Up Date, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }%, {            }% and {            }% per annum, respectively.

Certificate Principal Balance — With respect to each Class A, Class M, Class B or Class P Certificate, as of any Determination Date, the certificate principal balance of such Certificate on the Distribution Date immediately prior to such Determination Date, increased by any Subsequent Recoveries allocated thereto, minus all distributions allocable to principal made thereon and Applied Loss Amount allocated thereto, if any, on such immediately prior Distribution Date (or, in the case of any Determination Date up to and including the first Distribution Date, the initial Certificate Principal Balance of such Certificate, as stated on the face thereof).

Certificate Rate — With respect to the Certificates, a per annum rate equal to the least of (a) One-Month LIBOR plus the applicable margin for such Class, (b) the applicable Net WAC Cap and (c) the applicable Net Maximum Mortgage Rate.

Certificateholder — A holder of a Certificate.

Class — A class of Certificates issued by the Issuing Entity and otherwise referred to as Class 1A, Class 2A, Class A, Class B, Class C, Class M, Class P, Class R or Class RX Certificates.

Class 1A Certificates — The Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates.

Class 2A Certificates — The Class 2A1 and Class 2A2 Certificates.

Class A Certificates — The Class 1A and the Class 2A Certificates.

Class B Certificates — The Class B1 and Class B2 Certificates.

Class B1 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class B1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 96.20% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M Certificates — The Class M1 , Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8, Class M9 and Class M10 Certificates.

Class M Principal Distribution Amount — The sum of the Class M1 Principal Distribution Amount, Class M2 Principal Distribution Amount, Class M3 Principal Distribution Amount, Class M4 Principal Distribution Amount, Class M5 Principal Distribution Amount, Class M6 Principal Distribution Amount, Class M7 Principal Distribution Amount, Class M8 Principal Distribution Amount, Class M9 Principal Distribution Amount and Class M10 Principal Distribution Amount.

Class M1 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the distribution of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 64.60% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M2 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A and Class M1 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1 Principal Distribution Amount on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 71.30% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M3 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1 and Class M2 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1 and Class M2 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 75.30% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M4 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2 and Class M3 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2 and Class M3 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 78.90% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M5 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3 and Class M4 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3 and Class M4 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 82.20% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M6 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4 and Class M5 (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4 and Class M5 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 85.30% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M7 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5 and Class M6 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M7 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 88.20% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M8 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6 and Class M7 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M8 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 90.70% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M9 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8

Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7 and Class M8 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M9 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 92.00% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Class M10 Principal Distribution Amount — For any applicable Distribution Date on or after the Stepdown Date as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A, Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Certificates (after taking into account the distribution of the Senior Principal Distribution Amount and the Class M1, Class M2, Class M3, Class M4, Class M5, Class M6, Class M7, Class M8 and Class M9 Principal Distribution Amounts on such Distribution Date) and (ii) the Certificate Principal Balance of the Class M10 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date multiplied by approximately 94.40% and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans in respect of such Distribution Date exceeds (ii) the Overcollateralization Floor.

Closing Date — August 9, 2006.

Code — The Internal Revenue Code of 1986, as amended.

Combined Loan-to-Value Ratio — For any mortgage loan at any date of determination, the ratio of the principal balance of such mortgage loan at the date of determination, plus the principal balance of each mortgage loan senior thereto based upon the most recent information available to the Seller, to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale, or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of such refinancing or modification. Generally, throughout this free writing prospectus, references to the “Combined Loan-to-Value Ratio” of a first-lien mortgage loan will be such mortgage loan’s loan-to-value ratio, while references to the “Combined Loan-to-Value Ratio” of a second-lien mortgage loan will be to such mortgage loan’s Combined Loan-to-Value Ratio.

Compensating Interest — With respect to any Distribution Date, any distributions made by the Master Servicer, the Servicer or the Subservicer from its own funds to cover Prepayment Interest Shortfalls, which shall be required to be paid in accordance with the Servicing Agreement or the Pooling and Servicing Agreement in an amount equal to the lesser of (a) the amount, if any, by which the aggregate Prepayment Interest Shortfalls in respect of such Distribution Date exceed any aggregate Prepayment Interest Excess in respect of such Distribution Date and (b) the Servicing Fee received with respect to the related Due Period.

CPR — A constant rate of prepayment on the mortgage loans.

Custodian — Wells Fargo Bank, National Association.

Cut-off Date — The cut-off date will be July 1, 2006, except with respect to any mortgage loan originated after such date, in which case the cut-off date for such mortgage loan will be its date of origination.

Delinquency Rate — For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent measured pursuant to the OTS method (including all mortgage loans in foreclosure, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Stated Principal Balance of the mortgage loans as of the close of business on the last day of such month.

Depositor — People’s Choice Home Loan Securities Corp.

Determination Date — With respect to any Distribution Date, is on the 15th day of the month in which such Distribution Date occurs or, if such day is not a business day, on the immediately preceding business day.

Distribution Account — One or more separate accounts for the collection of payments on the related mortgage loans constituting the related trust fund.

Due Date — With respect to each mortgage loan, the first day of the month.

Due Period — With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

ERISA — The Employee Retirement Income Security Act of 1974, as amended.

Extra Principal Distribution Amount — With respect to any Distribution Date, the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Distribution Date (after taking into account distributions to the Offered Certificates of the Basic Principal Distribution Amount on such Distribution Date).

Final Disposition — With respect to a defaulted mortgage loan, when a determination is made by the Servicer or the Subservicer that it has received all Liquidation Proceeds and other payments or cash recoveries that the Servicer or the Subservicer reasonably and in good faith expects to be finally recoverable with respect to such mortgage loan.

Fitch — Fitch, Inc.

Group 1 Net Maximum Mortgage Rate — With respect to any Distribution Date and the Class 1A Certificates, a per annum rate equal to (a) the weighted average of the Net Maximum Mortgage Rates for the Group 1 Loans, weighted on the basis of the Aggregate Stated Principal Balances of the Group 1 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider Trigger Event) made to the Swap Counterparty allocable to the Group 1 Loans and (ii) the denominator of which is the Aggregate Stated Principal Balance of the Group 1 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group 1 Net WAC Cap — With respect to any Distribution Date and the Class 1A Certificates, a per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the Group 1 Loans, weighted on the basis of the Aggregate Stated Principal Balances of the Group 1 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider Trigger Event) made to the Swap Counterparty allocable to the Group 1 Loans and (ii) the denominator of which is the Aggregate Stated Principal Balance of the Group 1 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group 1 Percentage — With respect to the Group 1 Loans and any Distribution Date, the quotient of (i) the Aggregate Stated Principal Balance of the Group 1 Loans as of the beginning of the related Due

Period and (ii) the Aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period.

Group 2 Net Maximum Mortgage Rate — With respect to any Distribution Date and the Class 2A Certificates, a per annum rate equal to (a) the weighted average Net Maximum Mortgage Rates for Group 2 Loans, weighted on the basis of the Aggregate Stated Principal Balances of the Group 2 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider Trigger Event) made to the Swap Counterparty allocable to the Group 2 Loans and (ii) the denominator of which is the Aggregate Stated Principal Balance of the Group 2 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group 2 Net WAC Cap — With respect to any Distribution Date and the Group 2A Certificates, a per annum rate equal to (a) the weighted average of the Net Mortgage Rates of the Group 2 Loans, weighted on the basis of the Aggregate Stated Principal Balances of the Group 2 Loans as of the beginning of the related Due Period (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) less (b) the annualized percentage equivalent of a fraction, (i) the numerator of which is any net swap payment (including any swap termination payment other than those triggered by a Swap Provider Trigger Event) made to the Swap Counterparty allocable to the Group 2 Loans and (ii) the denominator of which is the Aggregate Stated Principal Balance of the Group 2 Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group 2 Percentage — With respect to the Group 2 Loans and any Distribution Date, the quotient of (i) the Aggregate Stated Principal Balance of the Group 2 Loans as of the beginning of the related Due Period and (ii) the Aggregate Stated Principal Balance of the mortgage loans as of the beginning of the related Due Period.

Group Subordinate Amount — With respect to either Loan Group and any Distribution Date, the excess of (a) the Aggregate Stated Principal Balance of the mortgage loans in such Loan Group as of the previous Distribution Date (adjusted for principal prepayments distributed on the immediately preceding Distribution Date) over (b) the aggregate Certificate Principal Balance of the Class A Certificates related to such Loan Group immediately before such Distribution Date.

Interest Carryforward Amount — With respect to any Distribution Date and each Class of Certificates, the sum of (i) the amount, if any, by which (a) the Accrued Certificate Interest for such Class as of the immediately preceding Distribution Date exceeded (b) the actual amount distributed on such Class in respect of interest on such immediately preceding Distribution Date and (ii) the amount of any prior Interest Carryforward Amount for such Class remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Certificate Interest Rate in effect in the related Accrual Periods.

Interest Determination Date — With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Distribution Date on which such Accrual Period commences.

Interest Funds — For any Distribution Date, (a) the sum of (i) all interest received by the Securities Administrator with respect to the related Due Period (whether collected or advanced) and available in the Distribution Account on that Distribution Date, (ii) all compensating interest paid with respect to any mortgage loans that prepaid during the related Prepayment Period and (iii) the portion of any purchase price or other amount paid with respect to the mortgage loans allocable to interest; less (b) any Annual Expenses payable to any party to the Pooling and Servicing Agreement on that Distribution Date.

Interest Rate Cap Agreement — The interest rate cap agreement between the Supplemental Interest Rate Trust Trustee and the Interest Rate Cap Counterparty for the benefit of the Offered Certificates.

IRS — The Internal Revenue Service.

LIBOR Business Day — A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Liquidation Proceeds — The amount (other than insurance proceeds, amounts received in respect of the rental of any REO property prior to REO disposition, or required to be released to a mortgagor or a senior lienholder in accordance) received by the Servicer or Subservicer in connection with (i) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation (other than amounts required to be released to the mortgagor or a senior lienholder), (ii) the liquidation of a defaulted mortgage loan through a sale by the Servicer or Subservicer, trustee’s sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a mortgage loan or an REO property

Master Servicer — Wells Fargo Bank, National Association, in its capacity as master servicer under the Agreements.

Monthly Advance — An advance of principal or interest required to be made by the Servicer (net of the Servicing Fee), or the Subservicer (net of the Subservicing Fee), pursuant to the Servicing Agreement.

Moody’s — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement dated as of the Cut-off Date between the Seller and the Depositor, whereby the mortgage loans are being sold to the Depositor by the Seller.

Net Maximum Mortgage Rate — For any Distribution Date with respect to each mortgage loan, the applicable fixed or lifetime maximum mortgage interest rate as specified or described in the related mortgage note, less the Servicing Fee.

Net Monthly Excess Cashflow — For any Distribution Date, the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Interest Funds for such Distribution Date over (y) the sum of the aggregate Accrued Certificate Interest and the Interest Carryforward Amount for the Certificates, without duplication of amounts deducted pursuant to the definition of “Interest Funds,” amounts payable to the Servicer or the Subservicer and the Master Servicer and (c) any portion of the Basic Principal Distribution Amount remaining after all distributions of principal on the Class A, Class M and Class B Certificates as described in “Description of the Offered Certificates—Priority of Principal Distributions” in this free writing prospectus.

Net Mortgage Rate — For any Distribution Date with respect to each mortgage loan, the applicable mortgage interest rate as specified or described in the related mortgage note, less the Servicing Fee.

Net WAC — In respect of any Distribution Date, the average of the Net Mortgage Rates for the mortgage loans, weighted on the basis of the principal balances of the mortgage loans as of the first day of the related Accrual Period.

Net WAC Cap — (a) with respect to the Class 1A1, Class 1A2, Class 1A3 and Class 1A4 Certificates, the Group 1 Net WAC Cap, (b) with respect to the Class 2A1 and Class 2A2 Certificates, the Group 2 Net WAC Cap and (c) with respect to the Subordinate Certificates, the Subordinate Net WAC Cap.

Offered Certificates — The Class A, Class M and Class B1 Certificates.

Overcollateralization Deficiency Amount — With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the Basic Principal Distribution Amount on such Distribution Date).

Overcollateralization Floor — With respect to any Distribution Date, 0.50% of the Aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Overcollateralization Release Amount — For any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the amount, if any, by which the Overcollateralized Amount (assuming, for purposes of this definition only, that 100% of the Principal Funds is distributed as principal on the Certificates on such Distribution Date) exceeds the Overcollateralization Target Amount on such Distribution Date.

Overcollateralization Target Amount — Prior to the Stepdown Date, 2.80% of the Aggregate Stated Principal Balance as of the Cut-off Date. On or after the Stepdown Date, 5.60% of the current Aggregate Stated Principal Balance, subject to a floor of 0.50% of the Aggregate Stated Principal Balance as of the Cut-off Date; provided, however, that if a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount will be the same as the Overcollateralization Target Amount on the preceding Distribution Date (i.e. no stepdown will occur).

Overcollateralized Amount — For any Distribution Date, the excess, if any, of the Aggregate Stated Principal Balance of the mortgage loans over the aggregate Certificate Principal Balance, after giving effect to the distribution of the Basic Principal Distribution Amount on such Distribution Date.

Pool Subordinate Amount — With respect to either Loan Group 1 or Loan Group 2 and any Distribution Date, the excess of the Stated Principal Balance for such group for the immediately preceding Distribution Date over the aggregate Certificate Principal Balances of the Class 1A Certificates (in the case of Group 1) or the Class 2A Certificates (in the case of Group 2), immediately prior to the related Distribution Date.

Pooling and Servicing Agreement — The pooling and servicing agreement, dated and effective as of July 1, 2006, among People’s Choice Home Loan Securities Corp., as depositor, Wells Fargo Bank, National Association, as master servicer and securities administrator, HSBC Bank USA, National Association, as trustee, EMC Mortgage Corporation, as servicer, and People’s Choice Home Loan, Inc., as subservicer and as seller.

Prepayment Assumption — A Prepayment Assumption of 100% assumes, (i) with respect to the adjustable-rate mortgage loans, 5.0% CPR in month 1, building to 30.0% by month 12, 30.0% CPR for months 12 through 22, 60.0% CPR for months 23 through 27, decreasing linearly to 35.0% in month 30 and remaining at 35.0% thereafter; and (ii) with respect to the fixed-rate mortgage loans, 4.6% CPR in month 1, building to 23.0% CPR by month 12, and, on and after month 13, 23.0% CPR.

Prepayment Interest Excess — With respect to any Distribution Date, for each mortgage loan that was the subject of a principal prepayment in full during the portion of the related Prepayment Period beginning on the first day of the calendar month in which such Distribution Date occurs and ending on the 15th day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Net Mortgage Rate on the amount of such prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the last date through which interest is collected from the related mortgagor. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Prepayment Interest Shortfall — With respect to any Distribution Date and any mortgage loan that was subject to (i) a principal prepayment in full during the portion of the related Prepayment Period for principal prepayments in full beginning on the 16th day of the calendar month before the calendar month in which such Distribution Date occurs and ending on the last day of such preceding calendar month or (ii) a principal prepayment in part during the related Prepayment Period for principal prepayments in part, an amount equal to the difference between (a) interest actually received in the related Prepayment Period as a result of such principal prepayment in full or principal prepayment in part on such mortgage loan and (b) the scheduled interest portion of the monthly payment of such mortgage loan, adjusted to the applicable Net Mortgage Rate. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Prepayment Period — With respect to any Distribution Date, (i) for principal prepayments in full (including as a result of a liquidation) the period beginning on the 16th day of the calendar month immediately preceding the month in which such Distribution Date occurs, or the Cut-off Date in the case of the first Prepayment Period, and ending on the 15th day of the calendar month in which such Distribution Date occurs, and (ii) for principal prepayments in part, the calendar month preceding the calendar month in which such Distribution Date occurs. References to principal prepayments include any unscheduled receipts of principal with respect to a mortgage loan (including as a result of a liquidation).

Principal Distribution Amount — For any Distribution Date, the Basic Principal Distribution Amount plus the Extra Principal Distribution Amount.

Principal Funds — For any Distribution Date and any Loan Group or the mortgage loans in the aggregate, as applicable, (a) the sum of (i) the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced; (ii) the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (iii) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans or termination of the trust by the Seller or holder of the Class R Certificates, Liquidation Proceeds and Insurance Proceeds, including any amounts recovered with respect to a mortgage loan subsequent to the liquidation or charge-off of such mortgage loan, in each case to the extent applied as recoveries of principal; net of (b) Annual Expenses payable on that Distribution Date (to the extent not reimbursed from Interest Funds).

Rating Agencies — Each of S&P, Moody’s and Fitch.

Realized Loss Amount — For any Distribution Date, the excess of the aggregate Certificate Principal Balance of the Certificates (after giving effect to distributions on such Distribution Date) over the Aggregate Stated Principal Balance of the mortgage loans (after giving effect to scheduled distributions of principal due prior to and during the related Due Period, to the extent received or advanced, unscheduled collections of principal received prior to and during the related Prepayment Period and any realized losses incurred on the mortgage loans prior to and during the related Prepayment Period).

Record Date — With respect to any Book-Entry Certificates and any Distribution Date, the close of business on the LIBOR Business Day immediately preceding such Distribution Date.

Reference Banks — Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (a) with an established place of business in London, (b) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (c) that have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Sponsor, the Depositor or the Seller.

Relief Act — The Servicemembers Civil Relief Act, as amended, or any similar state law.

Relief Act Shortfall — For any Distribution Date and any mortgage loan (other than a mortgage loan relating to an REO property), any shortfalls relating to the Relief Act or similar legislation or regulations remaining unpaid from the previous Distribution Date, plus accrued interest on such sum calculated at the related Certificate Rate for the most recently ended Accrual Period.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (a) 100% of the Stated Principal Balance of such mortgage loan plus accrued but unpaid interest on the Stated Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (b) any unreimbursed Monthly Advances and Servicing Advances payable to the Servicer of the mortgage loan and (c) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any anti-predatory lending laws.

Reserve Interest Rate — With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates that New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month United States dollar lending rate that New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Rolling Three-Month Delinquency Rate — With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or [one and two, in the case of the first and second] Distribution Dates, respectively) immediately preceding months.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

S&P — Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator — Wells Fargo Bank, National Association, in its capacity as securities administrator under the Pooling and Servicing Agreement.

Seller — People’s Choice Home Loan, Inc., in its capacity as seller under the Mortgage Loan Purchase Agreement.

Senior Enhancement Percentage — With respect to any Distribution Date, the fraction, expressed as a percentage, (a) the numerator of which is the sum of (i) the aggregate Class Principal Amount of the

Subordinate Certificates and (ii) the Overcollateralized Amount (which, for purposes of this definition only, will not be less than zero) and (b) the denominator of which is the Aggregate Stated Principal Balance for such Distribution Date.

Senior Principal Distribution Amount — For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the lesser of (i) the Basic Principal Distribution Amount and (ii) the amount by which the aggregate Certificate Principal Balance of the Class A Certificates exceeds the Senior Target Amount.

Senior Target Amount — For any Distribution Date, the lesser of (a) the product of (i) 57.30% and (ii) the Aggregate Stated Principal Balance of the mortgage loans and (b) the amount, if any, by which (i) the Aggregate Stated Principal Balance of the mortgage loans exceeds (ii) 0.50% of the Aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

Servicer — EMC Mortgage Corporation, and its successors and assigns, in its capacity as servicer under the related servicing agreement or any successor servicer appointed pursuant to the Servicing Agreement.

Servicing Fee — With respect to each mortgage loan and for any calendar month, an amount equal to one twelfth of the product of the Servicing Fee Rate multiplied by the Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month.

Servicing Fee Rate — On each mortgage loan, 0.50% per annum, comprised of the Servicer’s fee rate of 0.03% per annum plus the Subservicing Fee Rate.

Six-Month LIBOR — The average of the interbank offered rates for six-month United States dollar-denominated deposits in the London market as published by The Wall Street Journal and, in most cases, as most recently available forty-five days preceding such adjustment date.

Sponsor — People’s Choice Financial Corporation.

Stated Principal Balance — With respect to any mortgage loan or related REO property as of any Distribution Date, the principal balance thereof as of the Cut-off Date, reduced by the sum of (i) the principal portion of the scheduled principal payments due with respect to such mortgage loan during each Due Period ending prior to such Distribution Date (to the extent received or advanced), (ii) all principal prepayments with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation proceeds to the extent applied as recoveries of principal with respect to such mortgage loan, that were received by the Master Servicer, the Servicer or the Subservicer as of the close of business on the last day of the Prepayment Period related to such Distribution Date and (iii) any realized losses on such mortgage loan incurred during the related Prepayment Period. The stated principal balance of a liquidated mortgage loan equals zero.

Stepdown Date — The earlier to occur of (a) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and (b) the later to occur of (1) the Distribution Date in August 2009, and (2) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 42.70%.

Step-Up Date — The first Distribution Date following the first month in which the Aggregate Stated Principal Balance of the mortgage loans, and properties acquired in respect thereof, remaining in the trust has been reduced to less than or equal to 10% of the Aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date.

Structuring Assumptions — The structuring assumptions set forth in “Yields on the Offered Certificates–Weighted Average Lives” in this free writing prospectus.

Subordinate Certificates — The Class M Certificates and the Class B Certificates.

Subordinate Net Maximum Mortgage Rate — With respect to any Distribution Date, the weighted average of the Group 1 Net Maximum Mortgage Rate and the Group 2 Net Maximum Mortgage Rate, weighted, in each case, based on the applicable Group Subordinate Amount for such Distribution Date.

Subordinate Net WAC Cap — With respect to any Distribution Date, the weighted average of the Group 1 Net WAC Cap and the Group 2 Net WAC Cap, weighted in each case based on the applicable Group Subordinate Amount for such Distribution Date.

Subsequent Recoveries — Any Liquidation Proceeds (net of amounts owed to the Servicer, the Subservicer or the Master Servicer with respect to the related mortgage loan) received after the final liquidation of a mortgage loan.

Subservicer — People’s Choice Home Loan, Inc.

Subservicing Agreement — That certain subservicing agreement, dated as of July 1, 2006, between the Servicer and the Subservicer.

Subservicing Fee — With respect to each mortgage loan and for any calendar month, an amount equal to one twelfth of the product of the Subservicing Fee Rate multiplied by the Stated Principal Balance of the mortgage loans as of the Due Date in the preceding calendar month.

Subservicing Fee Rate — With respect to any mortgage loan, 0.47% per annum, payable to the Subservicer.

Substitute Mortgage Loan — A mortgage loan substituted by the Seller for a mortgage loan as to which a breach of one or more of the Seller’s representations and warranties made in the Mortgage Loan Purchase Agreement has occurred, which mortgage loan must, on the date of such substitution, (i) have a Stated Principal Balance, after deduction of the principal portion of the scheduled monthly payment due in the month of substitution, not in excess of the Stated Principal Balance of the deleted mortgage loan; (ii) be accruing interest at a rate no lower than that of (and not more than 1.00% per annum higher than that of), that of the deleted mortgage loan; (iii) have a loan-to-value ratio no higher than that of the deleted mortgage loan; (iv) have a remaining term to maturity no greater than one year more than that of (and no greater than one year less than that of) the deleted mortgage loan; and (v) comply with each representation and warranty made by the Seller in the Mortgage Loan Purchase Agreement.

Swap Agreement — The interest rate swap agreement between the Supplemental Interest Rate Trust Trustee and the Swap Provider for the benefit of the Offered Certificates.

Swap Provider — The Bank of New York.

Swap Provider Trigger Event — An event of default under the Swap Agreement with respect to which the Swap Provider is a defaulting party or a termination event under the Swap Agreement with respect to which the Swap Provider is the sole affected party.

Telerate Screen Page 3750 — The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Trigger Event — A Trigger Event will have occurred if the three-month rolling average of the 60+-day delinquency percentage for the three prior Due Periods equals or exceeds 37.47% of the Senior Enhancement Percentage or if the cumulative realized losses exceed the following percentages of the Cut-off Date Aggregate Stated Principal Balance on the respective Distribution Date:

Distribution Date	Percentage
25 – 36	1.60% for the first month, plus an additional 1/12th of 1.95% for each month thereafter

37 – 48	3.55% for the first month, plus an additional 1/12th of 1.70% for each month thereafter

49 – 60	5.25% for the first month, plus an additional 1/12th of 1.50% for each month thereafter

61 – 72	6.75% for the first month, plus an additional 1/12th of 0.75% for each month thereafter

73+	7.50%

Trustee — HSBC Bank USA, National Association.

Underwriters — Lehman Brothers Inc., Bear Stearns & Co. Inc, Credit Suisse Securities (USA) LLC and UBS Securities LLC.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered People’s Financial Realty Mortgage Securities Trust, Series 2006-1, Mortgage-Backed Certificates, Series 2006-1, Class A, Class M and Class B1 (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the free writing prospectus and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar-day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of mortgage-backed pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of mortgage-backed pass-through certificates in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC seller And Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers between Clearstream or Euroclear seller and DTC purchaser. Because of time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one (1) business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with effectively connected income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or reduced rate for Non-U.S. Persons resident in treaty countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Ownership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

People’s Financial Realty Mortgage Securities Trust, Series 2006-1

Issuing Entity

People’s Choice Home Loan Securities Corp.

Depositor

People’s Choice Financial Corporation

Sponsor

$984,107,000

Mortgage-Backed Pass-Through Certificates

Series 2006-1

FREE WRITING PROSPECTUS

Lehman Brothers Inc.

Bear, Stearns & Co. Inc.	Credit Suisse	UBS Investment Bank

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

Dealers will be required to deliver a free writing prospectus and prospectus when acting as underwriters of the Certificates offered by this free writing prospectus and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Offered Certificates, whether or not participating in this offering, may be required to deliver a free writing prospectus and prospectus until 90 days after the date hereof.